                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Section 240.14a-12

                      DIGITAL RECORDERS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                January __, 2001

Dear Shareholder:

    I cordially invite you to attend a special meeting (the "Special Meeting") of the shareholders of Digital Recorders, Inc. (the "Company" or "Digital") to be held at the Radisson-Governor's Inn, I-40 at Davis Drive, Research Triangle Park, Durham, NC 27709, on Thursday, February 22, 2001, at 11:00 a.m., local time. At the Special Meeting, you will be asked to vote on (i) a proposal to approve the issuance of 430,000 shares of restricted common stock, par value $.10 per share, (the "Restricted Shares") of the Company pursuant to the Stock Purchase Agreement, among the Company, DRI-Europa AB ("DRI-Europa"), the Company's wholly-owned subsidiary, and Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin, and Bertil Lindqvist (collectively the "Sellers"), to acquire all of the outstanding stock of Mobitec Holding AB ("Mobitec"), a Swedish company (the "Acquisition"); (ii) to approve the issuance of 100,000 shares of the Company's common stock underlying warrants granted to the Bengt Bodin as part of the consideration for the Stock Purchase Agreement; and,
(iii) to approve the authorization and issuance of Convertible Debentures in the aggregate amount of $3,000,000 and issuance of up to 1,500,000 shares of the Company's common stock underlying Convertible Debentures that will be issued to certain investment funds, if the Debentures are converted, in connection with their investment of up to $3,000,000 in the Company, which funds will be used in part to fund part of the Stock Purchase Agreement.

    Under the Stock Purchase Agreement, the Company and/or DRI-Europa, will acquire all of the outstanding shares of Mobitec (the "Acquisition"), a company which makes and supplies information systems for public transport vehicles for the global market. The consideration to be given to the Sellers under the Stock Purchase Agreement will consist of cash of $4,250,000, seller financed debt of approximately $2,000,000, the issuance and transfer of the Restricted Shares to certain of the Sellers, and warrants to purchase up to 100,000 shares of Digital's Common Stock at an exercise price of $4.00 per share. Further, in order to receive an investment of up to $3,000,000 in Digital to be used in part to pay the purchase price, the Company will issue $3 million of Convertible Debentures which are payable over seven years and are convertible to up to 1,500,000 shares of the Company's common stock. The number of shares convertible from the Debentures could under certain circumstances, but is not expected to, exceed 1,500,000 shares.

    The Stock Purchase Agreement is subject to an Option Agreement dated December 7, 2000 (the "Option Agreement"), between the Company, DRI-Europa and Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist (collectively, the "Offerors"). Pursuant to the Option Agreement, the Offerors granted to Digital and DRI-Europa an irrevocable right of option to purchase from the Offerors their shares of Mobitec Holding AB under two alternative exercises of the option: Option A, in which only DRI-Europa may exercise the option to purchase the Offerors' shares; or Option B, in which both Digital and DRI-Europa may exercise the option to purchase the Offerors' shares. If either option is exercised, the purchase of the Offerors' shares will be made pursuant to the Stock Purchase Agreement, described below. The Stock Purchase Agreement as currently drafted conforms to Option A. If Option B is exercised, the Stock Purchase Agreement will require certain modifications to reflect that both Digital and DRI-Europa would be deemed the Purchasers. Either Option must be exercised during the period from January 31, 2001 through and including February 28, 2001, which period may be extended for a maximum of 15 days.

    The closing of the Acquisition is subject to certain conditions, including approval by the Company's shareholders of the issuance of the Restricted Shares as described above (the "Restricted Shares Issuance"), the issuance of the shares underlying the Bodin Warrants (the "Warrant Shares Issuance"), the authorization and issuance of the Convertible Debentures and common shares underlying the debentures (the "Convertible Debenture Authorization" and the "Debenture Shares Issuance"), consummation of certain bank financing and final approval by the Company's Board of Directors. I urge you to read carefully the detailed information that follows this letter regarding the Stock Purchase Agreement, the Restricted Shares Issuance, and the related transactions.

    Digital's Board of Directors has carefully reviewed and considered the terms of the Stock Purchase Agreement and has determined that the Stock Purchase Agreement and the transactions contemplated thereby, including the Acquisition, the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and the Debenture Shares Issuance (collectively, the "Transactions"), are in the best interests of the Company and its shareholders. Accordingly, the Board has unanimously approved the Transactions and recommends that you vote in favor of the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and the Debenture Shares Issuance at the Special Meeting.

    Shareholder approval of the Acquisition and entering into the Option Agreement, Stock Purchase Agreement and related documents is not required. Therefore, you will not be voting at the Special Meeting regarding these matters. You will be asked at the Special Meeting to vote only on the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and the Debenture Shares Issuance.

    Your participation in the Special Meeting, in person or by proxy, is especially important, because the item to be voted upon is very important to the Company. Whether or not you plan to attend the Special Meeting in person, on behalf of Digital and your fellow shareholders, I urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed prepaid envelope to ensure that your shares will be represented at the Special Meeting.

    On behalf of the Company's Board, I thank you for your support and urge you to vote FOR approval of the Restricted Shares Issuance, the Warrant Shares Issuance and the Convertible Debenture Authorization and the Debenture Shares Issuance.

                                          Very truly yours,
                                          /s/ DAVID L. TURNEY
                                          ____________________
                                          David L. Turney,
                                          CHAIRMAN OF THE BOARD

                            DIGITAL RECORDERS, INC.
  4018 Patriot Drive, One Park Center, Suite 100, Durham, North Carolina 27703

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

    A Special Meeting of Shareholders of Digital Recorders, Inc. will be held on February 22, 2001 at 11:00 a.m. at the Radisson-Governor's Inn, I-40 at Davis Drive, Research Triangle Park, Durham, NC 27709, for the following purposes:

    1. to approve the issuance of 430,000 shares of Digital Recorders, Inc.'s restricted common stock, par value of $.10 per share (the "Restricted Shares Issuance"), to be transferred to certain of the Sellers as part of the purchase price of the Stock Purchase Agreement (described in the attached Proxy Statement), pursuant to which Agreement DRI Europa AB, a wholly-owned subsidiary of Digital Recorders, Inc., and/or Digital Recorders, Inc. will acquire 100% of the outstanding stock of Mobitec Holding AB (the "Acquisition").

    2. to approve the issuance of 100,000 shares of the Company's common stock underlying warrants granted to Bengt Bodin pursuant to the Bodin Warrant Agreement (the "Warrant Shares Issuance") as part of the consideration for the Stock Purchase Agreement.

    3. to approve the authorization and issuance of Convertible Debentures in the aggregate amount of $3,000,000 and issuance of up to 1,500,000 shares of the Company's common stock underlying Convertible Debentures that will be issued to certain investment funds, if the Debentures are converted, in connection with their investment of up to $3,000,000 in the Company, which funds will be used in part to fund part of the Stock Purchase Agreement.

    4. to transact any other business that may properly come before the meeting.

    THE BOARD OF DIGITAL RECORDERS, INC. HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL AT THE SPECIAL MEETING.

    The Board of Directors has fixed the close of business on January 2, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this special meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting at Digital Recorders, Inc.'s corporate offices, 4018 Patriot Drive, One Park Center, Suite 100, Durham, North Carolina 27703, during normal business hours.

    A Proxy Statement which describes the formal business to be conducted at the special meeting is attached to this Notice.

    After reading the Proxy Statement, please promptly mark, sign, and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the special meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important. You may revoke your proxy in the manner described in the Proxy Statement at any time before the vote at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of each of the Proposals for which no vote is cast.

    The Board of Directors and Management look forward to seeing you at the meeting.

                                          By Order of The Board of Directors,

                                          David L. Turney, Chairman of the Board

January ______, 2001

                                   IMPORTANT

    SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND THE MEETING, PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON AT THE MEETING.

                            DIGITAL RECORDERS, INC.
                         4018 PATRIOT DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27703

                                PROXY STATEMENT

                        RELATING TO THE SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD FEBRUARY 22, 2001

TABLE OF CONTENTS

General Information.........................................      1

No Appraisal or Preemptive Rights...........................      2

Interest of Certain Persons in Proposed Acquisition.........      2

Security Ownership of Certain Beneficial Owners and
  Management................................................      2

PROPOSAL I--TO APPROVE THE ISSUANCE OF THE RESTRICTED SHARES
  (THE "RESTRICTED SHARES ISSUANCE") IN CONNECTION WITH
  DIGITAL'S PURCHASE OF ALL OUTSTANDING SHARES OF MOBITEC
  HOLDING AB (THE "ACQUISITION")............................      4

  Introduction and Summary of Acquisition Transactions......      4
  The Company...............................................      7
  Mobitec Holding AB........................................      7
  DRI-Europa................................................      7
  Background and Reasons for the Acquisition................      8
  Fairness Opinion..........................................     10
  Summary of Stock Purchase Agreement.......................     12
    Purchase Price..........................................     12
    Conditions Precedent to the Purchaser's Obligations.....     12
    Closing Conditions......................................     12
    Representations and Warranties of the Sellers...........     13
    Representations and Warranties of the Bodin Sellers.....     13
    Covenants...............................................     14
    Registration of the Restricted Shares...................     15
    Indemnification.........................................     15
    Representations and Warranties of the Purchaser.........     15
    Closing Date............................................     15
    General Provisions......................................     15
  Summary of Consulting Agreement...........................     16
  Summary of Trademark License Agreement....................     16
  Certain Risks and Factors to Consider in Determining How
    to Vote.................................................     16
  Board of Directors' Recommendation........................     16

PROPOSAL II--THE WARRANT SHARES ISSUANCE....................     17

  Summary of the Bodin Warrant Agreement....................     17
  Summary of the Registration Rights Agreement..............     18
  Board of Directors' Recommendation........................     18

PROPOSAL III--THE CONVERTIBLE DEBENTURE AUTHORIZATION AND
  THE DEBENTURE SHARES ISSUANCE.............................     19

  Summary of the Renaissance Convertible Debenture
    Preliminary Outline of Terms............................     19
  Board of Directors' Recommendation........................     20

Certain Risks and Factors to Consider in Determining How to
  Vote......................................................     21
  Dilution of Existing Shareholders.........................     21
  Consequences if Share Issuances are not Approved..........     21
  Competition...............................................     21
  Technology Advancements by Competitors....................     21
  Risks Regarding Financing of Cash Component of Purchase
    Price...................................................     21
  Market Recession..........................................     22
  Ability to Retain Key Mobitec Management Personnel........     22
  Liquidity of Mobitec in the Event of Business Failure.....     22

Accounting Treatment........................................     22

Tax Treatment...............................................     22

Description of Securities to Be Issued Pursuant to the
  Acquisition...............................................     22

Compliance with Section 16(a) of the Exchange Act...........     23

Financial Information.......................................     23

Pro Forma Consolidated Financial Statements of Digital and
  Mobitec...................................................     24

Information About Digital...................................     24
  Description of Business...................................     24
    General.................................................     24
    Industry Overviews......................................     25
    Products and Product Design.............................     26
      Transportation Products Segment.......................     26
      Digital's "Talking Bus-TM-" Product Line..............     26
      Transit-Media GmbH and TwinVision of North America,
       Inc. Product Line....................................     26
    Law Enforcement and Surveillance Segment................     27
      Digital Audio Corporation Product Line................     27
    Marketing and Sales.....................................     27
    Research and Development................................     27
    Acquisitions and Reorganization.........................     28
    Competition.............................................     28
    Manufacturing...........................................     29
    Proprietary Rights......................................     29
    Employees...............................................     29
  Description of Property...................................     29
  Legal Proceedings.........................................     30
  Market for Common Equity and Related Stockholder
    Matters.................................................     31
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................     31
    General.................................................     31
    Results of Operations...................................     32
    Comparison of Years Ended December 31, 1999 and 1998....     32
    Comparison of Nine Months Ended September 30, 2000 and
     1999...................................................     33
    Liquidity and Capital Resources.........................     34

Information About Mobitec...................................     36
  Description of Business...................................     36
  Market for Common Equity and Related Stockholder
    Matters.................................................     36
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................     36

Certain Relationships and Related Transactions..............     40

Shareholder Proposals.......................................     40

Other Matters...............................................     40

Documents Incorporated by Reference.........................     40

APPENDICES

    Appendix A--Proxy Card
    Appendix I--Stock Purchase Agreement
    Appendix II--Option Agreement
    Appendix III--Bodin Warrant Agreement
    Appendix IV--Registration Rights Agreement
    Appendix V--Trademark License Agreement
    Appendix VI--form of Promissory Note
    Appendix VII--Preliminary Outline of Terms, dated
     November 28, 2000
    Appendix VIII--Consulting Agreement
    Appendix IX--form of Fairness Opinion
    Appendix X--Auditors Letter of Opinion for Mobitec AB of
     Ernst & Young AB dated January 5, 2001
    Appendix XI--Mobitec Consolidated Balance Sheets
     December 31, 1999 and 1998 and Mobitec Consolidated
     Statements of Operations, Years Ended December 31, 1999
     and 1998
    Appendix XII--Mobitec Consolidated Balance Sheets
     September 30, 2000 and 1999 and Mobitec Consolidated
     Statements of Operations, Nine Months Ended
     September 30, 2000 and 1999.
    Appendix XIII--Pro Forma Combined Condensed Statement of
     Operations--Year Ended December 31, 1999.
    Appendix XIV--Pro Forma Combined Condensed Statement of
     Operations--Nine Months Ended September 30, 2000.
    Appendix XV--Pro Forma Combined Condensed Balance
     Sheet--September 30, 2000.

GENERAL INFORMATION

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DIGITAL RECORDERS, INC. (the "Company" or "Digital") for use at the Special Meeting of Shareholders (the "Special Meeting"). The Special Meeting will be held at the Radisson-Governor's Inn, I-40 at Davis Drive, Research Triangle Park, Durham, NC 27709, on Thursday, February 22, 2001, at 11:00 a..m., for the purposes set forth in the foregoing Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about
January   , 2001.

    The record date with respect to this solicitation is January 2, 2001 (the "Record Date"). All holders of record of Common Stock of the Company as of the close of business on the Record Date are entitled to vote at the Special Meeting. As of that date, the Company had 3,274,075 shares of Common Stock outstanding, which shares constitute the only class of outstanding shares of the Company entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote.

    A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. If a quorum exists, a proposal is approved if the votes cast in person or by proxy favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted in the calculation of the vote. A proxy may be revoked by the shareholder at any time prior to its being voted by giving notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the Special Meeting. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions of the shareholder contained therein. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

    The cost of this solicitation will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses will include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

    As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election that are employees appointed to tabulate the votes. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

    If you have additional questions about the Transactions you should contact:

    DIGITAL RECORDERS, INC.
    4018 Patriot Drive
    One Park Center, Suite 100
    Durham, North Carolina 27703
    Attn: Lawrence A. Taylor

    If you would like additional copies of this Proxy Statement, or if you have questions with respect to voting your shares, you should contact the Company's transfer agent:

    Continental Stock Transfer & Trust Company
    2 Broadway
    New York, NY 10004

NO APPRAISAL OR PREEMPTIVE RIGHTS

    Holders of the Company's Common Stock are not entitled under North Carolina law to seek appraisal of their shares in connection with the Transactions. In addition, holders of Digital Common Stock are not entitled to preemptive rights with respect to the Restricted Shares Issuances, the Warrant Shares Issuance or the Debenture Shares Issuance.

INTEREST OF CERTAIN PERSONS IN PROPOSED ACQUISITION

    John D. Higgins, a director of the Company, is a member of the Corporate Finance Group of Investech-Ernst & Co., an international investment and merchant banking firm that is providing a fairness opinion with respect to certain aspects of the proposed Acquisition and related Transactions. See "Fairness Opinion." Investech-Ernst & Co. will receive a fee of $45,000, plus reasonable actual expenses, for furnishing the fairness opinion.

    In addition, Investech-Ernst & Co. will receive a fee upon successful completion of the Renaissance Capital Group, Inc. Convertible Debenture financing. See Proposal III. The fee payable to Investech-Ernst & Co. will be $17,500, assuming the full $3 million of convertible debenture financing is provided by Renaissance Capital Group, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of Digital's Common Stock as of January 2, 2001 by (i) each person known by Digital to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Securities Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

                                                              SHAREHOLDINGS ON JANUARY 2, 2000(1)
                                                              ------------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES    PERCENT OF CLASS
----------------                                              -----------------   ----------------
David L. Turney(2)..........................................        385,950             11.0
Lawrence A. Taylor(3).......................................         81,667              2.5
Lawrence A. Hagemann(4).....................................         72,147              2.2
Robert W. Huber(5)..........................................         23,666              0.7
Tanya Johnson(6)............................................         39,523              1.2
Craig Scates(5).............................................         20,000              0.6
Floyd J. Diaz(5)............................................         11,667              0.4
Gerald W. Sheehan(5)........................................         22,667              0.7
John D. Higgins(7)..........................................        136,277              4.1
J. Phillips L. Johnston(8)..................................        104,448              3.1
C. James Meese, Jr.(9)......................................         29,254              0.9
John K. Pirotte(10).........................................         68,362              2.1
John M. Reeves, II(11)......................................         18,667              0.6
Joseph Tang(5)..............................................         16,667              0.5
Juliann Tenney(12)..........................................         37,315              1.1
Lite Vision Corporation.....................................        400,000             12.2
  736 Chung-Cheng Road, 18th Floor
  Chung Ho City, Taipei Hsien, Taiwan, R.O.C.
All current directors and officers as a group (15
  persons)(12)..............................................      1,468,277             35.9

------------------------

 (1) Beneficial ownership includes both outstanding Common Stock and shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days after the date hereof. Unless otherwise noted, sole voting and dispositive power is possessed with respect to all Common Stock shown. All percentages are calculated based on the number of outstanding shares plus shares which a person or group has the right to acquire within 60 days. The address for all persons listed is 4018 Patriot Drive, One Park Center, Suite 100, Durham, North Carolina 27709.

 (2) Includes 250,000 shares subject to currently exercisable options.

 (3) Includes 51,667 shares subject to currently exercisable options.

 (4) Includes 62,147 shares subject to currently exercisable options.

 (5) Consists solely of shares subject to currently exercisable options.

 (6) Includes 38,523 shares subject to currently exercisable options.

 (7) Includes 16,667 shares subject to currently exercisable options.

 (8) Includes 76,666 shares subject to currently exercisable options.

 (9) Includes 28,654 shares subject to currently exercisable options.

(10) Includes 18,667 shares subject to currently exercisable options.

(11) Includes 18,667 shares subject to currently exercisable options.

(12) Includes 19,333 shares subject to currently exercisable options.

(13) Includes 712,987 shares subject to currently exercisable options.

                                  PROPOSAL I.
    TO APPROVE THE ISSUANCE OF THE RESTRICTED SHARES (THE "RESTRICTED SHARES ISSUANCE") IN CONNECTION WITH DIGITAL'S PURCHASE OF ALL OUTSTANDING SHARES OF
                    MOBITEC HOLDING AB (THE "ACQUISITION").

    THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING DIGITAL'S ACQUISITION, THROUGH ITSELF AND/OR ITS WHOLLY-OWNED SUBSIDIARY, OF ALL THE OUTSTANDING STOCK OF MOBITEC HOLDING AB ("MOBITEC") (THE "ACQUISITION") AND THE RESTRICTED SHARES ISSUANCE (COLLECTIVELY, THE "TRANSACTIONS") ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT, ATTACHED AS APPENDIX I; THE OPTION AGREEMENT, ATTACHED AS
APPENDIX II; THE BODIN WARRANT AGREEMENT, ATTACHED AS APPENDIX III; THE REGISTRATION RIGHTS AGREEMENT, ATTACHED AS APPENDIX IV; THE TRADEMARK LICENSE AGREEMENT, BETWEEN MOBITEC AB AND MOBITEC KLIMAT AB, ATTACHED AS APPENDIX V; THE FORM OF PROMISSORY NOTE, ATTACHED AS APPENDIX VI; THE PRELIMINARY OUTLINE OF TERMS BETWEEN DIGITAL AND RENAISSANCE CAPITAL GROUP, INC., DATED NOVEMBER 28, 2000, ATTACHED AS APPENDIX VII; AND THE CONSULTING AGREEMENT, ATTACHED AS APPENDIX; EACH OF WHICH IS INCORPORATED BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE APPENDICES TO THIS PROXY STATEMENT IN THEIR ENTIRETY.

    This proxy statement contains certain forward-looking statements. When used in this proxy statement, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the markets in which the Company participates and the general economy; competitive factors, such as the entry of new competitors into any of the markets in which the Company participates; price pressures and increased competition in those markets; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; that the Company's working capital and existing credit arrangement will be adequate to fund its operations; and the risks and uncertainties listed from time to time in the Company's Securities and Exchange Commission reports and filings. Such statements are based on management's current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategy, operating results and financial position could differ materially from those expressed in, or implied by, such forward-looking statements.

INTRODUCTION AND SUMMARY OF ACQUISITION TRANSACTIONS

    On December 7, 2000, Digital and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), entered into an Option Agreement (the "Option Agreement") with Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist (collectively, the "Offerors"). Pursuant to the Option Agreement, the Offerors granted to Digital and DRI-Europa an irrevocable right of option to purchase from the Offerors their shares of Mobitec Holding AB for the period from January 31, 2001 through February 28, 2001, subject to a maximum extension of 15 days, based upon the occurrence of certain events. The Company has requested that the maximum extension period apply. The Option Agreement provides for two alternative exercises of the option right of Digital and DRI-Europa: Option A, in which only DRI-Europa may exercise the option to purchase the Offerors' shares; or Option B, in which both Digital and DRI-Europa may exercise the option to purchase the Offerors' shares. If either option is exercised, the purchase of the Offerors' shares will be made pursuant to the Stock Purchase Agreement, described below. The Stock Purchase Agreement as currently drafted conforms to Option A. If Option B is exercised, the Stock Purchase Agreement will require certain modifications to reflect that both Digital and DRI-Europa would be deemed the Purchasers.

    The Stock Purchase Agreement (the "Stock Purchase Agreement"), which will be executed by the parties after one of the options is exercised pursuant to the Option Agreement, is between Digital and DRI Europa, and Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin (collectively, the "Bodin Sellers") and Bertil Lindqvist ("Lindqvist") (collectively, the Bodin Sellers and Lindqvist are referred to as "the Sellers"). Under the terms of the Stock Purchase Agreement, which is attached to this Proxy Statement as Appendix I, subject to certain conditions, DRI Europa and/or Digital has agreed to purchase 100,000 shares of Mobitec Holding AB, a Swedish corporation ("Mobitec"), constituting all of the outstanding stock of Mobitec, from the Sellers for a purchase price consisting of:

    - 5,700,000 Swedish Krona (SEK) (at an assumed exchange rate of .092982 such that SEK 5,700,000 is equal to US $530,000) to be paid to Lindqvist for his shares of Mobitec;

    - Subject to adjustment following the Closing Date, based upon a comparison of Mobitec's net equity at the time of the Closing as set forth in the Closing Financial Statement and as of March 31, 2000:

       - US $3,680,000 to be paid to the Bodin Sellers;

       - Promissory Notes totaling up to US $2 million to be issued to each Bodin Seller on the Closing Date;

    - 430,000 Restricted Shares of Digital (valued at $3 per share) to be transferred to the Bodin Sellers on the Closing Date; and,

    - Warrants to purchase in the aggregate 100,000 shares of Digital's common stock at an exercise price of US $4.00 per share for a period of five years issued to the Bengt Bodin pursuant to the Bodin Warrant Agreement.

    The Restricted Shares will be transferred to the Bodin Sellers on the Closing Date, subject to all of the terms and conditions of the Registration Rights Agreement, attached as Appendix IV. See Summary of Registration Rights Agreement, in Proposal II, below. Two hundred thousand shares of the 430,000 Restricted Shares to be transferred to the Bodin Sellers at Closing are to be registered by the Company within one year of the Closing of the Stock Purchase Agreement. The remaining 230,000 Restricted Shares are to be registered by the Company within two years of the Closing.

    The cash portion of the purchase price is being provided by two separate sources: (1) the authorization and issuance of up to $3 million in Convertible Debentures (the "Convertible Debentures") by the Company to certain investment funds associated with Renaissance Capital Group, Inc. of Dallas, Texas (the "Convertible Debentures Issuance"); and, (2) a loan to DRI-Europa from Svenska Handelsbanken AB of Goteborg, Sweden in the amount of SEK 22,000,000 (the "Acquisition Loan").

    The Convertible Debentures are convertible into the Company's common stock (the "Debenture Shares") at an Initial Conversion Price equal to the volume-weighted average closing price for Digital's common stock for the five day period prior to the closing of the Convertible Debenture Agreement and related documents but in no event below $2.00 per share or greater than $3.00 per share. Accordingly, the Convertible Debentures are initially convertible into at least 1,000,000 shares of the Company's common stock and no more than 1,500,000 shares of the Company's common stock (the "Debenture Shares Issuance"). However, the conversion price is subject to an Automatic Adjustment if (i) the Company does not attain certain financial performance goals, to be agreed upon, and (ii) the market price of the Company's common stock is below the conversion price at the time of publication of the Company's financial results for the period. If applicable, at the adjustment date, the conversion price will be reduced to equal the volume-weighted average closing price for the Company's common stock over a ten day trading period following the Company's public release of that year's financial results. Therefore, as a result of the Automatic Adjustment, the shares of the Company convertible from the

Convertible Debentures could, but are not expected to, exceed 1,500,000. See, Proposal III regarding the Convertible Debenture Authorization, the Convertible Debenture Issuance and the Debenture Shares Issuance.

    The Bodin Warrant Agreement, which is attached hereto as Appendix III, provides for a grant by Digital to Bengt Bodin of warrants to purchase 100,000 shares of Digital's common stock for a period of five years at an exercise price of $4.00 per share. The Warrants can be exercised in cash or by the non-cash conversion provision. Bodin can offset and reduce any part or all of the exercise price by the sum of the unpaid principal balance on the Promissory Note, plus accrued and unpaid interest. Pursuant to the Registration Rights Agreement, the common shares underlying the warrants will be registered by Digital within one year from the date of Closing of the Stock Purchase Agreement. See Summary of Bodin Warrant Agreement, below in Proposal II. See Proposal II regarding the Warrant Shares Issuance.

    See "Description of Securities Issued Pursuant to the Acquisition."

    The 430,000 Restricted Shares of the Company's common stock constitutes approximately 13% of the Company's common stock outstanding on January 2, 2001. The 100,000 shares of common stock underlying the Bodin Warrants represent approximately 3% of the Company's common stock on January 2, 2001 and would constitute approximately 3% of the common stock after exercise. The up to 1,500,000 shares of common stock underlying the Convertible Debentures represent approximately 46% of the Company's common stock on January 2, 2001 and would constitute approximately 31% of the common stock after conversion. After Closing of the Stock Purchase Agreement and related Transactions, the Restricted Shares, the shares underlying the Bodin Warrants and the shares underlying the Convertible Debentures would together constitute approximately 62% of the Company's common stock outstanding on January 2, 2001 and would constitute approximately 38% of Digital's common stock after exercise and conversion.

    The Board of Directors has unanimously approved the execution and delivery of the Stock Purchase Agreement, the Acquisition and the related Transactions, including the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debentures Authorization and Debenture Shares Issuance and the Acquisition Loan. Because the Stock Purchase Agreement and related Transactions may collectively involve the issuance of common stock in excess of 20% of the currently outstanding shares of the Company's common stock, the National Association of Securities Dealers, Inc. (the "NASD") requires that Digital obtain the approval of the transaction by the holders of a majority of the votes present and voting at the Special Meeting. Pursuant to this Proxy Statement, the Board of Directors is submitting the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and the Debentures Shares Issuance to the Shareholders for approval. Shareholder approval is not required, and will not be requested, for the Option Agreement, the Stock Purchase Agreement, the Acquisition, the Acquisition Loan and the related Transactions other than the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and the Debentures Shares Issuance. Unless the required majority of the votes for approval of the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and Debentures Shares Issuance is obtained, the Restricted Shares Issuance, the Warrant Shares Issuance, the Convertible Debenture Authorization and Debentures Shares Issuance, and accordingly, the Stock Purchase Agreement, the Acquisition and the related Transactions, will not be completed. As of the date of this Proxy Statement, the Board of Directors anticipates completing the Stock Purchase as soon a practicable after the Special Meeting, assuming satisfaction or waiver of all conditions to closing. See "Summary of Stock Purchase Agreement--Closing Conditions."

    The Promissory Notes (the "Notes") to be issued to the Bodin Sellers at Closing total approximately US $2 Million and will be issued to each Bodin Seller on the Closing Date. The amounts of the Notes are subject to adjustment by any discrepancy between the amount of net equity of

Mobitec exceeding SEK 100,000 reflected on the Closing Financial Statement of Mobitec and the net equity of Mobitec reflected in its interim financial statement at March 31, 2000. The Notes are due 36 months from the Closing Date and bear interest at the rate of 9% per annum payable on a quarterly basis. A form of the Promissory Notes is attached to this Proxy Statement as Appendix VI.

THE COMPANY

Digital Recorders, Inc.
4018 Patriot Drive
One Park Center, Suite 100
Durham, North Carolina 27703
(919) 361-2155

    DRI designs, manufactures or contracts for the manufacture of, sells, and services products to the transit and transportation market and the law enforcement market. The Company creates and produces products and systems to improve the flow and mobility of people through the transportation infrastructure. DRI markets its products to customers located in North America, Europe and Asia.

MOBITEC HOLDING AB

Bilgatan 7
442 40 Kungalv
Gotteburg, Sweden
Telephone: 46 513 22900

    Mobitec makes and supplies information systems for public transport vehicles for the global market. Mobitec Information systems include signs for displaying route numbers, destination and next stop in public transport vehicles, primarily buses.

DRI-EUROPA

    DRI Europa is a recently formed Swedish corporation and wholly-owned subsidiary of Digital which will act as a holding company for the Acquisition of the Mobitec shares pursuant to the Stock Purchase Agreement if Option A of the Option Agreement is exercised. If Option B of the Option Agreement is exercised, DRI-Europa and Digital will purchase the Mobitec shares. DRI Europa will also act as the holding company for Transit-Media Gmbh ("Transit-Media"), another wholly-owned subsidiary of Digital based in Germany.

    After the Acquisition is completed, the Company anticipates that Mobitec and Transit-Media will operate as separate entities, reporting to their common parent corporation, DRI-Europa, and indirectly reporting to Digital's principal office.

    In order to induce certain Key Employees of Mobitec to remain with the company after the Acquisition, Digital has required, as part of the Stock Purchase Agreement, that such Key Employees' employment contracts remain in full force and effect. As further inducement for certain Key Employees to remain with Mobitec, Digital may, within its sole discretion, grant certain warrants to some or all Mobitec Employees after the Acquisition is completed.

    Prior to the Closing Date, Mobitec has pledged that all existing options held by Mobitec personnel, granted pursuant to Mobitec's Stock Option Program, to purchase shares of Mobitec stock will have been extinguished or retired so that there will be no outstanding options to purchase Mobitec's stock.

    As a condition to the Stock Purchase Agreement, at or before the Closing Date, Digital will enter into a Consulting Agreement with Bengt Bodin for a period of three years. Further, Digital has agreed to continue the administration of Bengt Bodin's pension arrangement. The Sellers have represented in the Stock Purchase Agreement that Bengt Bodin's pension arrangement will not have any negative impact on the financial position of Mobitec or any subsidiary.

BACKGROUND AND REASONS FOR THE ACQUISITION

    Digital, as stated in its Strategic Business Plans, as reviewed and approved by the Company's Board of Directors, seeks to increase growth through acquisition of profitable businesses operating in its core markets. The Company is looking for acquisition candidates that will diversify its business in geographic coverage, served markets and/or technological capability. Acquisition candidates must possess strong operating management, capable of managing not only the acquired business within the Company's management structure, but also of strengthening the overall DRI operating structure.

    Mobitec is a well-managed, profitable company that meets Digital's profile for acquisition candidates. Mobitec was founded in 1987 by Bengt Bodin and employs approximately 45 people. It has a principal operating office in Herrljunga, Sweden, located about a one-hour drive East-Northeast of Goteborg, Sweden. Access from Central Europe is typically by land/sea from Denmark or via air through either the Goteborg or Stockholm International Airports. Mobitec is thus situated in a strategically important segment of this overall general niche market and is further positioned to serve the former Eastern Block markets. Mobitec has one wholly-owned subsidiary, Mobitec AB, which in turn owns 100% of Mobitec Gmbh and Mobitec Australia Pty Ltd. In addition, Mobitec AB owns 50% of a company operating in Brazil known as Mobitec Ltda. Two other subsidiaries of Mobitec, Hexair AB and Mobitec Klimat AB, are not part of the Stock Purchase Agreement and are to be sold to Bengt Bodin prior to the Closing Date.

    Discussions with Mobitec started at the American Public Transportation Association ("APTA") Annual Meeting and Exposition in Orlando in October 1999 where Bengt Bodin, majority shareholder of Mobitec, talked with David L. Turney, CEO of Digital, after having heard, through industry circles, Digital was planning to initiate growth through acquisition. Turney made clear Digital's long-term plans and in response Bodin delivered initial brief financial information. This contact had roots in many years of previous contact in the industry between Bodin and Turney.

    Mobitec generated net sales of approximately US $12.5 million and a net income of US $666,772 for its fiscal year ending December 31, 2000. The net sales and net income for the nine months ended September 30, 2000 was $8,255,000 and $320,000 respectively. See Appendix XII. The consolidated audited balance sheet and income statement of Mobitec for the fiscal years ended December 31, 1998 and 1999, as well as the unaudited consolidated balance sheet and income statements at September 30, 1999 and 2000, are attached as Appendices XI and XII to this Proxy Statement.

    Mobitec is a leader in the Nordic Market (consisting of Iceland, Greenland, Sweden, Norway, Denmark and Finland) for Electronic Destination Sign Systems. Mobitec holds an estimated 70% market share in the Scandinavian Market (Sweden, Norway, Denmark and Finland). Mobitec's sign system technology is compatible with the Twin Vision-Registered Trademark- technology of Digital, although Mobitec uses a technologically less advanced flip-dot display with indirect illumination. Because the traditional flip-dot system using indirect LED illumination employed by Mobitec is typically less expensive than the Twin Vision technology, the Acquisition of Mobitec positions the Company to offer two-tier product pricing. Outside of Europe, Mobitec has an estimated 50% market share in Australia and operates through a 50% owned joint venture in Brazil. Mobitec has also established a sales office subsidiary in central Germany.

    Mobitec company management includes a strong operational, marketing, and technical team reporting to a Management Board chaired by Mobitec founder Bengt Bodin. Mr. Bodin is respected in the Transit markets as a trustworthy customer-oriented businessman. Mobitec also enjoys this favorable image.
Mr. Bodin wants to withdraw from day-to-day Mobitec business to pursue other interests but intends to make sure that the Mobitec business continues to thrive. Thus, Mr. Bodin is seeking a special type of buyer; one which will grow the Mobitec business, protect what he created, provide growth opportunities for the personnel, and at the same time, provide liquidity to his Mobitec investment.

    Approximately two years ago, Mr. Bodin started preparing to reduce his direct involvement in Mobitec's business. He personally stepped-back from day-to-day operating detail. A former marketing person in the company was appointed Managing Director. A Management Board was structured so the company functions much like a USA public company. Quarterly meetings are held for the Management Board to oversee business activities and plans as reported by the Managing Director. Having operated in this manner for two years, Mobitec is now ready to make a transition in ownership with minimal disruption.

    While there is some minimal market overlap, Mobitec serves several markets not currently served by the Company. Essentially, Mobitec brings added market coverage that could coincide with that of Transit-Media. Based upon last year's net sales, adding Mobitec's market presence would almost quintuple Digital's international business sales volume. In addition, Digital expects that the Mobitec Acquisition will benefit Transit-Media and Twin Vision of North
America, Inc., the Company's destinations signs systems' supplier in the United States, by allowing cost savings through increased volume component purchasing. Finally, Mobitec may be in a position to assist in sales and marketing in Europe of other products of Digital, such as its "Talking Bus" product.

    From the initial meeting in Orlando, numerous meetings have been held, together with many separate communications. These communications and discussions established parameters of a possible deal structure potentially attractive to both the buyer and seller. In early 2000, it became clear discussions had reached a point that it would be productive to enter more serious negotiations. At several meetings, including a meeting in May 2000 at Digital's headquarters in Research Triangle Park, North Carolina, the framework of an initial proposal from Digital was designed. This framework also included detailed discussion about how Mobitec might fit with Digital in market, technology, operational, and corporate contexts.

    In mid 2000, Digital management compiled a Business Case analysis and proposal for the acquisition of Mobitec. This analysis and proposal was subsequently considered by the Digital Board of Directors' Executive Committee and recommended to the full Digital Board of Directors for approval. Approval was granted in a July 24, 2000 meeting and Management prepared and issued to Mobitec a Non-Binding Letter of Intent ("Letter of Intent"). The Letter of Intent was presented to the sellers in two meetings, including one in Sweden accompanied by a visit to the Mobitec facilities and subsequently, a second meeting at Digital's facilities. After minor adjustment at the request of the sellers, the Letter of Intent was subsequently signed by Bodin, having voting control of Mobitec and acting with consent of all owners and Board Members of Mobitec.

    Management retained legal counsel in Sweden skilled in international transactions to assist with the legal, tax, and structural issues associated with this type transaction. At the advice of legal counsel, plans were made to establish a holding company subsidiary in Sweden--"DRI-Europa"--through which the Acquisition would be made. From this preliminary planning, the acquisition process entered the detail investigation and work phase.

    Due diligence, detail point negotiations and development of a definitive Stock Purchase Agreement spanned the time from August through December 7, 2000, at which time the Acquisition was agreed in full subject to approval of the Digital shareholders and the Company's exercise of the Option Agreement. In parallel with this phase, Digital management pursued numerous alternatives for funding of the Acquisition, including sources developed prior to the Letter of Intent.

    Funding for the cash component of the purchase price of the Stock Purchase Agreement will consist of the Acquisition Loan and debt securities (the Convertible Debentures) issued by the

Company. The Acquisition Loan is being provided by a Swedish Bank, Svenska Handelsbanken AB, and is in the amount of SEK 22 Million, to be repaid over five years in annual installments of SEK 4,400,000 each. The loan is secured by all of the shares of Mobitec Holding AB. In addition, Svenska Handelsbanken is loaning SEK 20 Million to Mobitec AB and 1 Million German Marks to Transit-Media Gmbh for general working capital needs in a form similar to revolving asset based lending. The Convertible Debenture Issuance is described more fully in connection with Proposal III, below.

    In considering the Stock Purchase and related Transactions, the Board of Directors took into account a number of considerations, including (i) the results of the due diligence review conducted on Mobitec's operations by Company management and legal counsel; (ii) the Executive Committee's recommendation to the Board of Directors; (iii) the strategic and operational advantages that could result from the Acquisition of Mobitec and the combination of its manufacturing contacts, product line and management to the Company's business;
(iv) the terms of the Stock Purchase Agreement and related documents, including the parties' respective representations, warranties and covenants and the conditions to their respective obligations; and (v) the fairness opinion of Investech-Ernst & Co. delivered orally to management and expected to be delivered in writing to the Board of Directors at the closing of the Stock Purchase Agreement and related Transactions, stating in effect that the aggregate consideration paid by Digital in connection with the Stock Purchase Agreement and the related Transactions is fair, from a financial point of view, to the Company and its shareholders. See, "Fairness Opinion." The Board of Directors concluded that the Stock Purchase and the acquisition of Mobitec would bring substantial value to the Company.

    The Board also considered various countervailing factors in its deliberations concerning the Transactions, including, the risks described below (see Certain Risks and Factors to Consider in Determining How to Vote) and whether the Company's growth plans could be fulfilled internally. However, the Board determined that internal growth of the magnitude achieved by the Acquisition could not reasonably be met internally within a reasonable time frame.

FAIRNESS OPINION

    On December __, 2000, Investech-Ernst & Co. ("Investech-Ernst") confirmed to the Board of Directors that it would be delivering a fairness opinion to the Company's Board concerning the aggregate consideration paid in connection with the Stock Purchase Agreement and related Transactions. Subsequently, after conducting extensive due diligence and investigation, Investech-Ernst delivered an oral fairness opinion to Company management, to the effect that, as of that date, the aggregate consideration paid by Digital in connection with the Stock Purchase Agreement and the related Transactions is fair, from a financial point of view, to the Company and its shareholders. Further, Investech-Ernst stated to management that it anticipated delivering a written fairness opinion to the Company's Board of Directors to the same effect at the time of the closing of the Stock Purchase Agreement and related Transactions (the "Fairness Opinion"). In rendering the Fairness Opinion, Investech-Ernst visited the Company and Mobitec and interviewed the management of both companies. In addition, Investech-Ernst conducted (i) a financial analysis (ii) operational analysis and
(iii) a limited comparables analysis assuming the complete accuracy and completeness of all materials, written and verbal, provided by the Company's and Mobitec's management. The Fairness Opinion addresses only the fairness, from a financial point of view, of the aggregate purchase price to be paid by the Company for the Shares of Mobitec. A copy of the form of Fairness Opinion will be attached as Appendix IX to this Proxy Statement and should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and the limits of the review undertaken by Investech-Ernst. The written Fairness Opinion is based on conditions as of its date and, although subsequent developments could have a material effect on the opinion stated, the Fairness Opinion will not be updated.

    In arriving at its Fairness Opinion and the basis therefor, Investech-Ernst, among other things, reviewed: (i) the Stock Purchase Agreement; (ii) the Option Agreement; (iii) the Bodin Warrant Agreement; (iii) the Registration Rights Agreement; (iv) the form of Promissory Note; (v) the Preliminary Outline of Terms between Digital and Renaissance Capital Group, Inc.; (vi) the Consulting Agreement; (vii) the audited financial statements of Mobitec for the fiscal year ended December 31, 1999; (viii) the unaudited financial statements of Mobitec for the interim period ended September 30, 2000; (ix) the pro forma combined financial statements of Mobitec and Digital at December 31, 1999 and September 30, 2000; (x) internal financial statements of the Company and Mobitec for the period ending November 30, 2000. In addition, Investech-Ernst conducted such other investigations, financial analyses and studies and reviewed such other information and factors as it deemed appropriate for the purposes of its Fairness Opinion.

    In arriving at its opinion, Investech-Ernst assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to it by or on behalf of Digital and Mobitec, and was not engaged to, nor did it, independently verify any such information. Investech-Ernst assumed, with Digital's consent, that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of Digital and Mobitec are as set forth in their respective financial statements, and the pro forma adjustments thereto set forth in the draft Proxy Statement available on the date of such opinion will not be materially altered; (ii) the Acquisition will be accounted for as a purchase transaction; (iii) the strategic and operating benefits currently contemplated by Digital's and Mobitec's management will be realized; and (iv) the Acquisition will be consummated in accordance with the terms of the Stock Purchase Agreement, and related Agreements, without any material amendment thereto and without waiver by Digital or Mobitec of any of the material conditions to their respective obligations thereunder. Investech-Ernst also assumed that the financial forecasts of Digital and Mobitec examined by Investech-Ernst were reasonably prepared on a basis reflecting the best available estimates and good faith judgments of Digital's senior management as to future performance of Digital, and Mobitec's senior management as to future performance of Mobitec. In conducting its review, Investech-Ernst did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Digital or Mobitec. Investech-Ernst's opinion necessarily is based upon economic, monetary, exchange rate, market and other conditions as they existed and could be evaluated on the date of the opinion, and does not predict or take into account any changes which may have occurred, or information which may have become available, after the date of such opinion. Investech-Ernst's opinion does not constitute an opinion as to any price at which Digital Common Stock will actually trade at any time.

    Furthermore, Investech-Ernst reviewed pro forma analyses of the financial impact of the Acquisition. In conducting its analysis, Investech-Ernst relied upon certain assumptions described above and earnings estimates for Mobitec (prepared by Mobitec management) and Digital (prepared by Digital management). Investech-Ernst compared the earnings per share of Digital Common Stock, on a stand-alone (I.E., without giving effect to the Acquisition) basis, to the earnings per share of the common stock of the combined companies on a pro forma basis. This analysis (assuming no transaction-related expenses) indicated that, assuming the accuracy of the projections provided to Investech-Ernst by the Company and Mobitec, the proposed transaction would be accretive to Digital's stockholders on an earnings per share basis in fiscal year 2001. The results of the pro forma acquisition analysis are not necessarily indicative of future operating results or financial position.

    As compensation for rendering its Fairness Opinion to the Company, Investech-Ernst will receive a fee of $45,000, plus reimbursement of reasonable out of pocket expenses.

    THE FULL TEXT OF THE FORM OF FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF THE REVIEW IN RENDERING SUCH OPINION, WILL BE ATTACHED TO THIS PROXY STATEMENT AS APPENDIX IX AND IS INCORPORATED BY REFERENCE HEREIN. THE FAIRNESS OPINION IS ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES THE FAIRNESS OF THE AGGREGATE PURCHASE PRICE PAID BY THE COMPANY FOR THE SHARES OF MOBITEC FROM A FINANCIAL POINT OF VIEW AND IT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF THE COMPANY'S COMMON STOCK AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF THE COMMON STOCK ARE ENCOURAGED TO CAREFULLY READ THE FORM OF FAIRNESS OPINION IN ITS ENTIRETY.

SUMMARY OF STOCK PURCHASE AGREEMENT

    The following summary of certain material terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement, which is incorporated by reference herein and attached hereto as Appendix I to this Proxy Statement. Capitalized terms have the meanings set forth in the Stock Purchase Agreement or the appendices thereto. The Stock Purchase Agreement attached as Appendix I is drafted in accordance with the exercise of Option A under the Option Agreement -- I.E., DRI-Europa is the Purchaser of the Mobitec Shares. However, if Option B is exercised, both Digital and DRI-Europa will constitute the Purchaser under the Stock Purchase Agreement.

PURCHASE PRICE

    Under the terms of the Stock Purchase Agreement, subject to exercise of the Option Agreement, Digital and/or DRI Europa, has agreed to purchase 100,000 shares of Mobitec Holding AB, a Swedish corporation ("Mobitec"), constituting all of the outstanding stock of Mobitec, from the Sellers for a purchase price consisting of: (i) SEK 5,700,000 to be paid to Lindqvist for his shares of Mobitec; (ii) subject to adjustment following the Closing Date, based upon a comparison of Mobitec's net equity at the time of the Closing as set forth in the Closing Financial Statement and as of March 31, 2000: (a) US $3,680,000 to be paid to the Bodin Sellers; (b) Promissory Notes totaling approximately US
$2 million to be issued to each Bodin Seller on the Closing Date; (iii) 430,000 Restricted Shares of Digital to be transferred to the Bodin Sellers on the Closing Date; and, (iv) Warrants to purchase in the aggregate 100,000 shares of Digital's common stock at a price of US $4.00 per share for a period of five years issued to the Bodin Sellers pursuant to the Bodin Warrant Agreement. The Stock Purchase Agreement provides for a Preliminary Purchase Price, which, after any adjustments made pursuant to (ii) (a) and (b), becomes the Final Purchase Price.

CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

    The obligation of DRI-Europa and/or Digital to consummate the Agreement is subject to the satisfaction at or prior to the Closing Date of all of the following conditions: all the representations, warranties and covenants of the Bodin Sellers are true and accurate; no litigation which would prevent or make unlawful the carrying out of the Stock Purchase Agreement shall be threatened or pending against the Sellers, DRI-Europa, Digital or Mobitec.

CLOSING CONDITIONS

    At the Closing, the Sellers and the Purchaser shall do those acts necessary to consummate the Agreement, including, without limitation: (i) the Sellers, subject to the receipt of the purchase price of the Lindquist Shares and of the Preliminary Purchase Price for the Bodin Shares, shall deliver the certificates, duly endorsed, representing their Shares, to DRI-Europa; (ii) the Bodin Sellers shall present to DRI-Europa the share ledger of Mobitec evidencing that DRI-Europa has been registered as the owner of the Shares; (iii) the Bodin Sellers shall present to DRI-Europa the original share certificates and certified copies of the share ledger with regard to each Subsidiary, evidencing that all the shares of each Subsidiary are as reflected in the Stock Purchase Agreement; (iv) DRI-Europa shall deliver to the Bodin Sellers a legal opinion in the form appearing as Appendix 5.3 to the Stock Purchase Agreement; (v) Digital shall deliver the Restricted Shares to the Bodin Sellers, containing a restrictive legend and, (vi) the Bodin Warrant Agreement, the Registration Rights Agreement and the Bodin Consulting Agreement shall be executed.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

    The Sellers jointly and severally represent and warrant, as of the date of execution of the Agreement and at the Closing Date certain matters related to Mobitec and its Subsidiaries, including: (i) entering into the Stock Purchase Agreement will not breach any agreement to which any of the Sellers is a party or the Articles of Mobitec or any Subsidiary; and, (ii) the Shares sold to DRI-Europa constitute the entire issued capital stock of Mobitec, are legally issued and fully paid and each Seller owns the number of shares shown in the Agreement free of any Encumbrances.

REPRESENTATIONS AND WARRANTIES OF THE BODIN SELLERS

    The Bodin Sellers jointly and severally represent and warrant, as of the date of execution of the Agreement and at the Closing Date, among other things:
(i) except for the Subsidiaries, Mobitec does not own any interest in any corporation or partnership and does not have any branch offices; (ii) the Financial Documents give a true and fair picture of the financial position and results of operations of Mobitec and the Subsidiaries and were prepared in accordance with GAAP and all applicable laws; (iii) the net equity appearing in the balance sheet of Mobitec AB, Mobitec Gmbh and Mobitec Ltda contained in the Interim Financial Statement dated March 31, 2000 is not less than SEK 10,867,000 in accordance with GAAP and all applicable laws; (iv) neither Mobitec nor any Subsidiary has pledged any assets or have any commitments or contingent liabilities and Mobitec and each Subsidiary has full and exclusive title, with no Encumbrances, to all assets reflected on the balance sheet; (iv) the operations and activities of Mobitec and the Subsidiaries have been conducted in the ordinary course of business and since January 1, 2000 there has been no, among other things: (a) material adverse change in financial condition or operations; (b) obligations, commitments or liabilities, except those arising in the ordinary course of business and which are not material; (c) amendment or termination of any agreement to amend or terminate any Material Agreement;
(d) extraordinary event or loss or any waiver of any debts, claims or rights under a Material Agreement in excess of SEK 100,000; (e) damage, destruction, or loss affecting their respective properties to the extent not covered by insurance in excess of SEK 100,000; (f) disposal of any individual asset with a value in excess of SEK 300,000, with one noted exception; or, (g) other transaction other than in the ordinary course of business; (v) all assets, properties and rights belonging to Mobitec and each Subsidiary have been included in the transfer to DRI-Europa; (vi) Mobitec and its Subsidiaries does not have any liability or obligation as a result of any purchase or sale of shares, business operations or individual assets; (vii) certain environmental matters, including that Mobitec and its Subsidiaries have complied with and obtained all necessary environmental approvals, permits and consents, which are in full force and effect; (viii) Mobitec and its Subsidiaries have performed all obligations and are not in default of any Material Agreement; and the execution of the Stock Purchase Agreement will not result in the breach or constitute a default under any Material Agreement; (ix) certain Intellectual Property and Know-How matters, including that all Intellectual Property used by Mobitec and its Subsidiaries is duly owned or licensed without restriction as to current use; all Know-How, as defined in the Stock Purchase Agreement, is owned by or licensed to the Company or the Subsidiaries without restriction as to current use; there is no infringement by any third party of any Intellectual Property or Know-How owned by or licensed to Mobitec or any Subsidiary within any country where they operate, with one noted exception; (x) certain matters related to the business of Mobitec and its Subsidiaries, including that no customer of Mobitec and its Subsidiaries as set forth in the Customer List attached has ceased to buy products from Mobitec and its Subsidiaries; no supplier will cease to sell products or components or will increase their prices; Mobitec and its Subsidiaries maintains the disclosed insurance;
(xi) certain matters related to employees of Mobitec and its Subsidiaries;
(xii) certain matters related to the Sellers, including that none of the Sellers or any Related Person own any interest in any entity in competition with Mobitec or any Subsidiary; except for the Consulting Agreement and pension arrangement with Bengt Bodin, there are no contractual relations of any kind between Mobitec or any Subsidiary on one hand and any of the Sellers or Related Person on the other hand; Bengt Bodin's pension arrangement will not have a negative impact on the financial position of Mobitec or any Subsidiary; (xiii) except as disclosed by Mobitec and set forth in Appendix 8.10, there are no law suits or other legal proceedings pending or threatened against Mobitec or any Subsidiary;
(xiv) certain matters related to taxes and other charges, including that all taxes, social charges and duties assessed or due by Mobitec and its Subsidiaries have been fully paid and all necessary returns and reports have been filed;
(xv) no representation or warranty in the Stock Purchase Agreement or document provided to DRI-Europa by the Sellers contains any materially untrue statement or fails to state a material fact or fact necessary to make the statements made not misleading; and, (xvi) the Bodin Sellers acknowledge that their ownership of the Restricted Shares is subject to a substantial risk of loss.

COVENANTS

    Each Seller covenants, among other things, that for a period of three years from the Closing Date not to directly or indirectly carry on or in engage in any business competing with the businesses of Mobitec or any Subsidiary in any part of the world. The period is limited to two years with respect to countries which are members of the European Economic Area. In case of any breach, Lindqvist, solely on his part, and the Bodin Sellers, jointly and severally, are liable to DRI-Europa for actual damages suffered from each breach but in no case an amount less than SEK 8,000,000. For a period of three years after the Closing Date, each Seller agrees to refrain from employing, offering to employ or negotiating employment with any Key Employee of Mobitec or any Subsidiary without DRI-Europa's prior written consent.

    The Sellers covenant that Mobitec and any Subsidiary will make their best efforts to fulfill the obligations under the Mobitec Stock Option Program prior to the Closing Date. The Bodin Sellers agree that Mobitec AB is the full and unrestricted owner of the trademark and business name, "Mobitec," and no Seller or any Related Person has any right to the name Mobitec, except as set forth in the Trademark Licence Agreement.

    DRI-Europa shall discharge all directors of Mobitec from personal liability for the period of January 1, 2000 to the Closing Date on the next Annual Shareholders' Meeting of Mobitec. DRI-Europa is entitled to all dividends of Mobitec and the Subsidiaries derived from the financial year 2000.

    The Bodin Sellers will make sure that Mobitec has transferred and sold its shares of its Klimat and Hexair subsidiaries prior to the Closing Date and that all liabilities of such subsidiaries shall have been transferred to the purchasers of such shares. The sale of shares of these subsidiaries shall be completed under such terms that will have no negative impact on Mobitec's or any Subsidiary's financial position. At the Closing Date, Mobitec and its Subsidiaries will have no financial or contractual relation with the Klimat and Hexair subsidiaries except the Trademark License Agreement between Mobitec AB and Klimat. The Bodin Sellers shall jointly and severally indemnify Mobitec, any Subsidiary and DRI-Europa regarding the sale and transfer of the Klimat and Hexair subsidiary shares.

    The pending or threatened disputes involving Mobitec and/or any Subsidiary are described in an Appendix to the Stock Purchase Agreement.

    Lindqvist is liable only as to certain provisions of the Stock Purchase Agreement, as set forth in paragraph 8.11 thereof.

REGISTRATION OF THE RESTRICTED SHARES

    Digital agrees to register the Restricted Shares pursuant to the terms and conditions of the Registration Rights Agreement.

INDEMNIFICATION

    The Bodin Sellers, except as set forth in the Stock Purchase Agreement with respect to Lindqvist, shall be jointly severally liable to and shall indemnify DRI-Europa from any Loss arising out of any misrepresentation, breach of warranty or failure to perform a covenant or other obligation or any breach of the Stock Purchase Agreement.

    Lindqvist is liable and shall indemnify DRI-Europa from any Loss arising out of any misrepresentation, breach of warranty or failure to perform a covenant or other obligation or any breach of the Stock Purchase Agreement as set forth in paragraph 8.11 of the Agreement.

    The liability of the Bodin Sellers and Lindqvist with regard to Losses sustained as a result of any misrepresentation or breach of any representation or warranty as to certain provisions shall remain valid for 18 months from the Closing Date and, as to other provisions, shall remain valid for a period of five years from the Closing Date, and as to taxes, social charges and duties, shall remain valid for three months from the Closing Date, as set forth in paragraph 9.3 of the Stock Purchase Agreement. The indemnification provision is applicable for the full amount of aggregate Losses equaling or exceeding SEK 500,0000. The aggregate liability of the Bodin Sellers shall not exceed SEK 33,000,000 and shall not exceed the purchase price of the Lindqvist Shares as to Lindqvist.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    DRI-Europa and Digital are duly organized, validly existing and in good standing and have full authority to enter into the Stock Purchase Agreement and the Transactions contemplated therein. The execution of the Stock Purchase Agreement, the consummation of the Transactions provided for therein, and the fulfillment of the terms of the Agreement will not result in a breach of any agreement to which DRI-Europa or Digital is a party nor the Articles of Association of DRI-Europa. The Restricted Shares are credited as fully paid and are free of any Encumbrances and Digital has the absolute right, power and capacity to transfer the Restricted Shares to the Bodin Sellers.

CLOSING DATE

    The Closing Date shall occur five business days from the date all parties sign the Agreement.

GENERAL PROVISIONS

    Digital and Bengt Bodin will enter into a separate Consulting Agreement to become effective on the Closing Date.

    Bengt Bodin, Mattias Bodin and Tobias Bodin undertake for a period of 36 months from the Closing Date to consult with Digital prior to any sale of their Digital Shares.

    The Agreement shall be governed by and construed in accordance with the laws of Sweden.

    Any dispute arising out of or in connection with the Stock Purchase Agreement shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce and shall be conducted in Gothenburg, Sweden. The arbitration proceedings shall be conducted in English.

SUMMARY OF CONSULTING AGREEMENT

    In connection with, and to be consummated as a condition to Closing of the, Stock Purchase Agreement, Bengt Bodin entered into a Consulting Agreement with Digital, to be executed concurrently with the closing of the Stock Purchase Agreement (the "Consulting Agreement"), which is attached as Appendix VIII. Under the Consulting Agreement, Bengt Bodin agrees, for a period of three years, to furnish to Mobitec and its Subsidiaries after the Acquisition advisory or consulting services with respect to their business and affairs and, if requested, to meet and consult with customers in order to maintain the contractual relationships of Mobitec and its Subsidiaries with their customers. For his services, Bodin is to be paid $120,000 the first year, $160,000 the second year and $200,000 the third year, payable quarterly.

    The Consulting Agreement contains provisions prohibiting Bengt Bodin from soliciting employees of Digital to work for competitors for a period of two years after the Agreement's termination. The Agreement also contains provisions protecting the Confidential Information of the Company, including customer names. The Consulting Agreement prohibits Bodin from engaging in competing business during the term of the Agreement.

SUMMARY OF TRADEMARK LICENSE AGREEMENT

    Mobitec AB, a wholly-owned subsidiary of Mobitec, entered into a Trademark License Agreement with Mobitec Klimat AB ("Klimat"), to be executed concurrently with the closing of the Stock Purchase Agreement. As set forth in the Stock Purchase Agreement, Klimat is a Subsidiary of Mobitec that is to be sold prior to the Closing of the Stock Purchase Agreement. Pursuant to the Trademark License Agreement, which is attached as Appendix V, Mobitec AB, which holds full and unrestricted ownership of all rights to the trademark and business name, "Mobitec," grants a royalty-free, non-exclusive license to Klimat to use the Mobitec Trademark with respect to its Products and in its business. Klimat agrees not to use the Mobitec Trademark in its company name after twelve months from signing the Agreement. The Agreement remains in force for five years, subject to successive three year terms unless terminated.

CERTAIN RISKS AND FACTORS TO CONSIDER IN DETERMINING HOW TO VOTE

    Certain risks and other factors relevant to your vote regarding all the Proposals is set forth below, following Proposal III. See, Certain Risks and Factors to Consider in Determining How to Vote.

BOARD OF DIRECTORS' RECOMMENDATION

    The Board of Directors has reviewed and considered the terms and conditions of the Restricted Shares Issuance and believes that the Restricted Shares Issuance is fair to, and is advisable and in the best interests of, the Company and its shareholders and has unanimously approved the Restricted Shares Issuance and unanimously recommends that shareholders vote "for" approval of the Restricted Shares Issuance.

                                  PROPOSAL II.
                          THE WARRANT SHARES ISSUANCE

    THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING DIGITAL'S ACQUISITION, THROUGH ITS WHOLLY-OWNED SUBSIDIARY, OF ALL THE OUTSTANDING STOCK OF MOBITEC HOLDING AB ("MOBITEC") (THE "ACQUISITION") AND THE WARRANT SHARE ISSUANCE (COLLECTIVELY, THE "TRANSACTIONS") ARE SUMMARIZED ABOVE IN PROPOSAL I AND BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT, ATTACHED AS APPENDIX I; THE OPTION AGREEMENT, ATTACHED AS APPENDIX II; THE BODIN WARRANT AGREEMENT, ATTACHED AS APPENDIX III; THE REGISTRATION RIGHTS AGREEMENT, ATTACHED AS APPENDIX IV; EACH OF WHICH IS INCORPORATED BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE APPENDICES TO THIS PROXY STATEMENT IN THEIR ENTIRETY.

    The Bodin Warrant Agreement, which is attached hereto as Appendix III, provides for a grant by Digital to Bengt Bodin of warrants to purchase 100,000 shares of Digital's common stock for a period of five years at an exercise price of $4.00 per share. Pursuant to the Registration Rights Agreement, the common shares underlying the warrants will be registered by Digital within one year from the date of Closing of the Stock Purchase Agreement. See Summary of Bodin Warrant Agreement, below. While the Warrant Shares will be issued to Bengt Bodin only upon his exercise of all or part of the Warrants, this proposal seeks shareholder approval for the issuance of such Warrant Shares in the event that the Bodin Warrants are exercised.

    The Warrant Shares Issuance is necessary to issue the 100,000 shares of the Company's common stock underlying the Bodin Warrants in the event they are exercised by Bengt Bodin within the five year period that the warrants are effective. The Bodin Warrants are a material component of the consideration given to the Sellers for the Acquisition and a required condition to close the Stock Purchase Agreement. The Bodin Warrants are to be issued to Bodin in connection with the Promissory Note. The Board of Directors has already unanimously approved the Bodin Warrant Agreement and the Warrant Shares Issuance. The Company's shareholders are required to approve the Warrant Shares Issuance pursuant to NASD rules as, in conjunction with the Restricted Shares Issuance (Proposal I) and the Debenture Shares Issuance (Proposal III), the amount of shares issued in connection with the Acquisition exceeds 20% of the Company's current outstanding common shares. If the shareholders do not approve the Warrant Shares Issuance, the Stock Purchase Agreement will not close and the Acquisition will not occur.

    The background and reasons for the Acquisition and related Transactions, is described above in Proposal I. See Proposal I, particularly, Introduction and Summary of Acquisition Transactions and Background and Reasons for the Acquisition. In addition, certain risks and other factors relevant to your vote regarding all the Proposals is set forth below, following Proposal III. See, Certain Risks and Factors to Consider in Determining How to Vote. The reasons given for the Stock Purchase Agreement, the Acquisition and related Transactions apply also to the Warrant Shares Issuance.

SUMMARY OF THE BODIN WARRANT AGREEMENT

    The following summary of certain material terms of the Bodin Warrant Agreement is qualified in its entirety by reference to the provisions of the Bodin Warrant Agreement, which is incorporated by reference herein and attached hereto as Appendix III to this Proxy Statement. Capitalized terms have the meanings set forth in the Bodin Warrant Agreement and/or the Stock Purchase Agreement.

    The Bodin Warrant Agreement, to be executed concurrently with the closing of the Stock Purchase Agreement, is an agreement between Bengt Bodin, one of the Sellers, and Digital. It grants to Bodin warrants (the "Bodin Warrants") to purchase up to 100,000 shares of the Company's common stock (the "Warrant Shares") at an exercise price of $4.00 per share for a period of five years from the date of the Agreement. Bodin is under no obligation to exercise the Warrants, but if he does so, he is required to exercise at a minimum as to 25,000 shares of common stock for each partial exercise. The Bodin Warrant Agreement is subject to all the terms and conditions of the Registration Rights Agreement, summarized below. The Warrants can be exercised in cash or by the non-cash conversion provision. Bodin can offset and reduce any part or all of the exercise price by the sum of the unpaid principal balance on the Promissory Note, plus accrued and unpaid interest. The non-cash conversion exercise allows Bodin to convert all or a portion of the Warrants into the number of shares equal to the quotient of (i) the current market value of the Warrant Shares subject to the portion of the Warrants being exercised, divided by (ii) the current or closing market price, as defined, of one share of common stock immediately prior to the exercise of the conversion right.

    Any of the Warrant Shares issued to Bodin after exercise will bear a restrictive legend and are not registered under the Securities Act of 1933, as amended. However, the Warrant Shares, if exercised, may be registered pursuant to the Registration Rights Agreement.

    The Bodin Warrant Agreement may be assigned to certain Permitted Assignees, as defined in the Agreement, or to any other party with the Company's prior written consent. During the time that the Bodin Warrants are in effect, Digital will reserve and keep available out of its authorized common stock, for issuance upon the exercise of the Warrants, the number of shares that may be issued upon exercise of the Warrants. Prior to exercise of any or all of the Warrants, and issuance of the corresponding number of Warrant Shares exercised, Bodin is not granted any rights of a shareholder of Digital pursuant to the Bodin Warrant Agreement.

SUMMARY OF THE REGISTRATION RIGHTS AGREEMENT

    The following summary of certain material terms of the Registration Rights Agreement is qualified in its entirety by reference to the provisions of the Registration Rights Agreement, which is incorporated by reference herein and attached hereto as Appendix IV to this Proxy Statement. Capitalized terms have the meanings set forth in the Registration Rights Agreement.

    Pursuant to the Registration Rights Agreement, Digital has agreed to register, on a continued or delayed basis pursuant to Rule 415 of the Securities Act of 1933, at its expense, the Restricted Shares and the common stock underlying the Bodin Warrants, as follows: 200,000 of the Restricted Shares and the shares underlying the Bodin Warrants within one year of the date of the agreement and the remaining 230,000 shares on or before two years from the date of the agreement. The registration rights provided for in the Agreement will terminate on the earliest date at which the registerable securities may be sold, within a three month period pursuant to Rule 144, or pursuant to Rule 144(k) promulgated under the Securities Act of 1933. Digital agrees to indemnify the holders of the registerable securities from any loss, liability or claim arising out of any untrue statement of a material fact contained in the registration statement, any material omission.

BOARD OF DIRECTORS' RECOMMENDATION

    The Board of Directors has reviewed and considered the terms and conditions of the Warrant Shares Issuance and believes that the Warrant Shares Issuance is fair to, and is advisable and in the best interests of, the Company and its shareholders and has unanimously approved the Warrant Shares Issuance and unanimously recommends that shareholders vote "for" approval of the Warrant Shares Issuance.

                                 PROPOSAL III.
                THE CONVERTIBLE DEBENTURE AUTHORIZATION AND THE
                           DEBENTURE SHARES ISSUANCE

    THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING DIGITAL'S ACQUISITION, THROUGH ITS WHOLLY-OWNED SUBSIDIARY, OF ALL THE OUTSTANDING STOCK OF MOBITEC HOLDING AB ("MOBITEC") (THE "ACQUISITION") AND THE CONVERTIBLE DEBENTURE AUTHORIZATION AND THE DEBENTURE SHARES ISSUANCE (COLLECTIVELY, THE "TRANSACTIONS") ARE SUMMARIZED ABOVE IN PROPOSAL I AND BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STOCK PURCHASE AGREEMENT, ATTACHED AS APPENDIX I; THE OPTION AGREEMENT, ATTACHED AS APPENDIX II; AND THE PRELIMINARY OUTLINE OF TERMS BETWEEN DIGITAL AND RENAISSANCE CAPITAL GROUP, INC., DATED NOVEMBER 28, 2000, ATTACHED AS APPENDIX VII; EACH OF WHICH IS INCORPORATED BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE APPENDICES TO THIS PROXY STATEMENT IN THEIR ENTIRETY.

    Part of the cash portion of the purchase price for the Stock Purchase Agreement is to be furnished by an investment of certain Investment Funds associated with Renaissance Capital Group, Inc. ("Renaissance Capital") of up to $3,000,000 in the Company's Convertible Debentures. This Proposal seeks shareholder approval for the authorization of up to $3 million of Convertible Debentures (the "Convertible Debenture Authorization") and approval for the issuance of up to 1,500,000 shares of the Company's common stock underlying the Debentures (the "Debenture Shares") pursuant to the Convertible Debenture conversion terms (the "Debenture Shares Issuance"). The Debenture Shares will be issued to the Investment Funds only if the Debentures are converted. Under certain circumstances, the conversion price of the Convertible Debentures could be adjusted downward (the "Automatic Adjustment") such that the total number of shares that could be converted to the Company's common stock could, but is not expected to, exceed 1,500,000. See Summary of the Renaissance Convertible Debenture Preliminary Outline of Terms, below.

    The Convertible Debenture investment is a material component of the purchase price to be paid to the Sellers under the Stock Purchase Agreement. The Board of Directors has already unanimously approved the Convertible Debenture Authorization and Debenture Shares Issuance. The Company's shareholders are required to approve the Debenture Shares Issuance pursuant to NASD rules as, in conjunction with the Restricted Shares Issuance (Proposal I) and the Warrant Shares Issuance (Proposal II), the amount of shares issued in connection with the Acquisition exceeds 20% of the Company's current outstanding common shares. If the shareholders do not approve the Convertible Debenture Authorization and Debenture Shares Issuance, the Stock Purchase Agreement will not close and the Acquisition will not occur.

    The background and reasons for the Acquisition and related Transactions, is described above in Proposal I. See Proposal I, particularly, Introduction and Summary of Acquisition Transactions and Background and Reasons for the Acquisition. In addition, certain risks and other factors relevant to your vote regarding all the Proposals is set forth below, following Proposal III. See, Certain Risks and Factors to Consider in Determining How to Vote. The reasons given for the Stock Purchase Agreement, the Acquisition and related Transactions apply also to the Convertible Debenture Authorization and Debenture Shares Issuance.

SUMMARY OF THE RENAISSANCE CONVERTIBLE DEBENTURE PRELIMINARY OUTLINE OF TERMS

    The following summary of certain material terms of the Renaissance Convertible Debenture Preliminary Outline of Terms is qualified in its entirety by reference to the provisions of the Renaissance Convertible Debenture Preliminary Outline of Terms, which is incorporated by reference herein and attached hereto as Appendix VII to this Proxy Statement. Capitalized terms have the meanings set forth in the Renaissance Convertible Debenture Preliminary Outline of Terms.

    Convertible Debentures in the aggregate amount of up to $3,000,000 are to be authorized and issued to certain investment funds associated with Renaissance Capital Group, Inc. of Dallas, Texas. The Convertible Debentures may be converted into Digital's unregistered common stock at any time before maturity. The Debentures will yield interest of 8.00% per annum, payable monthly and will mature in seven years.

    The Convertible Debentures are convertible, at any time before maturity, into the Company's common stock at an Initial Conversion Price equal to the volume-weighted average closing price for Digital's common stock for the five day period prior to the closing of the Convertible Debenture Agreement and related documents but in no event below $2.00 per share or greater than $3.00 per share. Accordingly, the Debentures are initially convertible into at least 1,000,000 shares of the Company's common stock and no more than 1,500,000 shares of the Company's common stock (the "Debenture Shares"). For a period of time to be defined, the Investment Funds will be entitled to a downward adjustment (the "Automatic Adjustment") to the Conversion Price if (i) the Company does not attain certain financial performance targets, to be agreed upon, based upon earnings before interest, taxes, depreciation and amortization for the Company's fiscal 2001 year and (ii) the market price of the Company's common stock is below the Conversion Price at the of publication of the Company's results for the period. At the adjustment date, the Conversion Price will be reduced to equal the volume-weighted average closing price for the Company's common stock over a ten day trading period following the Company's public release of that year's results. Therefore, as a result of the Automatic Adjustment, the number of shares of the Company's common stock convertible from the Convertible Debentures could, but is not expected to, exceed 1,500,000.

    The Debentures will be secured by all assets, tangible and intangible, of the Company and its subsidiaries and will be subordinated only to senior and asset-backed loans. The Company will have the right to call the Debentures at 101% of face value if certain conditions are met. The Debenture Holders will have the right to require redemption of the Debentures under specific conditions to be defined in the Convertible Debenture Agreement and Loan Agreement.

    After the Debentures Shares are converted, the Debenture Holders will have certain registration rights, including "piggy-back" registration rights at their expense; a shelf registration at the Company's expense and demand registration rights at the Debenture Holders' expense. The Debenture Shares have the same voting, preemptive and dividend rights as other shares of the Company's common stock.

    Certain covenants will be required, including, but not limited to, requiring the Company to provide annual audited financial statements and quarterly unaudited financial statements; furnish monthly financial statements and budgets; stay current with all required SEC filings; make timely interest payments on the Convertible Debentures; and, maintain certain financial standards to be agreed upon.

    The Investment Funds will designate Russell Cleveland to serve as a member of the Company's Board of Directors. The Company will reimburse the Investment Funds for all reasonable expenses incurred in connection with Mr. Cleveland's board representation.

BOARD OF DIRECTORS' RECOMMENDATION

    The Board of Directors has reviewed and considered the terms and conditions of the Convertible Debenture Authorization and the Debenture Shares Issuance and believes that the Convertible Debenture Authorization and the Debenture Shares Issuance is fair to, and is advisable and in the best interests of, the Company and its shareholders and has unanimously approved the Convertible Debenture Authorization and the Debenture Shares Issuance and unanimously recommends that shareholders vote "for" approval of the Convertible Debenture Authorization and the Debenture Shares Issuance.

        CERTAIN RISKS AND FACTORS TO CONSIDER IN DETERMINING HOW TO VOTE

    The following risks and factors to consider apply to your decision as to each of the three Proposals above.

DILUTION OF EXISTING SHAREHOLDERS

    The Restricted Shares Issuance will cause the issuance of 430,000 common shares, which will become registered over the next two years. The Warrant Shares Issuance may, if the Bodin Warrants are exercised, cause the issuance of up to 100,000 shares of the Company's common stock. The Convertible Debentures, if converted, may cause the issuance of up to 1,500,000 (or more, if the conditions for the Automatic Adjustment of the conversion price applies) additional common shares of Digital. These new shares of the Company's common stock will cause dilution of the voting power of current Company shareholders.

CONSEQUENCES IF SHARE ISSUANCES ARE NOT APPROVED

    Shareholder approval of the Restricted Shares Issuance, the Warrant Shares Issuance and the Debenture Shares Issuance, which are required by NASD rules, is a condition precedent to the consummation of the Transactions. If this requirement is not satisfied, then the Company has no obligation to complete the Transactions contemplated by the Stock Purchase Agreement.

COMPETITION

    The Mobitec Acquisition, because it would significantly increase Digital's market presence in the destination sign systems market, particularly in Europe, might attract the attention of larger competitors. This could lead to more competitive pricing by Mobitec's and Transit-Media's competitors.

TECHNOLOGY ADVANCEMENTS BY COMPETITORS

    New technology advances by the Company's competitors in the destination sign market could adversely affect the Company, Transit-Media and Twin Vision of North America, Inc. ("Twin Vision"), the Company's destinations signs systems' supplier in the United States. After the Mobitec Acquisition, Digital will have a larger market share of the destination signs systems market in Europe based upon the differing technologies offered by Mobitec and Transit-Media. If competitors were to develop new advanced technologies, this could adversely affect the Company's products offered by Transit-Media and Twin Vision. Further, if new technologies were developed by competitors, this could also adversely affect Mobitec's revenues.

RISKS REGARDING FINANCING OF CASH COMPONENT OF PURCHASE PRICE

    The Acquisition Loan through Svenska Handelsbanken AB, which will provide part of the cash portion of the purchase price of the Stock Purchase Agreement, is secured by all of the Mobitec shares that the Company is purchasing in the Acquisition. If the Company were to default on the Acquisition Loan, Svenska Handelsbanken AB could foreclose upon and take possession and ownership of the Company's shares of Mobitec.

    Part of the cash portion of the purchase price is being funded by the issuance of the Convertible Debentures. The Debentures are secured by all assets of the Company and its subsidiaries, subordinated only to senior and asset-backed lenders. If the Company were to default on its obligation to repay the Debentures in accordance with their terms, any of the assets of the Company could be at risk in a foreclosure to satisfy the unpaid principal and interest due.

MARKET RECESSION

    The market in which Mobitec, Transit-Media and Twin Vision operate could suffer a recession which could adversely affect the Company's business.

ABILITY TO RETAIN KEY MOBITEC MANAGEMENT PERSONNEL

    The Company hopes to retain certain key Mobitec management personnel after the Acquisition. However, there can be no assurance that such personnel may not terminate their employment with Mobitec. The effect of losing certain key management personnel might make the transition and integration of Mobitec's business more difficult. In addition, the loss of such key personnel could have an overall negative effect on the productivity, moral and revenues of Mobitec's operations after the Acquisition.

LIQUIDITY OF MOBITEC IN THE EVENT OF BUSINESS FAILURE

    If, after the Acquisition, Mobitec's business failed and it became necessary to liquidate Mobitec's business in order to recoup the Company's investment, a sale or liquidation of Mobitec's business would depend largely on the going concern value of Mobitec's business, which, depending on the financial and operational status of the business at the time, could yield less than the purchase price of the Stock Purchase Agreement.

                              ACCOUNTING TREATMENT

    The Transactions will be accounted for by Digital under the purchase method of accounting in accordance with United States generally accepted accounting principles, and all of the assets acquired and specific liabilities assumed by Digital pursuant to the Stock Purchase Agreement will be recorded in Digital's consolidated financial statements at their estimated relative fair value on the Closing Date of the Acquisition to reflect the aggregate consideration paid by Digital in connection with the Transactions.

                                 TAX TREATMENT

    For United States Federal income tax purposes, no income, gain or loss will be recognized by Digital or the Digital shareholders as a result of the Transactions.

       DESCRIPTION OF SECURITIES TO BE ISSUED PURSUANT TO THE ACQUISITION

    The 430,000 Restricted Shares that will be issued to the Bodin Sellers in connection with the Stock Purchase Agreement and the Transactions comprising the Acquisition of Mobitec are common stock of Digital which are subject to the same dividend and voting rights as other common shares. The Restricted Shares are restricted from trading pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933.

    Warrants to purchase up to 100,000 shares of the Company's common stock are being issued to Bengt Bodin pursuant to the Bodin Warrant Agreement. The warrants are exercisable for a period of five years following their issuance at a price of $4.00 per share. The common shares underlying the warrants contain the same provisions as other common stock of the Company.

    Convertible Debentures in the aggregate amount of up to $3,000,000 are to be authorized and issued to certain investment funds associated with Renaissance Capital Group, Inc. of Dallas, Texas. The Convertible Debentures may be converted into Digital's unregistered common stock at any time prior to maturity. The Debentures will yield interest of 8.00% per annum, payable monthly and will mature in seven years. The Convertible Debentures are convertible into the Company's common stock at an Initial Conversion Price equal to the volume-weighted average closing price for Digital's common stock for the five day period prior to the closing of the Convertible Debenture Agreement and related documents but in no event below $2.00 per share or greater than $3.00 per share. Accordingly, the Debentures are initially convertible into at least 1,000,000 shares of the Company's common stock and no more than 1,500,000 shares of the Company's common stock (the "Debenture Shares"). For a period of time, to be agreed upon, after the Debentures are issued, the conversion price of the Debentures may be adjusted downward if the Company does not achieve certain financial performance targets, which are to be agreed upon, and if the market price of the Company's common stock is below the conversion price at the time of publication of the Company's financial results for the period (the "Automatic Adjustment"). The Automatic Adjustment, if applicable, will be computed by reducing the conversion price to equal the volume-weighted average closing price for the Company's common stock over a ten day trading period following the Company's public disclosure of the fiscal 2001 year earnings. The Debentures will be secured by all assets, tangible and intangible, of the Company and its subsidiaries and will be subordinated only to senior and asset-backed loans. The Company will have the right to call the Debentures at 101% of face value if certain conditions are met. The Debenture Holders will have the right to require redemption of the Debentures under specific conditions to be defined in the Convertible Debenture Agreement and Loan Agreement. After the Debentures Shares are converted, the Debenture Holders will have certain registration rights, including "piggy-back" registration rights at their expense; a shelf registration at the Company's expense and demand registration rights at the Debenture Holders' expense. The Debenture Shares have the same voting, preemptive and dividend rights as other shares of the Company's common stock.

    Each share of the Company's common stock is entitled to one vote. Dividends are declared annually in the sole discretion of management. The common shares have no preemptive rights.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the fiscal year 1999. To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial owners were complied with for the fiscal year ended December 31, 1999.

                             FINANCIAL INFORMATION

    The Company's audited consolidated financial statements for the years ended December 31, 1998 and 1999 are contained in the Company's Annual Report on
Form 10-KSB for the year ended December 31, 1999, which is incorporated herein by reference. The unaudited consolidated balance sheets and unaudited consolidated statements of operations of the Company as of and for the nine-month periods ended September 30, 2000 and 1999 are contained in the Company's Form 10-QSB for the nine-month periods ended September 30, 2000 and 1999, respectively, which are incorporated herein by reference.

    The consolidated financial statements of Mobitec Holding AB as of and for the years ended December 31, 1998 and 1999 are attached to this Proxy Statement as Appendix XI. The financial statements of Mobitec AB have been audited by Ernst & Young AB (see Letter of Opinion for Mobitec AB, attached as Appendix X) and are summarized in the column labeled Mobitec AB. The financial statements of Mobitec Holding AB and the other subsidiaries (Mobitec Gmbh, Mobitec Australia Pty Ltd., and Mobitec Ltda) are summarized in the column labeled Mobitec Other. The financial statements of Mobitec Holding AB and the other subsidiaries summarized in the column labeled Mobitec Other have not been audited but are not material in relation to the consolidated amounts. Mobitec's unaudited consolidated balance sheets and unaudited consolidated statements of operations as of and for the nine-month periods ended September 30, 2000 and 1999 are attached to this Proxy Statement as Appendix XII.

    Pro forma financial statements, consisting of the Digital and Mobitec combined statements of operations for the year ended December 31, 1999 and for the nine-month period ended September 30, 2000 and a combined balance sheet as of September 30, 2000, showing the effect of the Acquisition, are attached to this Proxy Statement as Appendix XIII, XIV, and XV, respectively.

                           INFORMATION ABOUT DIGITAL

DESCRIPTION OF BUSINESS

GENERAL

    Digital, incorporated in 1983, designs, manufactures or contracts for the manufacturing of, sells, and services information technology products primarily through two major business segments. These segments are 1) the transportation products segment; and 2) the law enforcement and surveillance segment. The transportation products segment consists of the Digital Recorders business unit and two wholly owned subsidiaries, Transit-Media GmbH and TwinVision of North America, Inc. The Company's transportation products segment products are sold in the transit and transportation vehicle equipment market. These customers include municipalities, regional transportation districts, federal, state, and local departments of transportation, transit agencies, vehicle manufacturers, and public, private, or commercial operators of those vehicles. The law enforcement and surveillance segment of the Company is known as Digital Audio Corporation and primarily serves the law enforcement market consisting of foreign and United States federal, state, and local law enforcement agencies or organizations.

    The Digital Recorders business unit focuses on supplying the transit and transportation vehicle equipment market with Automatic Voice Announcement Systems and services. The DR500C+ Talking Bus-Registered Trademark- system marketed by the Company includes four core components: a vehicle logic unit (the DR500C+), an Operator Control Unit, an internal light-emitting diode sign and a Global Positioning Satellite navigation system. The Talking Bus system automatically provides voice announcements including next stop, transfer points, route and destination identification and public service messages. This system enhances service for all passengers, complies with Americans with Disabilities Act legislation, and further assists the vehicle operator with vehicle management and monitoring capabilities. The demonstrated and ongoing integration of the DR500C+ product with other "Intelligent Transportation Systems" technologies is a key element for potential market growth. Customers include operating agencies which use transit and transportation vehicles, commercial transportation vehicle operators, and manufacturers of those vehicles.

    Transit-Media GmbH became a wholly owned subsidiary of Digital
Recorders, Inc. after being acquired by the Company in May 1996. Shortly thereafter, the Company formed TwinVision of North America, Inc. as another wholly owned subsidiary of the Company and transferred the new technology of the then recently acquired Transit-Media GmbH to TwinVision of North America, Inc. Both of these subsidiaries design, manufacture or contract for manufacture of, sell and service a new generation of electronic destination sign systems primarily used on transit bus vehicles worldwide. These products are primarily sold under the name "TwinVision-TM-." Transit-Media GmbH serves the European and Far Eastern markets while TwinVision of North America, Inc. serves the North American Free Trade Agreement market. Customers include operating agencies, which use transit and transportation vehicles, commercial transportation vehicle operators, and manufacturers of those vehicles. Digital Audio Corporation, a wholly owned subsidiary of Digital Recorders, Inc., was acquired in 1995. It produces a line of digital audio filter systems and tape transcribers used to improve the quality and intelligibility of both live and recorded voices. Products are marketed, both domestically and internationally, to law enforcement entities and other customers in government organizations.

INDUSTRY OVERVIEWS

    The transit communication industry, as served by the transportation products segment, developed partially as a result of the enactment of the Americans with Disabilities Act, the Clean Air Act, the Intermodal Surface Transportation Efficiency Act, and Intelligent Transportation Systems initiatives, together with the need to provide improved customer services to operators and riders of transit and transportation vehicles. The Americans with Disabilities Act accelerated the trend toward such systems by requiring that fixed route transit systems 2 announce major stops and transfer points to assist visually-challenged passengers. On the Public transit side of this market, operating authorities may typically draw approximately 80% funding for equipment purchases from the Federal Transit Administration with the remainder of product acquisition funding being provided by state and local sources. TEA-21, the follow-on legislation to the Intermodal Surface Transportation Efficiency Act, is the primary program funding the transit market from the federal level.

    TEA-21 is a $41 billion six-year federal funding initiative. Within the transit market sector, it promotes development of modern and expanded public transit systems in the United States and designates a wide range of devices, services and programs intended to increase the capacity of the nation's mobility systems. TEA-21 authorizes increased funding each of the six years covered (1998-2003) progressing from $4.8 billion authorization in 1998 to $8.2 billion in 2003. Federal funding accounts for roughly 20% of all transit industry funding with the balance being derived from a combination of state, local, and fare-box sources.

    The Automatic Voice Announcement Systems market, as served by the Digital Recorders business unit of the company, emerged primarily as a result of the Americans with Disabilities Act legislation and has been sustained by overall favorable acceptance of concept, design and technology by transit management operators and passengers including being perceived as a service enhancement. The Company believes approximately 35% of new bus vehicles contained such automated voice announcement systems in 1999. This percentage is expected to increase over the next few years as industry participants present Automatic Voice Announcement Systems solutions that address cost, maintenance expense and complexity issues, and as the customer service aspect of the product becomes more of the purchase decision. While the Digital Recorders business unit has had nominal international sales, the Company believes that the ownership of Transit-Media GmbH, as well as pilot projects started in 1999, may enable the Company to accelerate penetration of this important market segment.

    The electronic destination sign market, which is the primary market for Transit-Media GmbH and TwinVision of North America, Inc., is a highly competitive, mature market with growth closely tied to overall market size growth, increased market share capture, or that which is precipitated by technological advances. Virtually all transit buses manufactured worldwide have some form of destination sign system and the percentage of those systems that are electronic is approximately 70% and 95% in Europe and the United States, respectively. A single competitor in the domestic electronic destination sign market holds the dominant market share, while no one supplier dominates the worldwide market.

    The Digital Audio Corporation ("DAC") market, as served in the law enforcement and surveillance segment, consists of government organizations at the local, state, and federal level. DAC also markets its products in approximately fifteen foreign countries through a network of dealers. Approximately 32% of Digital Audio Corporation sales are international customers. Its' digital filter and tape transcriber technology reduces background noises that might otherwise make recorded voice signals unintelligible. Additionally, Digital Audio Corporation's products are applicable to the vibration, acoustic, and communications disciplines in the commercial sector.

PRODUCTS AND PRODUCT DESIGN

TRANSPORTATION PRODUCTS SEGMENT

    The Company's current products include the DR500C+ Talking Bus-TM- by the Digital Recorders business unit and TwinVision-TM- light-emitting diode ("LED") illuminated flip-dot electronic destination signs, and pure LED systems marketed by Transit-Media GmbH and TwinVision of North America, Inc. The Digital Recorders business unit accounted for approximately 35% of the Company's sales in 1999 and 1998. Transit-Media GmbH accounted for approximately 15% of net sales in 1999 and 22% in 1998. TwinVision of North America, Inc. accounted for approximately 42% of net sales in 1999 and 29% in 1998.

DIGITAL'S "TALKING BUS-TM-" PRODUCT LINE

    The Talking Bus-TM- product is an automated next stop announcement and passenger information system which is designed for use in transit buses, light rail vehicles, trains or subway cars, people movers, monorails, airport vehicles, tour buses, as well as other private and commercial vehicles. Talking Bus complies with the Americans with Disabilities Act and industry-recognized standards. It uses an open architecture computer-based electronics system design that accommodates the addition of new features and capabilities, including interoperability with third-party equipment. Talking Bus' open architecture design permits the expansion of memory capacity to the size required by the customer and integration with other current and future electronic systems. Talking Bus offers easy downloading or transfer of software using an industry standard personal computer memory card international association format; additionally, wireless download is available. Talking Bus equivalent is designed to meet the severe operating demands of temperature, humidity, shock, vibration and other environmental conditions found in its typical applications and is manufactured in an ISO 9002 compliant facility.

    When activated by a vehicle operator, or by an automatic trigger such as the Global Positioning Satellite signal, Talking Bus provides a high quality digital audio announcement properly timed to the route location. It can be recorded in any language. Talking Bus uses the vehicle's power supply and can be operated on most vehicle voltage sources. Its memory is provided by expandable memory cards with up to a 40-megabyte capacity. Audio messages are stored in flash memory not requiring battery backup.

TRANSIT-MEDIA GMBH AND TWINVISION OF NORTH AMERICA, INC. PRODUCT LINE

    The Company's electronic destination sign products, generally known as "TwinVision-TM-" Destination Sign Systems include various models covering essentially all popular applications. These products adhere to Americans with Disabilities Act requirements and function under industry recognized standards. They possess an open architecture, microprocessor-based system incorporating a new generation display device that utilizes a unique Patented light-emitting diode configuration to individually illuminate an improved electro-magnetic flip-dot device. Additionally, pure LED systems are included in more recent technology advances in this product line. These new generation display devices, some under license to the Company, improve the distance of readability while reducing end user maintenance expense. Destination message programming is accomplished via proprietary software developed by the Company. The programming is accomplished through personal computer memory card international association memory card download; additionally, wireless download is available. The product is manufactured under various contracts in ISO certified facilities.

LAW ENFORCEMENT AND SURVEILLANCE SEGMENT

    The Company's current products by Digital Audio Corporation include digital filter instruments and digital tape transcription machines. DAC accounted for approximately 8% of the Company's sales in 1999 and 14% in 1998.

DIGITAL AUDIO CORPORATION PRODUCT LINE

    The Company markets an extensive line of digital signal processing instruments used by law enforcement agencies and organizations to enhance tape recordings collected from a variety of sources. Voices on such recordings are often obscured by room noises, acoustic resonance, muffling, background music, and street noises. To enhance such recordings and make them understandable, the tape's audio is processed through a sequence of highly specialized adaptive audio filters. These real-time devices have substantial computational power with the typical digital filter employing multiple microprocessor devices.

MARKETING AND SALES

    All of the Company's products are marketed on a direct basis by the Company's sales and marketing personnel or through commissioned independent sales agents, dealers, or distributors. The Company's marketing activities combine database marketing, selective media advertising, direct contact selling, publication of newsletters directed to customers, participation in trade shows and industry conventions, cooperative activities with system integrators, and, in the case of DAC, a specialized DAC School. This school offers end users opportunities to understand digital signal processing technology and to learn about Digital Audio Corporation product operation via hands-on instruction.

    The Company typically generates a significant portion of its sales from a relatively few key customers, the identity of which may vary from year to year. One major customer accounted for approximately 20% of net sales for 1999 and two major customers accounted for 21% of net sales in 1998. Revenue from these customers consists primarily of electronic destination sign and automatic voice announcement systems.

RESEARCH AND DEVELOPMENT

    The Company is committed to the continued enhancement of all of its products and to the development or acquisition of products having related applications. The Company's objective is to market and develop products that are considered to be high quality, technically advanced, cost competitive, and capable of capturing a significant share of the applicable market.

    Enhancement of the Talking Bus-TM- Automatic Voice Announcement Systems and TwinVision LeDot-TM- destination sign system products will continue in the future in order to increase the Company's ability to integrate these products with other technologies as well as to reduce unit cost of production. Further, new generations of product are under various stages of development some having been inserted into the market in late 1999.

    The Company introduced a new generation display element in its TwinVision LeDot-TM- destination sign system in October 1996. This new generation display combines known and proven benefits of light-emitting diodes with improved electromagnetic flip-dot elements to enhance product performance. These enhancements improve distance of readability and reduce maintenance expense. Further development of this product, and complimentary as well as next generation developments, are underway by the TwinVision of North America, Inc. and Transit-Media GmbH subsidiaries, some having been introduced to the market in the year 2000.

    The Company's engineering, research and development costs increased in 1999 as development activities continued in all business segments. Engineering, research and development expenses were

$1,865,940 in 1999 and $1,022,084 in 1998, an increase of 82.6%. The Company believes convergence of core technologies, combined with the need for capital improvements and efficiencies and customer service in the transit and transportation market, will justify continuing high levels of research and development.

ACQUISITIONS AND REORGANIZATION

    On February 28, 1995, the Company entered into and closed an Asset Purchase and Sale Agreement (the "DAC Agreement") with Digital Audio Corporation. Pursuant to the DAC Agreement, the Company obtained substantially all of the assets of Digital Audio Corporation for a purchase price in the aggregate amount of approximately $2,100,000 which consisted of cash in the amount of $1,171,000, a promissory note in the amount of $709,000 and 33,846 shares of the Company's Common Stock valued at $220,000 ("Acquisition Shares"). As additional consideration, the Agreement provided for an earn-out payment to be made over two years if certain performance criteria were met. The Company did not make any earn-out payments pursuant to this agreement. The unsecured promissory note payable to Digital Audio Corporation, which accrued interest at the rate of 6% per annum, was paid in January 1996.

    On July 1, 1998, the Company, Robinson Turney International, Inc., Digital Recorders Acquisition, Inc., a wholly owned subsidiary of the Company (the "Subsidiary"), David L. Turney and Claude G. Robinson, the two shareholders of Robinson Turney International (the "Shareholders") consummated an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which the RTI merged into the Subsidiary (the "Merger"). A disinterested majority of the directors voting with respect to the transaction approved the Merger on behalf of the Company pursuant to a fairness opinion related to the transaction. Pursuant to the Merger, 200,000 restricted shares of the Company's Common Stock were issued to the Robinson Turney International, Inc. shareholders. For two years commencing July 1, 1998, the RTI Shareholders had "piggyback" registration rights and until January 1, 1999, the Shareholders also had demand registration rights covering the 200,000 shares of Common Stock issued to them in the Merger. Robinson Turney International, Inc. ("RTI") was engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients, including the Company, who are primarily in the transit and transportation equipment industries. RTI assigned a license agreement and marketing agreement between RTI and TwinVision Corp. of North America, Inc. to the Company. RTI also assigned a management services agreement between RTI and Transit-Media GmbH to the Company. Mr. Turney served as the Chairman of the Board and the Chief Executive Officer of RTI since he and Mr. Robinson co-founded RTI in August 1994. Their respective employment agreements with RTI were cancelled at the effective date of the Merger.
Mr. Turney has served as the Company's Chairman of the Board and Chief Executive Officer since April 1998 and as a director since May 1996. The Company entered into a consulting agreement with Mr. Robinson, which commenced July 1, 1998 and terminated June 30, 1999.

COMPETITION

    The markets in which the Company participates are highly competitive and are subject to technological advances as well as evolving industry standards. The Company believes the principal competitive factors in the markets for the Digital Recorders, Transit-Media GmbH and TwinVision of North America, Inc. products include ease of use, service and support, price and the ability to integrate these products with other technologies. The Company currently views Luminator Holding L. P., an operating unit of Mark IV Industries, Inc., as its principal competitor in the transit market (see --Legal Proceedings). Luminator is a significant competitor in destination signage. The Company also recognizes Clever Devices Ltd. and Meister Electronics, LC., as competitors in the domestic transit market, although neither of these competitors have the capital and other resources of Luminator.

    Competition in the digital signal processing filtering business is limited and the Company believes that Digital Audio Corporation is the dominant leader among the small number of participants in the industry. Analog filtering products produced for the commercial sound industry by companies such as AKG Acoustics GmbH are not specifically designed for voice filtering and are not considered significant competition. The Company recognizes Adaptive Digital System, Inc. and Signalscape as competitors producing similar technology products but in a narrower product application range.

MANUFACTURING

    The Company's principal supplier for its Digital Recorder business unit products, Xetel Corporation, is a contract manufacturing firm producing Digital Recorder designed equipment. Trimble Navigation Ltd. supplies the Global Positioning Satellite equipment.

    The Company purchases major components for its TwinVision electronic destination signs from Lite Vision Corporation, an entity based in Taiwan. Lite Vision Corporation is a major stockholder in the company holding approximately 12.2% of the outstanding common stock. The Company has contracts with electronic manufacturing or contract assembly firms to manufacture these products both domestically and overseas. The display element is essentially a limited-source device, and the Company is managing its inventory levels to minimize the risk of delays in parts availability. The domestic production is compliant with all "Buy America" regulations.

    The Company's Digital Audio Corporation subsidiary manufactures or assembles its own products. Printed circuit board components and enclosures are purchased from specialized vendors such as Texas Instruments, Motorola, and Crystal Semiconductor, and small local hardware suppliers.

PROPRIETARY RIGHTS

    The Company currently relies on a combination of patents, copyrights, trade secrets, nondisclosure agreements, and licensing agreements to establish and protect its ownership of proprietary and intellectual property rights. The Company attempts to keep the results of its research and development efforts proprietary, but may not be able to prevent others from using some or all of such information or technology or otherwise from "designing around" the intellectual property rights of the Company. Patents have been issued related to certain intellectual property rights under which the TwinVision products are produced. The Company has registered its Talking Bus-TM- and TwinVision-TM-trademarks and logos, as well as certain slogans, by-lines, and trade-names with the United States Patent and Trademark Office.

    The Company intends to pursue new patents and other intellectual property right protection covering new technologies and developments on an on-going basis. The Company intends to maintain the integrity of its service marks, trade names and trademarks and other proprietary names and marks against unauthorized use and to protect against infringement and unfair competition where circumstances warrant.

EMPLOYEES

    As of December 31, 2000, the Company employs sixty-seven people. The Company's employees are not covered by any collective bargaining agreements and the Company believes that its employee relations are good.

DESCRIPTION OF PROPERTY

    The Company leases 18,484 square feet of office and operational space in an office complex in Durham, North Carolina. The lease agreement provides for monthly rental payments ranging from $13,486 to $17,083 and expires in May 2009. The Company leases approximately 2,200 square feet of corporate administration office space in Dallas, Texas and provides for monthly rental payments of approximately $4,350. The Company also leases approximately 4,700 square feet of office and operational space in Raleigh, North Carolina. This lease agreement contains rental rates ranging from

$4,241 to $5,013 per month and runs through December 2002. The German subsidiary, Transit-Media GmbH, leases office and engineering space in Ettlingen, Germany with monthly rental payments of $2,551 and runs through May 2001.

    Management believes, if necessary, additional office and manufacturing space will be available in or near its existing facilities at a cost approximately equivalent to or slightly higher than that now paid by the Company for its existing facilities.

LEGAL PROCEEDINGS

    On February 24, 1999, Mark IV Industries, Ltd. ("Mark IV") filed a lawsuit in the United States District Court for the Northern District of Texas, alleging the Company is infringing two U.S. patents held by Mark IV and seeking unspecified monetary damages, treble damages, and injunctive relief. The allegations relate to the display elements used in the TwinVision destination sign systems manufactured and marketed by the TwinVision of North America, Inc. subsidiary of the Company under an exclusive license for the display patented technology from Lite Vision Corporation ("Lite Vision") of Taiwan. The Company filed an answer and amended answer to the complaint, in which it denied all the plaintiff's allegations and asserted counterclaims against Mark IV, including alleged violations of the antitrust laws.

    In a separate action filed July 26, 1999, also in the United States District Court for the Northern District of Texas, Mark IV further alleged the Company is infringing a continuation patent related to one of the two patents that is the subject of the lawsuit filed in February 1999 described above. In this second action, Mark IV asserts similar claims and seeks similar relief.

    On February 15, 2000, the TwinVision of North America, Inc. subsidiary of the Company filed a legal action in the United States District Court for the Eastern District of Texas, against the Luminator Holding LP subsidiary of Mark IV Industries, Inc., the ultimate parent of Mark IV Industries, Ltd. This action alleges infringement of the Lite Vision patents including the recently issued continuation patent, under which TwinVision holds an exclusive license, seeks damages, and injunctive relief.

    On or about October 27, 2000, the Company and its TwinVision of North America, Inc. subsidiary, reached a settlement with Mark IV Industries, Ltd. and the Luminator Holding LP subsidiary of Mark IV Industries, Inc. (the ultimate parent of Mark IV Industries, Ltd.) of all of the litigation pending between and among them described above. The parties agreed to settle the litigation with prejudice, which bars future litigation of the same claims. Under terms of the settlement agreement no financial consideration is, will, or has been paid by or among any of the parties. Further, all parties will bear their own legal expenses.

    The Company is not a party to any other litigation and is not aware of any other threatened or pending legal action, which would have a material adverse effect on the Company's business, operations or financial condition.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock is quoted on the Nasdaq Small Cap Market under the symbol "TBus" and on the Boston Stock Exchange under the symbol "TBU." There are approximately 1,200 stockholders. The following table sets forth the range of high and low closing bid prices, as reported by The Nasdaq SmallCap Market, from January 1, 1998 through September 30, 2000. The prices set forth reflect interdealer quotations, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

                                                                HIGH       LOW
                                                              --------   --------
1998
  First Quarter.............................................   $2.50       1.38
  Second Quarter............................................    3.63       1.50
  Third Quarter.............................................    3.19       1.81
  Fourth Quarter............................................    1.88       1.41

                                                                HIGH       LOW
                                                              --------   --------
1999
  First Quarter.............................................   $2.38       1.38
  Second Quarter............................................    2.19       1.75
  Third Quarter.............................................    2.09       1.63
  Fourth Quarter............................................    4.81       1.50

                                                                HIGH       LOW
                                                              --------   --------
2000
  First Quarter.............................................   $4.19       2.38
  Second Quarter............................................    2.63       1.63
  Third Quarter.............................................    2.69       1.91

    The Company had not declared any dividends on Common Stock during 1999 and 1998 or through the third quarter of 2000 ended September 30, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company designs, manufactures or contracts for the manufacture of, and sells information technology products primarily through two major business segments. These segments are 1) the transportation products segment and, 2) the law enforcement and surveillance segment. The transportation products segment consists of the Digital Recorders business unit and two wholly owned subsidiaries, Transit-Media GmbH and TwinVision of North America, Inc. The law enforcement and surveillance segment of the Company is Digital Audio Corporation, a wholly owned subsidiary. On April 14, 1998, the Company divested the Highway Information Systems business group as more fully described in
Note 2 to the consolidated financial statements. Since 1987, when the Company generated net sales of $348,000, net sales have increased each year, reaching $22,441,234 in 1999 for its continuing operations. The Company attributes its sales growth primarily to introduction of new products, increased market penetration, competitive prices, strong customer service, growing markets for its products, and strategic acquisitions.

    The Company's products are currently marketed to the transit, transportation and law enforcement markets. Customers include municipalities, regional transit districts, federal, state, and local departments of transportation, bus manufacturers, and law enforcement agencies or organizations. Sales to these customers are characterized by a lengthy sales cycle that generally extends for a period of two to twenty-four months. In addition, purchases by a majority of these customers are dependent on federal, state and local funding that may vary from year to year.

    The Company typically recognizes revenue upon shipment of products to customers. Because the Company's operations are characterized by significant research and development expenses preceding product introduction, net sales and related expenses may not be recorded in the same period, thereby producing fluctuations in operating results. The Company's dependence on a small number of relatively large customers or projects may increase the magnitude of fluctuations in operating results.

    The following discussion provides an analysis of the Company's results of operations and liquidity and capital resources. This should be read in conjunction with the consolidated financial statements of the Company and notes thereto. The operating results of the years presented were not significantly affected by inflation.

RESULTS OF OPERATIONS

    The following table sets forth the percentage of revenues represented by certain items included in the Company's Statements of Operations:

                                                                                       NINE MONTHS
                                                                YEAR ENDED                ENDED
                                                               DECEMBER 31,           SEPTEMBER 30,
                                                           --------------------    --------------------
                                                             1999        1998        2000        1999
                                                           --------    --------    --------    --------
Net sales................................................   100.0%      100.0%      100.0%      100.0%
Cost of sales............................................    64.9        60.5        62.6        63.4
                                                            -----       -----       -----       -----
Gross profit.............................................    35.1        39.5        37.4        36.6
                                                            -----       -----       -----       -----
Operating expenses:
  Selling, general and administrative....................    28.1        39.9        29.2        29.4
  Engineering, research and development..................     8.3         7.2         8.5         7.8
                                                            -----       -----       -----       -----
Total operating expenses.................................    36.4        47.1        37.7        37.2
                                                            -----       -----       -----       -----
Operating loss...........................................    (1.3)       (7.6)       (0.3)       (0.6)
Other expense and interest...............................    (0.8)       (0.8)       (1.8)       (0.8)
                                                            -----       -----       -----       -----
Loss before income taxes from continuing operations......    (2.1)       (8.4)       (2.1)       (1.4)
Income tax expense (benefit).............................      --         2.6          --          --
                                                            -----       -----       -----       -----
Loss from continuing operations..........................    (2.1)       (5.8)       (2.1)       (1.4)
Discontinued operations:
  Income from operations of HIS division, net of tax.....      --         0.6          --          --
  Gain on disposal of HIS division, net of tax...........      --         4.7          --          --
Cumulative effect of change in accounting principle......    (0.6)         --          --        (0.8)
                                                            -----       -----       -----       -----
Net loss.................................................    (2.7)%      (0.5)%      (2.1)%      (2.2)%
                                                            =====       =====       =====       =====

COMPARISON OF YEARS ENDED DECEMBER 31, 1999 AND 1998.

    Net sales from continuing operations for 1999 were $22,441,234, an increase of $8,201,983 or 57.6%, as compared to $14,239,251 for 1998. The sales increase was primarily due to higher sales for destination sign systems in the Company's transportation products segment. Combined sales for Transit-Media GmbH and TwinVision of North America, Inc. increased $5,616,384 or 78.1% as these two subsidiaries realized increased orders for its destination sign products. Digital Recorders' business unit sales increased $2,767,662 or 54.9%, an increase primarily attributed to increasing market share. In the Company's law enforcement and surveillance segment, Digital Audio Corporation experienced a sales decline of $182,163 or 9.3% as this limited niche market did not realize any above average government orders as compared to prior years.

    Gross profit from continuing operations for 1999 was $7,886,100, an increase of $2,264,865, or 40.3% as compared to gross profit of $5,621,235 in 1998. As a percentage of sales, gross profit was 35.1% of net sales in 1999 as compared to 39.5% during 1998. The dollar increase in gross profit coincided with the growth of the Transportation Products Segment (TPS). The gross profit percentage decrease was caused primarily by a lower percentage of overall sales from Digital Audio Corporation which historically has higher gross margins than the TPS business units.

    Selling, general and administrative expenses during 1999 were $6,303,189, an increase of $624,885 or 11% as compared to selling, general and administrative expenses of $5,678,304 during 1998. This increase is attributed to the overall growth of the Company.

    Engineering, research and development expenses for 1999 were $1,865,940, an increase of $843,856, or 82.6%, as compared to engineering, research and development expenses of $1,022,084 in 1998. This increase relates to the increase in technical personnel for all three U.S. business units and development of new products and improvement of existing products.

    The operating loss decreased by $796,124 to $283,029 in 1999 as compared to the operating loss of $1,079,153 for 1998. This decrease during 1999 is due primarily to the factors set forth above.

    Total other income (expense) and interest for 1999 resulted in a net expense of ($185,556), an increase of $75,503 as compared to total net income (expense) for 1998 of ($110,053.) This increase was primarily due to an increase in interest expense resulting from an increase in the line of credit borrowing. Interest expense in 1999 was $186,189 and $101,635 in 1998.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999.

    Net sales for the nine months ended September 30, 2000 were $20,387,165,an increase of $4,832,188 or 31.1%, as compared to $15,554,977 for the comparable nine months in 1999. Increased sales resulting from an increase in market share in the TPS was the most significant factor contributing to the increase.

    During the nine months ended September 30, 2000, TPS sales increased $5,558,690 or 39.4% from the corresponding nine months in the prior year or from $14,093,211 in 1999 to $19,651,901 in 2000. The increase reflects TPS having improved market share.

    During the nine months ended September 30, 2000, DAC sales decreased $726,502, or 49.7%, from the corresponding nine months in the prior year or from $1,461,766 in 1999 to $735,264 in 2000. The sales revenue decline was the result of timing in new product introduction, reduced customer funding and strategic issues in addition to a significant government order completed at the end of March 1999.

    Gross profit for the nine months ended September 30, 2000 was $7,629,781, an increase of $1,931,993 or 34%, over gross profit of $5,697,788 for the nine months ended September 30, 1999. As a percentage of sales, gross profit during the nine months ended September 30, 2000 was 37.4% of net sales, as compared to 36.6% during the corresponding nine months in 1999. The increase in gross profit percentage was caused primarily by a lower cost of sales in the TPS business units.

    Selling, general and administrative expenses during the nine months ended September 30, 2000 were $5,960,539, an increase of $1,379,901 or 30.1% as compared to expenses of $4,580,638 during the nine months ended September 30, 1999. This increase was attributed primarily to higher payroll and related fringe benefits, plus increases in outside services and legal expense. As a percentage of sales, Selling, General and Administrative decreased from 29.4% in 1999 to 29.2% in 2000.

    Engineering and research and development expenses for the nine months ended September 30, 2000 were $1,735,283, an increase of $528,579, or 43.8%, as compared to expenses of $1,206,704 during the nine months ended September 30, 1999. As a percent of sales, these expenses were 8.5% in 2000 and 7.8% in the same period in 1999. This increase related primarily to additional engineering personnel and outside engineering expense for software and hardware development, sustaining product engineering and new product development.

    The net change in operating loss was a decrease of $23,513 for the nine months ended September 30, 2000 over the same period of a year ago. The operating loss for the nine months ended September 30, 2000 was $66,041 compared to an operating loss of $89,554 for the nine months ended September 30, 1999. The decrease for the nine months ended September 30, 2000 is primarily due to the factors set forth herein.

    Total other income (expense) and interest expense for the nine months ended September 30, 2000 was ($367,455), an increase of $253,513 as compared to ($113,942) for the nine months ended September 30, 1999. This increase is primarily the result of higher interest expense due to increased borrowings and higher interest rates in the nine months ended September 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

    On February 26, 1998, the Company renewed its $2,500,000 secured line of credit facility and $1,000,000 secured letter of credit facility with Wachovia Bank, N.A. through February, 1999. At August 1, 1998, the amount of funds available under the secured line of credit facility increased to $3,000,000 and the secured letter of credit decreased to $500,000. Both facilities were with the same financial institution. These facilities provided for short-term borrowings and import letters of credit, were subject to certain loan covenants, were secured by substantially all of the Company's accounts receivable, inventory and equipment, and had interest, payable monthly, at the 90 day London Inter Bank Offer Rate base rate plus 4.0%. The borrowing base and credit line availability were computed at eighty percent (80%) of all U.S. trade accounts receivable less those accounts exceeding ninety days outstanding.

    On February 25, 1999, the Company extended its $3,000,000 secured line of credit facility and $500,000 secured letter of credit facility with Wachovia Bank, N.A. through March 25, 1999 and subsequently extended to August 31, 1999 as the Company completed a new and expanded financing agreement with Fremont Financial Corporation, a subsidiary of Finova Group, Inc. Fremont Financial Corporation was acquired in December, 1999 by Finova Group, Inc.

    On August 23, 1999, Digital Recorders, Inc. and related subsidiaries signed a four year Revolving and Term Lines of Credit Agreement ("Credit Agreement") with Fremont Financial Corporation, now Finova Group, Inc. The Credit Agreement provides up to $10 million for borrowing by the Company to be used for acquisitions, working capital and general corporate purposes. The amount available to borrow under the revolving portion of the Credit Agreement is determined based on a formula of eligible trade accounts receivable and inventory. The trade accounts receivable basis is eighty-five percent (85%) of eligible domestic U.S. trade accounts plus the lesser of fifty percent (50%) or $750,000 of eligible accounts of the German subsidiary.

    The inventory basis is a weighted average formula on a ratio of domestic U.S. inventory to the total confirmed sales orders, with advances of thirty-five percent (35%) of primary components and eight percent (8%) of general inventory, with a combined limit of $750,000. The term portion of the Credit Agreement will be primarily used to fund purchases of machinery and equipment and acquisitions. The interest rate on the revolving credit portion of the agreement is the bank's prime lending rate plus one and three-quarters percent. Credit extended for acquisitions will bear an interest rate of prime plus two percent.

    The Credit Agreement includes other customary covenants and conditions relating to the conduct and operation of the Company's business. Specifically, the Company is subject to a 1:1 Earnings Before Income Tax, Dividends and Amortization to interest coverage ratio to be calculated on a cumulative basis for the initial four fiscal quarters after the signing date. After that it will be calculated for the four fiscal quarters immediately preceding the date of determination. In addition, any acquisition will require prior approval from Finova.

    At December 31, 1999, there was $3,292,619 of borrowing outstanding under the line of credit agreement with additional borrowing availability of $909,448.

    As of December 31, 1999, the Company's principal sources of liquidity included cash and cash equivalents of $242,820, trade accounts receivable of $5,571,452, inventory of $4,322,391, amount due under the credit line of $3,292,619 and trade accounts payable of $3,047,336 providing the Company with net working capital of $3,937,046.

    The Company's operating activities used cash of $2,060,611 during 1999 and $2,611,025 during 1998. For 1999, the increase in accounts receivable of $2,200,087, increase in inventory of $274,561 and increase in other assets of $22,922 were offset by increase in accounts payable of $1,567,597. For 1998, excluding the gain on sale of the HIS division of $1,097,012 and net book value of HIS assets disposed of $1,702,987, the net cash provided by operating activities would be $188,973. For 1998, the increases of inventory of $324,384 and accounts receivable of $197,406 were offset by increases in accounts payable of $367,454. The Company anticipates that its working capital needs will increase with the growth in the Company's sales and as the Company implements its expansion plans.

    The Company's net investing activities during 1999 used cash of $411,713 to purchase test equipment, computer and telecommunications equipment and office furniture and fixtures. In 1998 it provided cash of $2,800,931, primarily as the result of the HIS division sale recorded in the second quarter.

    The Company's net financing activities provided cash of $2,199,944 in 1999 and used cash of $95,793 during 1998. In 1999, net borrowings under the line of credit amounted to $2,367,619, which was used in operations and to pay dividends of $167,675 on the AAA preferred Stock. In 1998, $1,071,872 of proceeds was received from the issuance of common stock. Available cash was used to decrease the line of credit and pay "AAA" preferred stock dividends of $199,125.

    On April 6, 1998, the holders of the Series AAA Preferred Stock approved an amendment to the Company's Articles of Incorporation to (i) extend the mandatory redemption date of the Series AAA Preferred Stock (the "Preferred Shares") to December 31, 2003, (ii) permit the earlier redemption of the Preferred Shares at the Company's option at any time upon 30 days' written notice, (iii) increase the amount of quarterly dividend payable with respect to each Preferred Share from $112.50 to $125.00 beginning in 1999, and (iv) increase the number of shares of Common Stock of the Company issuable upon conversion of each Preferred Share from 500 shares of Common Stock to 625 shares of Common Stock. Such amendment was presented to a vote of the holders of Common Stock in the Company's fiscal 1999 Proxy Statement and was approved. The conversion rate of the 625 shares of Common Stock for each preferred share is $8.00 per share.

    On April 14, 1998 the Company sold its Highway Information Systems (HIS) business group for $2,800,000 in cash plus other consideration of approximately $200,000. The Company realized a gain on disposal, before applicable income taxes, of $1,097,012. The federal income tax expense on this transaction, which the Company offset with operating loss carryforwards, was approximately $346,000. The state tax expense was approximately $80,000.

    The Company's cash requirements, other than for normal operating expenses, relate primarily to the development of new products and enhancement of existing products, financing growth, and the possible acquisition of companies, products, or technologies. The Company believes that a combination of its net working capital and the borrowing capacity available under its existing credit facility provides the liquidity and capital resources to satisfy its currently anticipated cash requirements for 2000.

                           INFORMATION ABOUT MOBITEC

DESCRIPTION OF BUSINESS

    Mobitec is approximately a US $12.5 million sales volume company and dominates the Nordic Market, which consists of Greenland, Greenland, Sweden, Norway, Denmark, and Finland, for Electronic Destination Sign Systems. In the core Scandinavian Market, Mobitec holds an estimated 70% Market share of the 1,800-2,000 new bus vehicles produced annually. Its technology is compatible with TwinVision of North America, Inc. (TwinVision), a subsidiary of Digital, although it has opted to not fully migrate to TwinVision LED/Flip-Dot hybrid type technology. Mobitec uses traditional flip-dot displays indirectly illuminated by strips of high-intensity LEDs mounted in a similar location as the fluorescent tubes of older illumination technology systems.

    In addition to holding dominant market share in Nordic Markets, Mobitec has approximately a 50% market share in Australia, participation in a 50:50 joint venture in Brazil, and a recently established sales office in central Germany focused on smaller operators.

    Mobitec was founded in 1987 and employs about 45 people. Its primary operating office is in Herrljunga, Sweden located about a one-hour drive East-Northeast of Goteborg Sweden. Access from Central Europe is typically by land/sea from Denmark or via air through either the Goteborg or Stockholm International Airports. Mobitec is thus situated in a strategically important segment of this overall general niche market and is further positioned to serve the former Eastern Block markets.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    There is no public market for Mobitec's common stock. There are five holders of Mobitec's stock. After the Acquisition, all the shares of Mobitec will be owned by DRI-Europa and/or Digital. Since January 1, 2000, Mobitec has paid dividends consisting of SEK 350,000 to its shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    Mobitec Holding AB ("Mobitee") has one wholly-owned subsidiary, Mobitec AB, which in turn owns 100% of Mobitec GmbH and Mobitec Australia Pty. Ltd. In addition, Mobitec AB owns 50% of a company operating in Brazil known as Mobitec Ltda. Two other subsidiaries of Mobitec, Hexair AB and Mobitec Klimat AB, are not part of the Stock Purchase Agreement and are to be sold to Bengt Bodin prior to the Closing Date. Mobitec, founded in 1987, designs, manufactures or contracts for the manufacture of electronic destination sign systems sold primarily in the transit and transportation vehicle equipment market in Scandinavia, continental Europe, Brazil and Australia. These customers include municipalities, regional and local departments of transportation, transit agencies, vehicle manufacturers, and public, private, or commercial operators of those vehicles.

    The principal manufacturing and assembly facility employing approximately 45 people is located in Herrljunga, Sweden which is approximately sixty kilometers northeast of Goteborg, Sweden.

    In the core Scandinavian market, Mobitec holds an estimated 70% market share of the 1,800-2,000 new bus vehicles produced annually. Its technology is compatible with that of Digital's wholly owned subsidiary, TwinVision. Mobitec uses traditional flip-dot displays indirectly illuminated by strips of high-intensity LEDs mounted in the same location as the fluorescent tubes of older illumination technology systems. In addition to holding dominate market share in Nordic Markets, Mobitec has over 50% market share in Australia, participation in a small 50:50 joint venture in Brazil, and a recently established sales office in central Germany focused on small operators.

    Foreign currency assets and liabilities are translated using the Swedish krona (SEK) exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U. S. dollars are accumulated as a translation adjustment in stockholders' equity. The SEK to U.S. dollar foreign exchange rates used in the financial statements are:

                                                    12/31/98   9/30/99    12/31/99   9/30/00
                                                    --------   --------   --------   --------
Balance Sheet.....................................   8.103      8.201      8.505      9.628
Income Statement..................................   7.952      8.252      8.274      8.920

    The following discussion provides an analysis of Mobitec's consolidated results of operations and its liquidity and capital resources. This discussion should be read in conjunction with the consolidated financial statements of the Company and notes therein.

RESULTS OF OPERATIONS

    The following table sets forth the percentage of revenues represented by certain items included in Mobitec's Consolidated Statements of Operations:

                                    MOBITEC
        CONSOLDIATED STATEMENTS OF OPERATIONS -- PERCENTAGE OF REVENUES
                 NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                             (AMOUNTS IN THOUSANDS)

                                                          2000                                           1999
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
Net sales...........................   100.0%     100.0%       100.0%      100.0%     100.0%      100.0%      100.0%      100.0%
Cost of sales.......................    70.6       72.9         97.8        66.2       71.1          --          --        70.8
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Gross profit....................    29.4       27.1          2.2        33.8       28.9       100.0       100.0        29.2
                                       -----      -----        -----       -----      -----      ------       -----       -----
Operating expenses:
  Selling, general and
    administrative..................    15.6       33.6          3.1        22.6       15.7       200.0        61.1        17.2
  Research and development..........     5.1         --           --         4.7        5.2          --          --         5.2
  Other.............................    (0.2)        --           --        (0.2)       0.0          --          --         0.0
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Total operating expenses........    20.5       33.6          3.1        27.1       20.9       200.0        61.1        22.3
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Operating income (loss)...........     8.9       (6.5)        (0.9)        6.7        8.0      (100.0)       38.9         6.9
Other income (expense)..............     0.2         --          3.8        (0.6)        --          --          --          --
Interest income (expense)...........    (0.4)       0.7           --        (0.2)      (0.3)         --          --        (0.3)
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Total other income (expense) and
      interest income (expense).....    (0.3)       0.7          3.8        (0.8)      (0.3)         --          --        (0.3)
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Income (loss) before income
    taxes...........................     8.7       (5.8)         2.9         5.9        7.6      (100.0)       38.9         6.6
Income tax expense..................    (1.8)      (1.7)        (0.3)       (2.1)      (1.4)         --       (27.8)       (1.3)
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Net income (loss).................     6.8       (7.4)         2.6         3.9        6.2      (100.0)       11.1         5.3
Group contribution..................    (2.9)      10.4           --          --         --          --          --          --
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Net income (loss) after group
    contribution....................     3.9%       3.0%         2.6%        3.9%       6.2%     (100.0)%      11.1%        5.3%
                                       =====      =====        =====       =====      =====      ======       =====       =====

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

    Net sales for the nine months ended September 30, 2000 were $8,255,000, an increase of $28,000 or 0.3%, as compared to $8,227,000 for the comparable nine months in 1999. The increase in sales resulted from a higher percentage of sales revenues in Germany, Australia and Brazil.

    Gross profit for the nine months ended September 30, 2000 was $2,789,000, an increase of $387,000 or 16.1%, over gross profit of $2,402,000 for the nine months ended September 30, 1999. As a percentage of sales, gross profit during the nine months ended September 30, 2000 was 33.8% of net sales, as compared to 29.2% during the corresponding nine months in 1999. The increase in gross profit percentage was caused primarily by a lower cost of electronic components.

    Selling, general and administrative expenses during the nine months ended September 30, 2000 were $1,863,000, an increase of $452,000 or 32.0% as compared to expenses of $1,411,000 during the nine months ended September 30, 1999. This increase was attributed primarily to the start up of the two new subsidiaries in Germany, Australia and Brazil.

    Research and development expenses for the nine months ended September 30, 2000 were $391,000, a decrease of $33,000, or 7.8%, as compared to expenses of $424,000 during the nine months ended September 30, 1999. As a percent of sales, these expenses were 4.7% in 2000 and 5.2% for the same period in 1999. This slight decrease was the result of lower expenditures for the period.

    Total other income (expense) and interest income (expense) for the nine months ended September 30, 2000 was ($63,000), an increase of $36,000 as compared to ($27,000) for the nine months ended September 30, 1999. This increase is primarily the result of higher interest expense due to increased borrowings.

LIQUIDITY AND CAPITAL RESOURCES

    Mobitec uses a trade accountants receivable factoring arrangement with the SEB bank in Goteborg, Sweden to provide cash for working capital. This arrangement applies only to Scandinavian customers and bears interest at 5.5% on unpaid accounts. In addition to the factoring relationship, Mobitec entered into a working capital term credit loan in August 2000 with the SEB Bank to cover other cash requirements. As the factoring arrangement only applies to Scandinavian trade accounts, the cash needs in Sweden and foreign subsidiaries required the additional term loan. This term loan bears interest at an annual rate 5.5% and is secured by inventory and trade accounts receivable not covered by the factoring arrangement. The outstanding liability at September 30, 2000 was $456,000.

    As of September 30, 2000 the Company's principal sources of liquidity included cash and cash equivalents of $163,000, trade accounts receivable of $1,576,000, inventories of $1,480,000, short-term bank borrowings of $456,000 and trade accounts payable of $933,000 providing the Company with net working capital of $1,435,000.

RESULTS OF OPERATIONS

    The following table sets forth the percentage of revenues represented by certain items included in Mobitec's Consolidated Statements of Operations:

                                    MOBITEC
        CONSOLIDATED STATEMENTS OF OPERATIONS -- PERCENTAGE OF REVENUES
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                             (AMOUNTS IN THOUSANDS)

                                                          1999                                           1998
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
Net sales...........................   100.0%     100.0%       100.0%      100.0%     100.0%      100.0%      100.0%      100.0%
Cost of sales.......................    72.2       71.9         91.6        70.4       70.9        52.6       (86.8)       70.2
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Gross profit....................    27.8       28.1          8.4        29.6       29.1        47.4       186.8        29.8
                                       -----      -----        -----       -----      -----      ------       -----       -----
Operating expenses:
  Selling, general and
    administrative..................    16.0       64.5         10.2        21.8       19.1       426.3        50.0        20.8
  Research and development..........     5.3         --           --         5.2        5.2          --          --         5.1
  Other.............................     0.4        0.1           --         0.4       (1.0)         --          --        (0.9)
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Total operating expenses........    21.6       64.6         10.2        27.3       23.4       426.3        50.0        25.0
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Operating income (loss)...........     6.2      (36.6)        (1.8)        2.2        5.8      (378.9)      136.8         4.8
Other income (expense)..............    (0.3)       1.0          7.9        (0.9)      (0.5)      176.3        15.8         0.2
Interest income (expense)...........    (0.2)       0.3           --        (0.2)      (0.1)         --       100.0         0.2
                                       -----      -----        -----       -----      -----      ------       -----       -----
    Total other income (expense) and
      interest income (expense).....    (0.5)       1.3          7.9        (1.1)      (0.7)      176.3       115.8         0.4
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Income (loss) before income
    taxes...........................     5.6      (35.2)         6.2         1.1        5.1      (202.6)      252.6         5.2
Income tax expense..................    (0.3)      (0.3)        (3.9)       (0.0)      (0.2)      (52.6)       (7.9)       (0.4)
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Net income (loss).................     5.3      (35.6)         2.3         1.1        4.9      (255.3)      244.7         4.8
Group contribution..................    (4.4)      36.2         (4.5)         --       (1.5)      394.7          --          --
                                       -----      -----        -----       -----      -----      ------       -----       -----
  Net income (loss) after group
    contribution....................     0.9%       0.7%        (2.2)%       1.1%       3.4%      139.5%      244.7%        4.8%
                                       =====      =====        =====       =====      =====      ======       =====       =====

COMPARISON OF YEAR ENDED DECEMBER 31, 1999 AND 1998

    Net sales for the year ended December 31, 1999 were $11,112,000, an increase of $935,000 or 9.2%, as compared to $10,177,000 for the comparable year in 1998. The increase in sales resulted from a higher percentage of sales revenues in Germany and Brazil.

    Gross profit for the year ended December 31, 1999 was $3,286,000, an increase of $254,000 or 8.4%, over gross profit of $3,032,000 for the year ended December 31, 1998. As a percentage of sales, gross profit during the year ended December 31, 1999 was 29.6% of net sales, as compared to 29.8% during the corresponding year in 1998. The decrease in gross profit percentage was caused primarily by a lower cost of electronic components.

    Selling, general and administrative expenses during the year ended
December 31, 1999 were $2,458,000, an increase of $343,000 or 16.2% as compared to expenses of $2,115,000 during the year ended December 31, 1998. This increase was attributed primarily to the additional expense of start up of the two new subsidiaries in Germany and Brazil.

    Research and development expenses for the year ended December 31, 1999 were $573,000, an increase of $50,000, or 9.6%, as compared to expenses of $523,000 during the year ended December 31, 1998. As a percent of sales, these expenses were 5.2% in 2000 and 5.1% for the same period in 1998. This slight increase was the result of higher expense in development of electronic sign systems.

    Total other income (expense) and interest income (expense) for the year ended December 31, 1999 was ($122,000), a decrease of $165,000 as compared to $43,000 for the year ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

    Mobitec uses a trade accountants receivable factoring arrangement with the SEB bank in Goteborg, Sweden to provide cash for working capital. This arrangement applies only to Scandinavian customers and bears interest at 5.5% on unpaid accounts.

    As of December 31, 1999 the Company's principal sources of liquidity included cash and cash equivalents of $669,000, trade accounts receivable of $955,000, inventories of $964,000, and trade accounts payable of $921,000 providing the Company with net working capital of $1,293,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective March 1996, the Company entered into various marketing, distribution, licensing and management agreements with Robinson Turney International, Inc., an entity in which David L. Turney, an officer and director of the Company, holds a 50% ownership interest. The Company paid fees and commissions earned under these various agreements totaling $55,013 during 1998. This agreement ended at April 1998 effective with the merger of RTI into the company.

    The Company purchases electronic components supporting the transportation products segment from a major stockholder, Lite Vision Corporation ("Lite Vision"), a public Taiwan company. Lite Vision holds 12.2% of the outstanding shares of common stock. The components consist primarily of light emitting diodes (LED) printed circuit boards and power supplies. The Company purchased approximately $5.3 million and $4.0 million during 1999 and 1998, respectively.

    The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction.

                             SHAREHOLDER PROPOSALS

    Shareholders who intend to submit proposals for inclusion in the Proxy Statement for the Annual Meeting of Shareholders must do so by sending the proposal and supporting statements, if any, to the Company no later than January 31, 2001. Such proposals should be sent to the attention of Mr. Lawrence A. Taylor, 4018 Patriot Drive, One Park Center, Suite 100, Durham, North Carolina 27703.

                                 OTHER MATTERS

    Except for the matters described herein, management does not intend to present any matter for action at the Special Meeting and knows of no matter to be presented at such Special Meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Special Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person acting under the Proxy.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000; the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2000; the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000; and, the Company's

Quarterly Report on Form 10-QSB for the period ended September 30, 1999. These incorporated documents do not form any part of the material for the solicitation of any Proxy.

A COPY OF ANY OR ALL OF THE FOREGOING INCORPORATED DOCUMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, ARE AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MR. LAWRENCE A. TAYLOR, 4018 PATRIOT DRIVE, ONE PARK CENTER, SUITE 100, DURHAM, NC 27703.

                                                                      APPENDIX A

                            DIGITAL RECORDERS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder hereby appoints David M. Furr, proxy and attorney-in-fact for the undersigned, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares in Digital Recorders, Inc., a North Carolina corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held at the Radisson-Governor's Inn, I-40 at Davis Drive, Research Triangle Park, Durham, NC 27709, on February 22, 2001, at 11:00 a.m., local time, and at any adjournment thereof as hereinafter specified upon the proposals listed below and as more particularly in the Proxy Statement of the
Company dated January   , 2001 (the "Proxy Statement"), receipt of which is
hereby acknowledged. This proxy is first being mailed on or about January   ,
2001.

/X/ Please mark your vote as in this example

                                                                 FOR  AGAINST  ABSTAIN
1.   Approval of the issuance of 430,000 restricted shares of    / /    / /      / /
     Company Common Stock, pursuant to a Stock Purchase
     Agreement among the Company, DRI-Europa AB and Bengt
     Bodin, Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias
     Bodin, Bertil Lindqvist (collectively the "Sellers"), to
     acquire all of the outstanding stock of Mobitec Holding
     AB.

                                                                  FOR  AGAINST  ABSTAIN
2.   Approval of the issuance of up to 100,000 shares of Company  / /    / /      / /
     Common Stock underlying the Bodin Warrants pursuant to the
     Bodin Warrant Agreement between Digital and Bengt Bodin.

                                                                  FOR  AGAINST  ABSTAIN
3.   Approval of the authorization and issuance of Convertible    / /    / /      / /
     Debentures in the aggregate amount of $3,000,000 to be
     issued to certain Investment Funds associated with
     Renaissance Capital Group, Inc., and the issuance of up to
     1,500,000 shares of Company Common Stock, to be issued if
     the Debentures are converted.

I PLAN TO ATTEND THE SPECIAL MEETING / /

The shares represented hereby will be voted as specified. If no Specifications are made, such shares will be voted FOR the above proposals for which no specification is made.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE SIGN, DATE, AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED SELF ADDRESSED STAMPED ENVELOPE.

Signature(s) _______________________________________________________ Dated
____________, 2001

NOTE: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If more than one trustee, all should sign. All joint owners must sign.

                                                                      APPENDIX I

                            STOCK PURCHASE AGREEMENT
                                    BETWEEN
                                  BENGT BODIN,
                                ANNACARIN BODIN,
                                 MATTIAS BODIN,
                                 TOBIAS BODIN,
                               BERTIL LINDQVIST,
                                      AND
                                 DRI EUROPA AB,
                                      AND
                            DIGITAL RECORDERS, INC.,
                           DATED [            ] 2001

TABLE OF CONTENTS

 1.   Definitions.................................................   I-5

 2.   Sale and purchase of the shares.............................   I-8

 3.   Purchase Price..............................................   I-8

 4.   Conditions precedent to the purchaser's obligations.........  I-11

 5.   Closing.....................................................  I-11

 6.   Representations and warranties of all the sellers...........  I-12

 7.   Representations and warranties of the Bodin Sellers.........  I-13

 8.   Covenants...................................................  I-20

 9.   Indemnification.............................................  I-23

10.   Representations and warranties of the purchaser.............  I-25

11.   Closing date................................................  I-26

12.   General provisions..........................................  I-26

                                   APPENDICES

1.9          a - b      Consolidated Financial Statements

1.14         a - b      Financial Statements

1.19                    Interim Financial Statements

3.2.1.3                 Registration Rights Agreement

3.2.1.4                 Promissory Note

3.2.1.5                 Bodin Warrant Agreement

5.3                     Legal Opinion

6.5 a)                  Articles of Association, Share
                        Ledgers

7.4                     Pledges, commitments and
                        contingent liabilities

7.6                     Dividends since 1st January 2000

7.8                     Inventory stored and obsolete
                        products

7.19                    Material Agreements and Warranties

7.30                    Customer List

7.36                    Insurances

7.39                    Employment conditions

7.41                    List of persons authorised to sign

7.42                    Bonus agreement

7.46                    Pension arrangement Bengt Bodin

8.4                     Mobitec Stock Option Program

8.5                     Trademark License Agreement

8.10                    Disputes

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of [ ] 2001, by and between

    Bengt Bodin, an individual resident at La Piniere, Cidex 206, R.D. 2085, FR-06330 Roquefort les Pins, France;

    Annacarin Bodin, an individual resident at La Piniere, Cidex 206, R.D. 2085, FR-06330 Roquefort les Pins, France;

    Mattias Bodin, an individual resident at Parkgatan 10, SE-112 30 Stockholm, Sweden;

    Tobias Bodin, an individual resident at Ovre Husargatan 23 A, SE-413 14 Gothenburg, Sweden; and

    Bertil Lindqvist, an individual resident at Nybrogatan 45 B, 114 39
    Stockholm.

    (Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist are hereinafter collectively referred to as the "Sellers".)

AND

    DRI Europa AB, a Swedish corporation, in the process of incorporation, to have its principal office in Gothenburg, (the "Purchaser") and

    Digital Recorders, Inc., a company duly incorporated and organised under the laws of the state of North Carolina, USA, having its principal office at Durham, North Carolina, ("DRI").

PREAMBLES

A. The Sellers are at the date hereof the owners of the shares (the Shares) of Mobitec Holding AB, a Swedish corporation, registration number 556546-6793, (the "Company"). The ownership of the Shares is, at the date hereof as follows:

Bengt Bodin.................................................   51,900 shares
Annacarin Bodin.............................................   20,400 shares
Mattias Bodin...............................................    9,100 shares
Tobias Bodin................................................    9,100 shares
Bertil Lindqvist............................................    9,500 shares
                                                              --------------
TOTAL.......................................................  100,000 shares

B. The Company is the parent company of a group of companies engaged in developing, manufacturing, marketing and selling information systems for public transport vehicles.

C. The aforesaid group of companies has presently a strong market position on its respective market, has a customer base on these markets and has highly professional and skilled personnel in the field of business where the group of companies is active.

D. The Purchaser is a wholly owned subsidiary of Digital Recorders, Inc.

E. DRI is engaged in the businesses of design, development, production, marketing, sales and service of information systems for transit and transportation markets worldwide.

F. DRI, using the Purchaser as a vehicle therefor, is desirous of strengthening its presence and its operations in Europe. After analysis of the market situation and the business environment in Europe, DRI believes that a stronger presence and good business opportunities will be achieved by the purchase of the shares of the Company.

G. The Sellers are willing to sell the Shares to the Purchaser and/or to DRI on the terms and conditions set forth herein subject to the exercise by the Purchaser and/or DRI of its right under the Option Agreement.

H. Although Bertil Lindqvist, owner of 9,500 shares of the Company, agrees to sell his shares it is understood that he shall be paid the purchase price for his portion of the shares in full on the Closing Date and shall only be liable hereunder to the extent explicitly set forth hereunder. Any other liability for breach of representations or warranties or any other failure or breach under this Agreement will be assumed by the other Sellers in full as if they were the Sellers of Bertil Lindqvist's shares too.

I. The Sellers have submitted to the Purchaser the budget for 2001, which has been prepared with normal and reasonable care in accordance with previous practice. The Board of Directors of Mobitec AB has stated that there is some degree of uncertainty with respect to the budgeted result for Mobitec Ltda but that this will probably be compensated by the result of other entities of the Group. For the avoidance of doubt the purchase price for the Shares is, however, not based on any forecasts or budgets issued by the Company or any Subsidiary with respect to the operation of the Group beyond the Closing Date.

J. It is understood between the parties that all shares of Klimat and Hexair will be sold prior to Closing and that such sale will have no negative effect on the Company or any Subsidiary except for changes in the net equity to be reflected when adjusting the Preliminary Purchase Price into the Final Purchase Price as set forth in sub-section 3.2.2 hereof.

K. Taking into consideration what has been set forth above, the Sellers and the Purchaser, intending to be legally bound, agree as follows:

1.  DEFINITIONS

    For the purpose of this Agreement the following terms have the meanings set forth below.

1.1 Bertil Lindqvist Shares shall mean the 9,500 shares out of the Shares held by Bertil Lindqvist.

1.2 Bodin Sellers shall mean the aforesaid Bengt Bodin, Annacarin Bodin, Mattias Bodin and Tobias Bodin collectively and Bodin Seller shall mean any of them.

1.3 Bodin Shares shall mean the 90,500 shares out of the Shares held by the Bodin Sellers.

1.4 Bodin Warrant Agreement shall mean the agreement referred to in sub-section 3.2.1.5 below.

1.5 Closing shall mean the completion of the sale and purchase of the Shares in accordance with this Agreement.

1.6 Closing Financial Statement shall mean the audited profit and loss accounts and the balance sheets of the Company and each Subsidiary as well as of the Group on a consolidated basis for the financial year 2000.

1.7    Closing Date shall mean the date set forth in section 11 below.

1.8    Company shall mean the aforesaid Mobitec Holding AB.

1.9 Consolidated Financial Statements shall mean the audited consolidated annual reports for the Group for the financial years 1998 and 1999, APPENDIX 1.9 A)-B) hereto.

1.10   DRI shall mean the aforesaid Digital Recorders, Inc.

1.11 Encumbrance shall mean any charge, claim, condition, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer or receipt of income.

1.12   Family shall mean wife, husband and co-habitant (Sw. sambo).

1.13 Financial Documents shall mean the Financial Statements, the Consolidated Financial Statements and the Interim Financial Statements.

1.14 Financial Statements shall mean the audited annual reports of the Company and each Subsidiary for the financial years 1998 and 1999, APPENDIX 1.14
       A)-B) hereto.

1.15 GAAP shall with respect to the Company and the Swedish Subsidiaries mean the generally accepted accounting principles including the statements and recommendations of the Swedish Financial Accounting Standards Council (Sw. Redovisningsradet) of the Accounting Board (Sw. Bokforingsnamnden) as well as the Swedish Accounting Act (Sw. Bokforingslagen) and shall with respect to non-Swedish Subsidiaries mean the generally accepted accounting principles in the country of domicile of each such Subsidiary.

1.16   Group shall mean the Company and the Subsidiaries.

1.17   Hexair shall mean Hexair AB, registration number 556505-5067.

1.18 Intellectual Property shall mean patents, trademarks, designs, applications for any of the foregoing, copyrights and registerable business names--including the name "Mobitec" but with the observation of what has been set forth in sub-section 8.5 below--and any similar rights in any country and all rights under licenses and consents in relation to any of the foregoing.

1.19 Interim Financial Statements shall mean the profit and loss accounts and the balance sheets of the Company and each Subsidiary as well as of the Group on a consolidated basis for the period 1 January--31 March 2000, Appendix 1.19 hereto.

1.20 Key Employee shall mean each of Bob Barwick, Roberto Demore and Bjorn Ronnhede.

1.21   Klimat shall mean Mobitec Klimat AB, registration number 556487-3403.

1.22 Know-how shall--irrespective of whether it is in verbal or any other form--mean all technical data, specifications, procedures, manufacturing information, product information as well as all commercial information such as but not limited to the Customer List (as defined in sub-section 7.30 below) market information, information on customers and competitors, price calculations and offers all of which is used in the Company's or any Subsidiary's development, manufacture, marketing, selling or use of any product of the Company or any Subsidiary irrespective of whether such product is in one or more of the stages of development, manufacture, marketing, sale or use.

1.23 Loss shall mean any claims, losses, deficits, damages, costs, liabilities and expenses incurred by the Group, the Company, any Subsidiary, DRI, the Purchaser or any of the Sellers, as the case may be, including settlement costs and any reasonable legal, accounting and other expenses for investigation or defending any actions or threatened actions.

1.24 Except for employment agreements, the contents of which appears from Appendix 7.39, Material Agreement shall mean all agency-, distributorship and other sales representative agreements as well as all license- and secrecy agreements to which the Company or any Subsidiary is a party as well as any other agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding between the Company or any Subsidiary on the one hand and any third party or any of the Sellers on the other hand and having a contract value of more than SEK 200,000 or a remaining contract term or a period of notice of termination of more than six months.

1.25 Mobitec Stock Option Program shall mean the stock option program of the Company, described in APPENDIX 8.4 hereto.

1.26 Option Agreement shall mean the agreement entered into between the Sellers, the Purchaser and DRI under which the Sellers have granted the Purchaser and DRI options to acquire the Shares.

      This Stock Purchase Agreement is an appendix to the Option Agreement and forms an integral part thereof.

1.27 Person shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organisation, labour union, or other entity or governmental body, agency or authority.

1.28 Promissory Notes shall mean the promissory notes referred to in sub-section 3.2.1.4 below.

1.29 Purchaser shall mean the aforesaid DRI Europa AB, in the process of incorporation.

1.30   Related Person shall with respect to a particular individual mean:

        (i) each other member of such individual's Family;

        (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

       (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a material interest; and

        (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

1.31 Restricted Shares shall mean the 430,000 shares of the voting Common Stock of DRI of the class authorized as of the date hereof to be issued to Mattias Bodin and Tobias Bodin pursuant to the terms hereof.

1.32 Shares shall mean all the shares numbered from 1 to 100,000 of the capital stock of the Company.

1.33 Sellers shall mean the aforesaid Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist collectively and Seller shall mean any of them.

1.34   Subsidiary shall mean each of

       Mobitec AB,                                reg. number 556344-9999
       Mobitec GmbH,                              reg. number DE 812 639 645
       Mobitec Australia Pty Ltd,                 reg. number 092 439 159
       Mobitec Brazil Ltda,                       reg. number CNPJ-03.393.064/0001-98

      and Subsidiaries shall mean all of them.

1.35 The expression "Acquired Knowledge" shall mean that the statement has been made after the Bodin Sellers have made due and reasonable inquiries among those of the employees, consultants and representatives of the Company and any Subsidiary who reasonably should have been asked with respect to the relevant matter and that the statement shall be deemed to include the knowledge obtained as aforesaid from such employees, consultants and representatives. Knowledge, as aforesaid, of one Bodin Seller shall be deemed to be the knowledge of all Bodin Sellers.

1.36 The expression "to the best of Bodin Sellers' Knowledge" shall mean that the statement shall be deemed to include all information which--without this being Acquired Knowledge-- reasonably should be known to the Bodin Sellers. Knowledge, as aforesaid, of one Bodin Seller shall be deemed to be the knowledge of all Bodin Sellers.

2.  SALE AND PURCHASE OF THE SHARES

    Upon the terms and subject to the conditions of this Agreement the Sellers agree to sell to the Purchaser and the Purchaser agrees to purchase from the Sellers the Shares.

3.  PURCHASE PRICE

3.1    BERTIL LINDQVIST SHARES

      The portion of the purchase price to be paid to Bertil Lindqvist for the Bertil Lindqvist Shares shall be SEK 5,700,000 (five million seven hundred thousand), the said amount to be paid in cash on the Closing Date--subject to sections 4 and 5 below--to Aragon Fondkommission AB's bank account with SEB, account number 5228 100 2225, swift code MT 100 ESSESSESS and giving reference to Bertil Lindqvist's account with Aragon Fondkommission AB, account number 457325.

3.2    BODIN SHARES

      The purchase price for the Bodin Shares is a Preliminary Purchase Price to be adjusted into a Final Purchase Price in accordance with the provisions of sub-section 3.2.2 below.

      The Preliminary Purchase Price has been calculated and agreed upon between the Bodin Sellers and the Purchaser inter alia on the basis of the balance sheet forming part of the Interim Financial Statement for the Group on a consolidated basis as per 31 March 2000, Appendix 1.19 hereto.

3.2.1   PRELIMINARY PURCHASE PRICE

      The following is the Preliminary Purchase Price to be paid to the Bodin Sellers for the sale and transfer to the Purchaser of the Bodin Shares:

3.2.1.1 The Sellers shall notify the Purchaser and DRI in writing on 31 January 2001 at the latest of the amount set forth in sub-section 3.2.1.2 to be paid in cash to each of the Bodin Sellers, the number of Restricted Shares set forth in sub-section 3.2.1.3 to be transferred to each of Mattias Bodin and Tobias Bodin as well as the amounts of the Promissory Notes set forth in sub-section 3.2.1.4.

      In the event that the Purchaser and DRI have not received notification as aforesaid the aforesaid cash amounts, the Restricted Shares and the amounts of the Promissory Notes shall be divided between the Bodin Sellers in proportion to their holding of shares in the Company.

3.2.1.2 The cash amount of USD 3,680,000 to be paid in cash on the Closing Date by wire transfer to the following Bodin Sellers' bank accounts

                                        BANK                 ACCOUNT NUMBER      SWIFT CODE
                         ----------------------------------  --------------   -----------------
        Bengt Bodin      Banque Populaire, 22bd Victor        15607-00051-    CCBP-FR-PP.NCE
                           Hugo, FR-0600 Nice                  68020837802
        Annacarin Bodin  Skandiabanken                        9150-2150117    SKIASSESS
        Mattias Bodin    Skandiabanken                        9150-2615519    SKIASSESS
        TobiasBodin      SEB                                  5061-0044508    ESSESESS

3.2.1.3 The Restricted Shares shall be transferred to the Bodin Sellers on the Closing Date, which shares shall be voting Common Stock of DRI, subject to all of the terms and conditions of the Registration Rights Agreement, Appendix 3.2.1.3 hereto, dated as of the date hereof by and among DRI, Bengt Bodin, Annacarin Bodin, Mattias Bodin and Tobias Bodin. All certificates evidencing the Restricted Shares shall bear legends as specified in Section 5.4 hereunder. The said shares shall be divided among the Bodin Sellers (subject to adjustments as provided in sub-sections (a) through (d) below:

       (a) If, on or before the Closing Date, DRI shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the number of Restricted Shares issuable pursuant to this Agreement shall be proportionately increased; and conversely, if DRI shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares then, in such case, the number of Restricted Shares issuable pursuant to this Agreement shall be proportionately decreased. If DRI shall, on or before the Closing Date, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Agreement, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

       (b) If, on or before the Closing Date, DRI shall be recapitalized by reclassifying its outstanding Common Stock, or DRI or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Bodin Sellers shall thereafter have the right to receive, upon the basis and upon the terms and conditions and at the time specified in this Agreement, in lieu of the Restricted Shares theretofore issuable hereunder, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Restricted Shares theretofore issuable hereunder had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Bodin Sellers to an adjustment in the number of Restricted Shares issuable hereunder as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Bodin Sellers become entitled to receive.

       (c) If: (i) DRI shall take a record of holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of DRI's assets; or (ii) DRI shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification or other reorganization of the securities which DRI is authorized to issue, consolidation or merger by DRI with or into another corporation, or conveyance of all or substantially all of the assets of DRI; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of DRI; then, and in any such case, DRI shall mail to the Bodin Sellers, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Stock of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Stock or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

       (d) If DRI, on or before the Closing Date, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Bodin Sellers may thereafter receive upon exercise hereof, in lieu of each Restricted Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of DRI issuable to the Bodin Sellers hereunder.

3.2.1.4 The Promissory Notes totalling USD 2,000,000 (two million) to be issued and submitted to each Bodin Seller on the Closing Date, the Promissory Notes to carry the amounts mentioned below, subject to any adjustment set forth in sub-section 3.2.2.8 below, and falling due 36 months from the Closing Date and accruing interest at the rate of 9 per cent per annum payable quarterly in arrears. The Promissory Notes shall have the contents set forth in APPENDIX 3.2.1.4 hereto. The detailed terms of the Promissory Notes appear from the said Appendix.

3.2.1.5 The Bodin Warrant Agreement, APPENDIX 3.2.1.5 hereto to be executed and delivered to the Bodin Sellers. As set forth in the Bodin Warrant Agreement, DRI will grant to the Bodin Sellers the right to purchase for five (5) years (the "Warrant") up to an additional 100,000 shares of registered Common Stock of DRI (the "Warrant Shares") at an exercise price of USD 4.00 per share (the "Warrant Exercise Price"), all as more fully set forth in the Bodin Warrant Agreement, subject to all the terms and conditions of the Registration Rights Agreement.

3.2.2    FINAL PURCHASE PRICE

3.2.2.1 The Preliminary Purchase Price set forth in sub-section 3.2.1 shall be adjusted into a Final Purchase Price on the basis of the balance sheet forming part of the Closing Financial Statement for the Group on a consolidated basis.

3.2.2.2 The Bodin Sellers shall procure that the Company prepares the Closing Financial Statement which shall be audited by the Company's chartered accountant (auktoriserad revisor) and submit the same to the Purchaser within 15 days from the Closing Date, however, not earlier than 10 February 2001 together with all accounting and other documentation used in the preparation of the Closing Financial Statement.

3.2.2.3 In the event that there is any discrepancy between the net equity appearing in the balance sheet forming part of the Closing Financial Statement for the Group--including the Company--on a consolidated basis (koncernens beskattade egna kapital) and the net equity SEK 10.867.000 appearing in the balance sheet forming part of the Interim Financial Statement on a consolidated basis for Mobitec AB, Mobitec GmbH and Mobitec Ltda as per 31 March 2000, APPENDIX 1.19 hereto (koncernens beskattade egna kapital) the Preliminary Purchase Price shall be increased or decreased, as the case may be, by the full amount of any such discrepancy provided the discrepancy exceeds SEK 100.000.

3.2.2.4 The aforesaid submission by the Bodin Sellers to the Purchaser of the Closing Financial Statement shall be accompanied by the Bodin Sellers' written statement of any discrepancy of the net equity as aforesaid and reasonably detailed information on the calculation thereof.

3.2.2.5 The Purchaser shall within 15 days from receipt of the Closing Financial Statement and the documentation mentioned in sub-section 3.2.2.2 as well as the Bodin Sellers' written statement mentioned in sub-section 3.2.2.4 including information on the calculation thereof notify the Bodin Sellers in writing whether the Purchaser accepts the contents of the Closing Financial Statement and/or the Bodin Sellers' calculation of the discrepancy, if any, of the net equity as aforesaid. Failing such notice the Final Purchase Price shall be determined according to the statement of the Bodin Sellers referred to in sub-section 3.2.2.4 above.

3.2.2.6 In the event that the Bodin Sellers and the Purchaser have not agreed in writing within 15 days from the date of the Bodin Sellers' receipt of the Purchaser's notification mentioned in sub-section 3.2.2.5 above the matter of the contents of the Closing Financial Statement and the calculation of the discrepancy of the net equity shall be referred to arbitration in accordance with sub-section 12.13 below unless the Bodin Sellers and the Purchaser agree in writing on an extension of the 21 days period..

3.2.2.7 The Closing Financial Statement shall be prepared in accordance with GAAP and all applicable laws applied on a basis consistent with that of the Interim Financial Statements.

3.2.2.8 The amounts of the Promissory Notes shall proportionally be increased or decreased, as the case may be, by the discrepancy of the net equity as set forth in sub-sections 3.2.2.3 - 3.2.2.7 above should it exceed the amount SEK 100,000.

4.  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

4.1 The obligation of the Purchaser to consummate this Agreement is subject to the satisfaction of the Purchaser at or prior to the Closing Date of all of the following conditions, anyone or more of which may be waived, in whole or in part, by the Purchaser.

4.1.1 All of the statements, representations, warranties and covenants of Bertil Lindqvist and of the Bodin Sellers contained herein are true and accurate, not only when made but also at and as of the Closing Date with the same force and effect as if made at and as of such time.

4.1.2 No litigation, action, suit or other proceeding shall be pending or threatened against any of the Sellers, the Purchaser, DRI or the Company or any Subsidiary at the Closing Date wherein an unfavourable judgement, decree or order would prevent or make unlawful the carrying out of this Agreement.

5.  CLOSING

    The Closing shall take place on the Closing Date at the offices of Advokatfirman Vinge KB at Nils Ericsonsgatan 17, Gothenburg, or at such other place as is agreed between the Bodin Sellers and the Purchaser.

    At the Closing each of the Sellers and the Purchaser shall do or procure to be done all acts necessary in order to consummate the transactions contemplated by this Agreement including, but not limited to, the following:

5.1 Bertil Lindqvist shall, subject to receipt of the purchase price for the Bertil Lindqvist Shares referred to in sub-section 3.1 above, and each Bodin Seller shall, subject to receipt of the Preliminary Purchase Price referred to in sub-section 3.2.1 above, deliver to the Purchaser the share certificates evidencing the Shares, duly endorsed in favour of the Purchaser;

5.2 The Bodin Sellers shall present to the Purchaser the share ledger of the Company evidencing that the Purchaser as per the Closing Date has been registered as owner of the Shares.

      The Bodin Sellers shall further present to the Purchaser the original of the share certificates as well as certified copies of the share ledger or corresponding document with regard to each Subsidiary evidencing that all the shares of each Subsidiary as per the Closing Date has the following registered ownership:

       Mobitec AB                   total of 100,000 shares      100% held by the Company

       Mobitec GmbH                                              100% held by Mobitec AB

       Mobitec Ltda                 total of 360,000 quotas      180,000 quotas or 50% held
                                                                   by Mobitec AB

       Mobitec Australia Pty Ltd    total of one share           held by Mobitec AB

5.3 DRI shall submit to the Bodin Sellers a legal opinion issued by Gray, Leyton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. in the form appearing from APPENDIX 5.3 hereto.

5.4 DRI shall deliver to the Bodin Sellers the Restricted Shares. The certificates evidencing said shares shall contain a legend showing them to be restricted shares of DRI subject to restrictions on sale or transfer provided for in the United States Securities Act of 1933, as amended (the "Securities Act"). Upon registration pursuant to the Registration Rights Agreement, but in no event later than one year from the Closing Date, DRI shall remove the restrictive legends associated with 200,000 shares and shall further remove the restrictive legends associated with the remaining shares upon registration of such shares pursuant to the Registration Rights Agreement, but in no event later than on the second anniversary of the Closing Date. DRI shall reasonably and expeditiously take necessary action to remove the restrictions on the shares as aforesaid.

      The Restricted Shares shall be divided between the Bodin Sellers as set forth in sub-section 3.2.1.3 above.

5.5 The Bodin Warrant Agreement, the Registration Rights Agreement and the Bodin Consulting Agreement shall be executed by the parties thereto.

6.  REPRESENTATIONS AND WARRANTIES OF ALL THE SELLERS

    The Sellers jointly and severally represent and warrant that on and as of the date of signing of the Option Agreement as well as of this Agreement and on and as of the Closing Date (unless the context otherwise requires):

CORPORATE

6.1 Each Seller has full authority to execute and deliver this Agreement and each other document or instrument executed and delivered in connection herewith and to consummate the transactions contemplated hereby.

6.2 The execution of this Agreement, the consummation of the transactions provided for herein and the fulfilment of the terms hereof will not result in a breach of any agreement to which any of the Sellers is a party or the Articles of Association of the Company or any Subsidiary.

6.3 The Shares constitute the entire issued capital stock of the Company and are legally and validly issued and fully paid. Each Seller lawfully owns the number of the Shares set forth in Preamble A above, free and clear of any Encumbrances whatsoever and each Seller has good and transferable title to the said Shares and has the absolute right, power and capacity to sell, assign and deliver the said number of the Shares to the Purchaser in accordance with the terms of this Agreement, free and clear of all Encumbrances and there are no outstanding subscriptions, options, rights or agreements which may require the Company or any Subsidiary to issue or transfer any additional shares. Matters related to the Mobitec Stock Option Program have been provided for in sub-section 8.4 below.

6.4 The Company and each Subsidiary are duly organised and validly existing and in good standing under the laws of Sweden or, in respect of Subsidiaries domiciled outside of Sweden under the laws of the country of domicile and have full corporate power and all necessary licenses, permits and authorisations to carry on its businesses as presently and on the Closing Date conducted and to own, lease and operate the assets and properties used in connection therewith.

6.5 Copies of the Company's and each Subsidiary's Articles of Association, and share ledger or corresponding documents are enclosed as APPENDIX 6.5
       A)-[ ]), which copies are true and complete and fully and completely set forth all information required to be recorded therein.

7.  REPRESENTATIONS AND WARRANTIES OF THE BODIN SELLERS

    The Bodin Sellers jointly and severally represent and warrant that on and as of the date of signing of the Option Agreement as well as of this Agreement and on and as of the Closing Date (unless the context otherwise requires):

FINANCIAL

7.1 Except for the Subsidiaries, the shares of which are held in accordance with sub-section 5.2 above, lawfully and free and clear of any Encumbrances whatsoever and to which the representations and warranties contained in this section 7 shall apply, the Company does not own any interest, directly or indirectly, in any corporation or partnership and does not have a branch office in any country.

7.2    The Financial Documents

        (i) give a true and fair view of the financial position and results of the operations of the Group, the Company and of each Subsidiary as of the dates appearing in the Financial Documents and for the periods appearing in the Financial Documents and have been prepared from and in accordance with the books and records of the Company and of each Subsidiary;

        (ii) have been prepared in accordance with GAAP and all applicable laws, applied on a basis consistent with that of preceding years;

       (iii) contain and reflect such reserves as were necessary and required by the laws and principles referred to under (ii) above to be reflected in such reports as of the said dates.

7.3 The net equity appearing in the balance sheet forming part of the Interim Financial Statement as per 31 March 2000 on a consolidated basis (koncernens beskattade egna kapital) for Mobitec AB, Mobitec GmbH and Mobitec Ltda is not less than SEK 10,867,000 in accordance with GAAP and all applicable laws applied on a basis consistent with that of preceding years.

7.4 In excess of the pledges, commitments or contingent liabilities disclosed in APPENDIX 7.4 neither the Company nor any Subsidiary have pledged any assets or have any commitments or contingent liabilities and the Company and each Subsidiary have full and exclusive title to all assets in the balance sheets comprised by the Interim Financial Statement, APPENDIX 1.19--except assets disposed of in the ordinary course of business--and the assets are not the subject of any Encumbrance.

7.5 The operations and other activities of the Company and each Subsidiary during the period as from 1 January 2000 to the date hereof have been conducted in the ordinary course of business with a view to maintaining their respective businesses as a going concern and there has not occurred or arisen since 1 January 2000 with respect to the Company or any of the Subsidiaries

        (i) any material adverse change in their financial conditions or in the operations of their respective businesses; or

        (ii) to Acquired Knowledge any obligations, commitments or liabilities, liquidated or unliquidated, contingent or otherwise, except obligations, commitments and liabilities arising in the ordinary course of business and which are not material in relation to their respective businesses; or

       (iii) to Acquired Knowledge any amendment or termination or any agreement to amend or terminate any Material Agreement, save in the ordinary course of business; or

        (iv) to Acquired Knowledge any extraordinary event or any extraordinary loss suffered or any waiver of any debts, claims, rights under any Material Agreement, or other rights representing a value in excess of SEK 100,000; or

        (v) any damage, destruction, or loss or any other event or condition adversely affecting their respective properties and businesses, representing loss to property to the extent not covered by insurance in the aggregate in excess of SEK 100,000; or

        (vi) any sale, assignment, transfer, pledge, lease or other disposal of any individual asset with a value in excess of SEK 300,000 except for the sale of real property Mellerud Frosbo 1:7, 1:10 and 1:32 at a sales price of SEK 350,000; or

       (vii) any increase in the rates of compensation (including bonuses) payable or to become payable to any agent, distributor, sales representative, independent contractor or consultant other than increases made in the ordinary course of business; or

      (viii) any change of accounting methods, principles or practices; or

        (ix) any investment in fixed assets that exceed individually SEK 300,000 or in the aggregate SEK 500,000; or

        (x) any other transaction other than in the ordinary course of business;

      and neither the Company nor any of the Subsidiaries have to the Acquired Knowledge agreed or arranged to do any of the foregoing.

      The terms and conditions for the Company's sale of the shares of Hexair and Klimat appear from sub-section 8.9 below.

7.6 Since 1 January 2000 no dividends or interim dividends have been declared or paid by the Company or any of the Subsidiaries except for what has been set forth in Appendix 7.6.

7.7 All accounts receivable of whatsoever nature appearing in the Financial Documents have been valued in accordance with GAAP and all applicable laws.

7.8 The inventory of the Company and of each Subsidiary as appearing in the Closing Financial Statement will be valued in accordance with GAAP and applicable laws applied on a basis consistent with that of the Interim Financial Statement for the period 1 January--31 March 2000,
       Appendix 1.19 hereto. The inventory of Mobitec AB as per 6 December 2000 was as set forth in Appendix 7.8 and was kept at Mobitec AB's premises at Herrljunga. The said APPENDIX 7.8 also comprises the obsolete products as of the said date.

7.9 All liquid assets of the Company and each Subsidiary such as, but not limited to, bank accounts and cash are on the Closing Date available free and clear of any restriction or condition.

7.10 All assets, properties and rights belonging to the Company and each Subsidiary, whether or not recorded in the books of the Company or the Subsidiaries that until this date have been used in the Company's and the Subsidiaries' respective businesses have been included in the transfer to the Purchaser under the terms of this Agreement.

7.11 Neither the Company nor any Subsidiary has any liability or obligation of any kind as a result of purchase or sale of shares or business operations or part thereof or of individual assets and such purchases and sales, if any, have been completed in all respects and neither the Company nor any Subsidiary has or will have any liability of any kind as a result of any such purchase or sale or as a result of any transaction or transfer internally between any of the companies of the Group including but not limited to payment of considerations, debts, taxes and social charges.

7.12 All properties and assets of the Company and the Subsidiaries are to Acquired Knowledge in good physical repair and condition, ordinary wear and tear excepted.

ENVIRONMENTAL MATTERS

    To Acquired Knowledge

7.13 the Company and each Subsidiary has at all times obtained all necessary environmental approvals, permits and consents for its operations;.

7.14 all environmental approvals, permits and consents, to the extent required, are in full force and effect and there are no facts or circumstances which may lead to any environmental approvals, permits or consents being revoked, cancelled or modified;

7.15 the Company's and each Subsidiary's operations have in all respects and at all times been carried out in compliance with any necessary environmental approvals, permits and consents as well as any applicable environmental laws;

7.16 all registrations and other information required to be provided by the Company and each Subsidiary and all records and data required to be maintained by the Company and each Subsidiary in accordance with any environmental laws and any approvals, permits and consents, to the extent required, have been provided and maintained;

7.17 no real property has at any point in time been used by the Company or a Subsidiary in such way which have led to any real property having become contaminated in a manner which will result in any liability under environmental laws;

7.18 there are no environmental actions, claims, complaints, investigations or other proceedings being taken or pending in connection with the operations of the Company or any Subsidiary and there is no actual or contingent liability to make good, repair, restore or clean up any real property and no act or omission of the Company or any Subsidiary has given rise to any such environmental liability.

AGREEMENTS

7.19 There are no other Material Agreements than those listed in APPENDIX 7.19. The said Appendix contains information on the parties, contract term, purpose of the agreement as well as any other vital matter provided for in any Material Agreement.

      The Company and the respective Subsidiary have performed or taken all action necessary to enable them to perform when due all obligations under any Material Agreement. The execution of this Agreement, the consummation of the transactions provided for herein, and the fulfilment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with or give the counterparty the right to terminate any Material Agreement and to Acquired Knowledge no such third party has indicated its interest to terminate any Material Agreement.

        (i) NO DEFAULT.  Neither the Company nor any of the Subsidiaries is

           (a) in default under any provision of any contract, commitment, agreement, letter of intent, lease or service arrangement to which any of them is a party or by which any of them is bound, which default would have a materially adverse effect on their respective businesses, properties or condition, financial or otherwise, and no event has occurred which would constitute such a default;

           (b) a party to or bound by any contract, commitment, agreement, lease, service arrangement, order or letter of intent not made in the ordinary course of their respective businesses;

           (c) a party to any contract containing provisions for material price redeterminations or price revision that is not on normal market conditions, or

           (d) a party to any contract containing any terms or conditions not consistent with fair market terms, conditions and prices.

        (ii) PRICING. Prices and payment terms on all contracts, bids and sales order (order backlog) and purchase orders of the Company and any Subsidiary which are presently in effect or outstanding have been entered into by the Company and the respective Subsidiary on a basis consistent with its prior practice with respect to profits and profit margins which were estimated substantially in accordance with its prior practice and contain no provision restricting competition or being unlawful and all sales and services to customers have been made at arm's-length prices, terms and conditions.

       (iii) WARRANTIES. Neither the Company nor any of the Subsidiaries have granted or offered any other warranties for goods sold or services rendered other than on normal market conditions or as is disclosed in APPENDIX 7.19.

7.20 To Acquired Knowledge neither the Company nor any Subsidiary is or has been a party to any agreement or is bound or has been bound by any commitment, obligation or undertaking or has participated or is participating in any activity prohibited or invalid pursuant to sections 6, 7 or 19 of the Swedish Competition Act or articles 81 or 82 of the Treaty of Rome or pursuant to corresponding or similar rules or regulations in any foreign jurisdiction.

7.21 Neither the Company nor any Subsidiary is bound by any prohibition to compete or any other obligation which in any respect prohibits or restricts the Company or any Subsidiary, to carry on such businesses as the Company or any Subsidiary has been carrying on during five years preceding the Closing Date.

INTELLECTUAL PROPERTY AND KNOW-HOW

7.22 All Intellectual Property, including software, which is used in, or is necessary for, the business of the Company or any Subsidiary, whether registered or not, is owned by or licensed to the Company or the respective Subsidiary without any restrictions in respect of current use. Matters related to the name Mobitec have been provided for in sub-section 8.5 below.

7.23 All Know-how is owned by or licensed to the Company or any of the Subsidiaries without any restrictions in respect of current use.

7.24 There is no infringement by any third party of any Know-how or any Intellectual Property owned by or licensed to the Company or any Subsidiary within any country in which the Company or any Subsidiary is operating except that a third party has registered the company name "Nolato Mobitec AB."

7.25 The registrations of all registered Intellectual Property are made in the name of the Company or any of the Subsidiaries and are in force and the renewal fees for all such registrations have heretofore been paid.

7.26 There is no claim against the Company or any Subsidiary such as, but not limited to infringement, damages or otherwise, raised by any third party which relates to the use of Intellectual Property or Know-How by the Company or any Subsidiary other than as set forth in Appendix 8.10 hereof.

7.27 Neither the Company nor any Subsidiary has granted, or is obliged to grant, any license or assignment in respect of any Intellectual Property or Know-How owned or used by it, or is obliged to disclose any Intellectual Property or Know-How to any Person.

7.28 The Company and each Subsidiary fully owns or has a license or other right to use, in addition to the Intellectual Property and Know-How set forth above, all other technology, technical and commercial know-how used in the businesses of the Company and the respective Subsidiary.

BUSINESS

7.29 The Company and each Subsidiary has in all material respects conducted its respective businesses at all times in accordance with and have complied with applicable national and local laws relating to its operations and businesses, and is not a party to or subject to any judgement, decree or order issued in any suit or proceeding brought by any Person or party materially enjoining or otherwise restraining or restricting the Company or any of the Subsidiaries with respect to any business activity or practice in the conduct of its respective businesses and will not be, in respect of circumstances, existing before or upon the Closing Date and there is to Acquired Knowledge no controversy or investigation pending or threatened with respect to the Company's or any of the Subsidiary's respective businesses by any Person or party that would materially be detrimental to the Company's or any Subsidiary's businesses.

7.30 The Customer List, APPENDIX 7.30 hereto, contains any customer having purchased products from the Group in excess of the aggregate sales value of SEK 3.000.000 during the calendar year 1999 or the period as from 1 January 2000 up to and including the Closing Date.

7.31 To Acquired Knowledge all products sold and all services rendered by the Company or any Subsidiary meet with the customer requirements with respect to quality and suitability for intended purposes.

7.32 To Acquired Knowledge no customer appearing in the Customer List has manifestly ceased to buy products from the Group during the calendar year 1999 or the period as from 1 January 2000 up to and including the Closing Date except for the customers listed in APPENDIX 7.30 hereto.

7.33 To the best of Bodin Sellers' Knowledge no supplier of the Company or any Subsidiary will cease to sell products or components to any of them and to the best of Bodin Sellers' knowledge none of them will increase their prices or otherwise make any changes in their businesses with the Company or any Subsidiary which could have a materially adverse effect on the Company's or any Subsidiary's businesses.

7.34 To the best of Bodin Sellers' Knowledge no business partner of the Company or any Subsidiary will terminate its business relations with the Company or any Subsidiary.

7.35 Neither the Company nor any Subsidiary is or will be liable, due to circumstances existing before or upon the Closing Date or related thereto, to compensate for damages caused to the environment or third parties as a result of products sold or services rendered.

7.36 Attached hereto as APPENDIX 7.36 is a schedule of the insurances for the Group. The Company and each Subsidiary maintains the said policies of fire, product and general liability, use and occupancy and other forms of insurance covering its properties and assets in amounts and against such losses and risks as are normally maintained for comparable business and properties, and valid policies for the said insurances are now and will be outstanding and duly in force on the Closing Date and for at least
       30 days thereafter.

7.37 The books of account and other records of the Company and each Subsidiary are complete and correct and have been maintained in accordance with all relevant legislations and rules in each country of domicile of the Company and each Subsidiary and all documents of the Company and each Subsidiary such as, but not limited to, share ledgers, minutes of Board of Directors' meetings and shareholders' meetings, contracts, permits and licences exist and are safely kept and are correct, and all registrations and applications related thereto have been fulfilled, and all applicable fees have been paid.

7.38 To Acquired Knowledge there is no matters or circumstances that may materially affect the businesses of the Company or any Subsidiary and the financial results thereof other than as explicitly set forth herein.

EMPLOYEES

7.39 All employees of the Company and each Swedish Subsidiary are employed on normal employment conditions and in accordance with applicable collective bargaining agreements and all employees of each foreign Subsidiary are employed on normal employment conditions in each respective country.

      In APPENDIX 7.39 are shown all employment conditions of all employees of the Company and each Subsidiary as well as the conditions of all Board Directors of the Company and each Subsidiary as per 31 December 1999 and no salary or other employment benefit or condition for any of the said employees or Board Directors has been changed after the said date except for what has been set forth in the said Appendix.

      No salary increase or additional employment benefit may be granted for the time period after 31 December 2000 without consultation with the Purchaser.

7.40 There are no collective bargaining agreements or deferred compensation agreements, pension, profit sharing, severance pay or retirement plans, agreements or arrangements presently in force with respect to any former employee of the Company or any of the Subsidiaries.

7.41 Attached hereto as APPENDIX 7.41 is a list of all employees and of all other persons being authorised to sign for the Company and for each Subsidiary, including all persons authorised to operate any bank accounts and safe deposits. APPENDIX 7.41 also includes those employees holding credit cards for the Company or any Subsidiary.

7.42 Any term, condition or obligation pursuant to the letter from the Company to Ingemar Luppert, Stefan Lager and Anders Svensson dated 10
       August 1998, APPENDIX 7.42 hereto has in its entirety ceased to have effect prior to the Closing Date without any cost or other negative financial effect of any kind to the Company or any Subsidiary or the Purchaser in excess of what appears from the Closing Financial Statement and neither the Company nor any

       Subsidiary has any other contractual relationship with any of the aforesaid individuals, except for employment agreements, and none of them has any other right to any kind of compensation from the Company or any Subsidiary except for salary and other employment benefits as set forth in Appendix 7.39.

THE SELLERS

7.43 None of the Sellers or any Related Person of any of the Sellers own, directly or indirectly, individually or collectively, any interest in any corporation, company, partnership, entity or organisation which is in a business similar or competitive to the businesses of the Company or any Subsidiary or which has any existing undisclosed contractual relationship with the Company or any Subsidiary.

7.44 None of the Sellers or any Related Person to any of the Sellers or any of the members of the Board of Directors of the Company or of any Subsidiary has any claim against the Company or any Subsidiary for compensation or payment of any nature whatsoever except for Directors' fees appearing in the balance sheet forming part of the Closing Financial Statement and there are no loans, guarantees or other forms of undertaking provided by the Company and any of the Subsidiaries to any of the Sellers or to any Related Person to any of them which are prohibited by chapter 12 section 7 of the Swedish Companies Act of 1975.

7.45 Except for the consultancy agreement with Bengt Bodin and the pension arrangement referred to in sub-section 7.47 below, there are no contractual relations of any kind between the Company or any Subsidiary on one hand and any of the Sellers or any Related Person to any of the Sellers on the other hand.

7.46 The pension arrangement with Bengt Bodin, which is described in full detail in APPENDIX 7.46 hereto, will not have any negative net effect on the financial position of the Company or any Subsidiary.

LITIGATION AND INVESTIGATIONS

7.47 Except for what has been provided for in sub-section 8.10 below neither the Company nor any Subsidiary has been served with any law suit or notice to arbitrate, and there is no law suit, administrative, arbitration or other legal proceedings pending or to Acquired Knowledge threatened against the Company or any Subsidiary or their businesses, properties or assets, and there is no such suit or proceedings pending or to Acquired Knowledge threatened by the Company or any Subsidiary against any Person or party.

TAXES AND OTHER CHARGES

7.48 All necessary tax and other returns and reports with regard to taxes, social charges and duties required to be filed prior to the Closing Date by the Company or any Subsidiary have been duly filed with the appropriate authorities and are true and correct.

7.49 All invoices with regard to all products sold or all services rendered by the Company or any Subsidiary contain all taxes, duties and public fees related to such sale or service.

7.50 All taxes, social charges and duties assessed or due by the Company or any Subsidiary on or before the Closing Date have, where applicable, been fully paid, or full reserves therefor has been made in the Financial Documents.

7.51 No deficiency in payment of taxes, social charges and duties or any additional assessment thereof in respect of the period up to and including the Closing Date, will be claimed or made by any authority for any year or part thereof in respect of the Company or any Subsidiary.

7.52 All amounts required to be paid by the Company or any Subsidiary for the purpose of social security, insurance, pensions and the like have been duly and punctually paid and all amounts required to be deducted from moneys paid to employees, consultants and others for the purposes of taxes, social security, insurance, pensions and the like have been deducted and have been accounted for to the appropriate authority or person, and there is no dispute on any issue in respect of any of the foregoing.

7.53 There are no audits with regard to taxes, social charges or duties currently pending with respect to the Company, any Subsidiary or any of the Sellers.

7.54 Full reserves or provisions have been made in the Financial Documents for all liabilities in respect of pensions to be paid to employees or former employees of the Company or any Subsidiary.

INFORMATION

7.55 No representation or warranty herein, and no document heretofore or hereafter provided to the Purchaser by or on behalf of any of the Sellers or the Company or any Subsidiary, contained or will contain any material untrue statement of a fact or omitted or will omit to state a fact necessary to make the statements contained herein or therein not misleading.

7.56 The Bodin Sellers acknowledge that they are aware that their ownership of the Restricted Shares is subject to a substantial risk of loss, including risks associated with price fluctuations of the Common Stock on the United States securities exchanges.

8.  COVENANTS

8.1    CONDUCT OF BUSINESS PENDING CLOSING

      After the date of the Sellers' and the Purchaser's signatures hereof no contract or commitment shall be entered into by or on behalf of the Company or any Subsidiary extending beyond the Closing Date, except for contracts or commitments made in the ordinary course of business. Moreover, neither the Company nor any Subsidiary shall borrow any additional funds from banks or other external sources other than as required in the ordinary course of business.

8.2    NON-COMPETITION

      The Purchaser is entering into this Agreement and the purchase price has been accepted inter alia on the basis of and in reliance upon the fact that none of the Sellers will carry on activities competing with those of the Company or of any Subsidiary. The Sellers have expressly stated their full understanding thereof and have declared their willingness to undertake the following non-competition obligation.

8.2.1 Each Seller agrees and ensures, for a period of three years from the Closing Date not to directly or indirectly carry on, engage or otherwise participate in any businesses competing with the businesses of the Company or any Subsidiary in any part of the world--provided, however, that in respect of countries which are members of the European Economic Area, the non-compete obligation shall be limited to a period of two years and shall apply only to the extent that the Company or the Subsidiary was active in the market at issue on the Closing Date.

8.2.2 In case of any breach of the obligations undertaken pursuant to sub-section 8.2 and such breach is not remedied within five business days of written notice to do so Bertil Lindqvist solely on his part and the Bodin Sellers jointly and severally--in addition to any other remedy that may be available to the Purchaser--shall be liable to pay to the Purchaser the actual damage resulting from each such breach but in no case an amount being less than SEK 8,000,000 (eight million) for each such breach.

8.2.3 For the purposes of this sub-section 8.2 the Sellers' engagement in Klimat's and Hexair's present businesses, Bengt Bodin's services under the Bodin Consulting Agreement and the Bodin Sellers' shareholding in DRI shall not be deemed competing.

8.3    EMPLOYMENT OF KEY EMPLOYEES

      From the date of this Agreement and for a period of three years after the Closing Date each Seller undertakes and ensures to refrain from employing, or offering or negotiating employment with any Key Employee of the Company or of any Subsidiary without the prior written consent of the Purchaser.

      In case of breach of this obligation by any of the Bodin Sellers, the Bodin Sellers shall jointly and severally be liable to pay to the Purchaser the actual damage resulting from such breach but in no case with an amount being less than SEK 3,000,000 for each such breach and in case of breach of this obligation by Bertil Lindqvist he shall solely be liable to pay the aforesaid damage or minimum amount.

8.4    MOBITEC STOCK OPTION PROGRAM

      The Mobitec Stock Option Program is described in full detail in APPENDIX 8.4 hereto.

      The Bodin Sellers ensure that the Company and any Subsidiary will make their best efforts in order to fulfil the obligations under the Mobitec Stock Option Program prior to the Closing Date.

      The Bodin Sellers shall have no responsibility for the acquisition of additional options under the Mobitec Stock Option Program if on the Closing Date there remain outstanding options representing 1000 shares or less.

      The costs of the Company and any Subsidiary in fulfilling the aforesaid obligations will in full be accounted for and appear in the Closing Financial Statement. However, for the purposes of adjusting the Preliminary Purchase Price into the Final Purchase Price in accordance with sub-section 3.2.2 above, any amount of such cost exceeding 50 per cent of the aforesaid total cost, or the amount SEK 1,188,000 whichever is the lower, shall be accounted for and appear in the Closing Financial Statement.

8.5    MOBITEC NAME

      The Bodin Sellers agree that Mobitec AB is the full and unrestricted owner of the trademark and business name Mobitec and has the exclusive right thereto.

      The Bodin Sellers ensure that all measures will be taken within 12 months from the Closing Date to remove the name Mobitec from the company name of Klimat.

      The Bodin Sellers agree and ensure that no Related Person of any of the Sellers has any right of any kind to the name Mobitec or the use thereof except for the rights set forth in the Trademark License AGREEMENT APPENDIX 8.5 hereto.

8.6    PUBLICITY

      No announcement concerning the transaction contemplated by this Agreement or any matter ancillary thereto shall be made by either party hereto before or on the Closing Date, without the prior written consent of the other party, provided that nothing herein shall prevent either party from making, in consultation with the other party, any announcement or filing required by law, regulations or by the rules and regulations of any stock exchange on which it is listed including any announcement or filing in connection with the filing under the SEC regulations of shareholders' vote and proxies thereto.

8.7    DISCHARGE OF DIRECTOR LIABILITY

      The Purchaser shall, provided that the auditors so recommend, discharge or procure the discharge of all directors of the Company and any of the Subsidiaries from their personal liability for the period as from 1 January 2001 to the Closing Date on the next Annual General Shareholders' Meeting of the Company and of any Subsidiary, which discharges shall not in any way limit or restrict or be construed to limit or restrict the Purchaser's rights against the Sellers under this Agreement.

8.8    DIVIDENDS

      The Purchaser shall be entitled to all dividends and other profits of the Group deriving from the financial year 2000 and the Company shall not from this day through the Closing Date declare or pay any dividend or make any other distribution to its shareholders.

8.9    KLIMAT AND HEXAIR

8.9.1 The Bodin Sellers ensure that all measures shall have been taken by the Company or any Subsidiary, as the case may be, prior to the Closing Date to transfer and sell all its shares of Klimat and Hexair including all obligations and liabilities of all types, direct as well as indirect, contingent or otherwise in any way related to Klimat or Hexair or the operations, activities or businesses carried on by any of them to an aktiebolag wholly owned by the Sellers or the Bodin Sellers.

8.9.2 The said transfer and sale shall be made at purchase prices and other terms and conditions having no negative effect on the Company's or any Subsidiary's financial position or otherwise in any way be detrimental to the remaining businesses of the Company or any Subsidiary except for changes in the net equity to be reflected when adjusting the Preliminary Purchase Price into the Final Purchase Price as set forth in sub-section 3.2.2 hereof.

8.9.3 As per the Closing Date there shall not exist any financial, contractual or other relation of any kind between any of Klimat or Hexair on one hand and the Company or any Subsidiary on the other hand except for what has been set forth in sub-section 8.5 above.

8.9.4 As per the Closing Date neither the Company nor any Subsidiary shall be bound by any contract or have any commitment or obligation of any kind or in any way relating to Klimat or Hexair or the operations, activities or businesses carried on by any of them.

8.9.5 The Bodin Sellers shall jointly and severally indemnify and hold the Company or any Subsidiary or the Purchaser harmless from any kind of costs, damages and claims as a result of or in any way related to the aforesaid sales and transfers pursuant to this sub-section 8.9 including but not limited to any kind of taxes, duties and social charges.

8.10   DISPUTES

      In APPENDIX 8.10 is a brief description of all disputes or pending or threatened disputes involving the Company and/or any Subsidiary. The following shall apply with respect to the said disputes.

      For the purposes of a potential payment of compensation to Aldridge Electrical Industries Pty Ltd an amount of SEK 500.000 shall be reserved and deducted for in the balance sheet forming part of the Closing Financial Statement. However, such reservation and deduction shall not be taken into account in the adjustment of the Preliminary Purchase Price into the Final Purchase Price.

      The tax dispute involving Mobitec Ltda and the dispute involving Thorsell Elektronikmontering AB shall be reflected in the Closing Financial Statement in accordance with GAAP.

      The dispute with FP regarding the Buse component is handled as set forth in the Option Agreement.

      The Bodin Sellers shall have no liability for the outcome of the other disputes set forth in Appendix 8.10.

8.11   LIABILITY OF BERTIL LINDQVIST

      The following provisions shall apply with regard to Bertil Lindqvist's liability under this Agreement:

      Sections 1 and 2, sub-section 3.1, section 4, sub-section 5.1, section 6, sub-sections 8.1 - 8.3, 8.6 - 8.8, 9.1 - 9.3, 9.5 - 9.11, section 11 and sub-sections 12.3 and 12.4 and 12.6 - 12.13.

8.12   REGISTRATION OF DRI SHARES

      DRI agrees that the Restricted Shares shall be duly registered under a valid and effective registration statement of DRI pursuant to the Securities Act and any applicable state securities laws, pursuant to all terms, and subject to all the conditions, of the Registration Rights Agreement. The Bodin Sellers acknowledge that the Registration Rights Agreement has been prepared by their counsel and that they have been advised of the basic terms and consequences of such Agreement.

9.  INDEMNIFICATION

    With the exclusion of the provisions of the Swedish Sales of Goods Act:

9.1 The Bodin Sellers shall--except for what has been set forth below with respect to Bertil Lindqvist--jointly and severally be liable and shall indemnify and hold the Purchaser harmless in full from and against any Loss arising out of misrepresentation, breach of warranty or failure to perform a covenant or other obligation or any other breach of this Agreement on the part of any of the Sellers. Bertil Lindqvist shall be liable and shall indemnify and hold the Purchaser harmless from and against any Loss arising out of misrepresentation, breach of warranty or failure to perform a covenant or other obligation undertaken by Bertil Lindqvist under this Agreement as set forth in sub-section 8.11 above.

9.2 Payment for Losses and other forms of compensation under this Agreement shall be made by reduction and repayment to the Purchaser of the purchase price for the Bodin Shares or the Bertil Lindqvist Shares, as the case may be. With respect to the Bodin Sellers, such reduction shall primarily be made by the Purchaser reducing the Promissory Notes by any sum of any such Loss and in the event that the sum of any such Loss exceeds the total amount of the Promissory Notes the Bodin Sellers having received Restricted Shares shall return such number of the Restricted Shares as corresponds to the said excess amount.

      In calculating the value of each Restricted Share it shall be valued at USD 3 (three).

      The Purchaser shall be entitled to compensation hereunder only upon agreement with the Sellers or any of them or upon an arbitration award having gained legal force and effect.

      The Sellers reserve the right to settle any claim with cash payment.

9.3 The liability of the Bodin Sellers and of Bertil Lindqvist to the extent applicable with regard to Losses as a result of any misrepresentation or breach of any of the representations and warranties

       a)  set forth in sub-sections 7.1-7.12, 7.19-7.34, 7.36-7.47 and
           7.54-7.56 shall remain valid until 18 months from the Closing Date;

       b) set forth in sub-sections 6.1-6.5, 7.13-7.18 and 7.35 shall remain valid for a period of five years from the Closing Date; and

       c) with regard to taxes, social charges and duties, such as misrepresentation or breaches set forth in sub-sections 7.48 - 7.53 shall remain valid until three months from the date such taxes, social charges and duties have been determined by the relevant authority.

      If a Loss has occurred before any of the aforesaid dates but the amount hereof cannot be quantified, the Purchaser may claim compensation, provided that the claim is made within the applicable time period and a quantified claim is made as soon as information is available of the amount.

9.4 The Purchaser shall only be indemnified under the provisions of sub-section 9.3 if the aggregate amount of the aforesaid Losses equals or exceeds SEK 500,000 provided, however, that in the event the Loss equals or exceeds the said amount, the Purchaser is entitled to be indemnified for the full amount of the Loss.

      In calculating the aforesaid aggregate amount individual Losses amounting to less than SEK 50,000 shall not be taken into account.

9.5 In calculating a Loss in accordance with this section 9 consideration shall be given to the fact whether the Loss fully or partly is a deductible item which can be used by the Company for tax purposes.

9.6 The aggregate liability of the Bodin Sellers under sub-section 9.3 above shall not exceed SEK 33,000,000 (thirty three million) and with respect to Bertil Lindqvist it shall not exceed the purchase price for the Bertil Lindqvist Shares.

9.7 There shall be no exemption from any of the Sellers' liability for representations, warranties, covenants or obligations under this Agreement other than as explicitly set forth herein or by reference to an Appendix attached hereto or pursuant to sub-section 9.8 below and no representation, warranty, covenant or other obligation of any of the Sellers set forth herein shall be deemed waived or otherwise affected

       -- by any commercial or financial analysis, or any inquiry or investigation which the Purchaser, its advisors, auditors, legal counsels or representatives have made or may make with respect to the Company, any of its Subsidiaries or their businesses or the Closing Balance Sheet or the approval thereof; or

       -- by the fact that the Board of Directors and/or the Managing Director of the Company or any Subsidiary nominated and appointed by the Purchaser have approved the annual report for the financial year 2000 or that the Annual General Shareholders' Meeting of the Company or any of the Subsidiaries--at which the Shares have been represented by the Purchaser--has adopted the aforesaid annual report; or

       -- by the fact that the Purchaser has agreed to the adjustment of the Preliminary Purchase Price into the Final Purchase Price as set forth in sub-section 3.2.2 above.

9.8 No liability shall arise in respect of any misrepresentation, breach of warranty or failure to perform a covenant or other obligation or any other breach of this Agreement on the part of any of the Sellers

       -- if and to the extent a Loss has been made part of the Closing Financial Statement has been taken into account in adjusting the Preliminary Purchase Price into the Final Purchase Price; or

       -- if and to the extent that a claim occurs as a result of any legislation not in force at the date hereof which takes effect retrospectively or occurs as a result of any increase in the rate of tax in force at the date hereof;

       -- in respect of any Loss which is recoverable and recovered under any of the insurances set forth in Appendix7.36 and in force on the date of Loss (for the avoidance of doubt it is hereby expressly stated that any deductible shall be compensated by the Sellers as a claim).

9.9 The Purchaser shall not make any admission of liability, agreement or compromise with any third party concerning any claim for which the Sellers or any of them may be liable without prior written notification with Bengt Bodin.

9.10 In the event that an exemption from liability hereunder has explicitly been made--by reference made herein or by reference to an Appendix attached hereto--in one provision hereof the same exemption shall apply in respect of other provisions providing for the same subject matter.

9.11 In the event that the Purchaser shall demand indemnification hereunder, the Purchaser shall notify each Seller without undue delay, such notification to be given within the period of limitation as set out in sub-section 9.3 above and in any event not later than on the sixth anniversary of the Closing Date, whichever occurs first.

10. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

10.1 The Purchaser represents and warrants that on and as of the date of signing of the Option Agreement as well as this Agreement and on and as of the Closing Date (unless the context otherwise requires).

10.1.1 The Purchaser and DRI have full authority to execute and deliver this Agreement and each other document or instrument executed and delivered in connection herewith and to consummate the transactions contemplated hereby.

10.1.2 The execution of this Agreement, the consummation of the transactions provided for herein and the fulfilment of the terms hereof will not result in a breach of any agreement to which any of the Purchaser or DRI is a party nor the Articles of Association of the Purchaser.

10.1.3 The Purchaser or DRI are duly organised and validly existing and in good standing under the laws of its respective country of domicile and have full corporate power and all necessary licenses, permits and authorisations to carry on its businesses as presently and on the Closing Date conducted and to own, lease and operate all material assets and properties used in connection therewith.

10.1.4 The Restricted Shares are credited as fully paid, non assessable and rank PARI PASSU in all respects with the existing issued shares of DRI and, subject to the provision in sub-section 5.4 are free and clear of any Encumbrances whatsoever and free from all taxes, liens and charges with respect to the issue thereof and DRI has the absolute right, power and capacity to issue all Restricted Shares to the Bodin Sellers in accordance with the terms of this Agreement.

11. CLOSING DATE

    The Closing Date shall occur five business days from the date of all parties' signatures hereof.

12. GENERAL PROVISIONS

12.1   CONSULTANCY AGREEMENT BENGT BODIN

      DRI and Bengt Bodin will enter into a separate Consultancy Agreement, the said agreement to enter into effect on the Closing Date.

12.2   DRI LIABILITY

      DRI shall be jointly and severally liable with the Purchaser with regard to the fulfilment of any liability of the Purchaser under this Agreement--including the liability to pay the Promissory Notes.--If the Purchaser has not fulfilled such liability within 14 days from the date the liability becomes due DRI shall upon the Sellers' request fulfil such liability including interest for delayed payment, if any.

12.3   POWER OF ATTORNEY

12.3.1 Each Seller undertakes to issue on the Closing Date all necessary Powers of Attorney and other documents requested by the Purchaser to the Purchaser or its nominees to represent the Company and any Subsidiary until the new Board of Directors has been registered.

12.3.2 Further each of Mattias Bodin and Tobias Bodin shall on the Closing Date issue a Power of Attorney to Bengt Bodin to represent their DRI shares during a period of 36 months from the Closing Date.

12.4   NOTICES

      Any notice to be provided under this Agreement shall be in the English language and deemed valid and effective if sent by courier or registered mail or telefax to the following addresses:

If to Bengt Bodin:                       Bengt Bodin
                                         La Piniere, Cidex 206, R.D. 2085,
                                         FR-06330 Roquefort les Pins, France
                                         Fax: +33 493 775 186

If to Annacarin Bodin:                   Annacarin Bodin
                                         La Piniere, Cidex 206, R.D. 2085,
                                         FR-06330 Roquefort les Pins, France
                                         Fax: + 33 493 775 186

If to Mattias Bodin:                     Mattias Bodin
                                         Parkgatan 10
                                         SE-112 30 STOCKHOLM, Sweden

If to Tobias Bodin:                      Tobias Bodin
                                         Ovre Husargatan 23 A
                                         SE-413 14 GOTEBORG, Sweden

If to Bertil                             Bertil Lindqvist
  Lindqvist:                             Nybrogatan 45 B,
                                         SE-114 39 STOCKHOLM, Sweden
                                         Fax: +46 8661 8126

If to the Purchaser                      DRI Europa AB
                                         c/o Mannheimer Swartling
                                         Advokatbyra AB
                                         Box 2235
                                         SE-403 14 GOTEBORG, Sweden
                                         Fax: +46 31 10 96 01

If to DRI                                Digital Recorders, Inc.
                                         Sterling Plaza, Box 26
                                         5949 Sherry Lane, Suite 1050
                                         DALLAS, TX 75225

    The communications will be considered having reached the addressees:

       (i)    if sent by courier                       -- on delivery
       (ii)   if sent by registered mail               -- seven days from the date of dispatch
       (iii)  if sent by telefax                       -- on the day of recipient confirms
                                                       receipt

      Each Seller and the Purchaser shall be obliged to send a communication to the other parties in accordance with this sub-section 12.4 notifying any changes in the relevant details set out herein, which details shall then be deemed to have been amended accordingly.

12.5   CONSULTATION WITH DRI

      Bengt Bodin, Mattias Bodin and Tobias Bodin undertake for a period of 36 months from the Closing Date to consult with DRI prior to any sale of any of their shares of DRI.

12.6   CONFIDENTIALITY

      Subject to sub-section 8.6 the parties agree not to disclose in whole or in part any of the contents of this Agreement to any third party, unless required by law.

12.7   COSTS

      Each party agrees to carry his own fees and costs (including brokers', finders' and attorney's fees) relating to this Agreement and the consummation of the transactions hereunder.

12.8   ASSIGNMENT

      None of the parties shall have the right to assign this Agreement partly or wholly without the prior written consent of the other parties.

12.9   EXHAUSTIVE CONTRACT DOCUMENT

      This Agreement sets forth exhaustively all terms and conditions related to the transfer of the Shares and supersedes all prior agreements between the Sellers and the Purchaser with respect to the subject matter hereof.

12.10  AMENDMENTS

      No amendment to this Agreement shall be effective unless made in writing and signed by authorised representatives of each Seller and the Purchaser.

12.11  WAIVER

      The failure of any of the parties hereto to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered as a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

12.12  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of Sweden.

12.13  ARBITRATION

      Any dispute arising out of or in connection with this Agreement shall be exclusively settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce
      (the"Institute"). The arbitral tribunal shall be composed of three
      (3) arbitrators. The place of arbitration shall be Gothenburg, Sweden. The arbitration proceedings shall be conducted in the English language.

      Each party shall nominate one arbitrator and the Institute shall nominate the third arbitrator, who shall be the Chairman. If arbitration is initiated by more than one claimant simultaneously and/or against one or more respondents, each side shall jointly appoint an arbitrator. If the respondent has not (or, if there are more respondents than one, the respondents have not jointly) within 30 days after receipt of a request for arbitration, appointed an arbitrator, such arbitrator shall upon request of any claimant be appointed by the Institute. If the provision related to the appointment of the arbitrators is held by any court of competent jurisdiction or arbitrators to be illegal, void or unenforceable the illegality, voidness or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this sub-section 12.13. The parties agree that the Institute in such case shall appoint all three arbitrators.

      Any dispute arising at any time between the parties shall be referred to one single arbitration tribunal, unless (i) the arbitration tribunal considers it inappropriate having regard to the point of time at which the request for arbitration is made, or (ii) one or more of the arbitrators declares that he or they do not accept to serve as arbitrators in a dispute other than the actual dispute for which such arbitrator(s) was appointed.

      The rules regarding joinder of claims in Chapter 14 of the Code of Judicial Procedure (Sw. Rattegangsbalken) shall be applied by the arbitral tribunal to the extent so is appropriate and accepted by the arbitrators. The voting rules in the Code of Judicial Procedure shall be applied by the arbitral tribunal.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in six copies as of the day and year first above written.

                            ------------------------

                                               DRI EUROPA AB

---------------------------------------        ---------------------------------------
Bengt Bodin

                                               DIGITAL RECORDERS, INC.
---------------------------------------
Annacarin Bodin

---------------------------------------        ---------------------------------------
Mattias Bodin

---------------------------------------
Tobias Bodin

---------------------------------------
Bertil Lindqvist

                                                                     APPENDIX II

                                OPTION AGREEMENT

This Option Agreement (the "Agreement") is made as of 7 December 2000, by and between

    Bengt Bodin, and individual resident at La Piniere, Cidec 206, R.D. 2085, FR- 06330 Roquefort les Pins, France;

    Annacarin Bodin, an individual resident at La Piniere, Cidex 206, R.D. 2085, FR-06330 Roquefort les Pins, France;

    Mattias Bodin, an individual resident at Parkgatan 10, SE-112 30 Stockholm, Sweden;

    Tobias Bodin, an individual resident at Ovre Husargatan 23 A, SE 413 14 Gothenburg, Sweden; and

    Bertil Lindqvist, an individual resident at Nybrogatan 45 B, 114 39
    Stockholm.

(Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist are hereinafter collectively referred to as the "Offerors".)

and

    DRI Europa AB, a Swedish corporation, in the process of incorporation under the laws of Sweden, having its principal office in Gothenburg, ("DRI Europa") and

    Digital Recorders, Inc., a company duly incorporated and organized under the laws of the state of North Carolina, USA, having its principal office at Durham, North Carolina ("DRI Inc.").

PREAMBLES

A. The Offerors are at the date hereof the owners of the shares (the "Shares") of Mobitec Holding AB, a Swedish corporation, registration number 556546-6793 (the "Company"). The ownership of the Shares is, at the date hereof as follows: Bengt Bodin 51,900 shares

Annacarin Bodin.............................................   20,400 shares
Mattias Bodin...............................................    9,100 shares
Tobias Bodin................................................    9,100 shares
Bertil Lindqvist............................................    9,500 shares
                                                              --------------
TOTAL.......................................................  100,000 shares

B. The Company is the parent company of a group of companies engaged in developing, manufacturing, marketing and selling information systems for public transport vehicles.

C. The Offerors are willing to give DRI Europa as well as DRI Inc. and DRI Europa jointly--as set forth in section 1 hereof--options to purchase the Shares on the terms and conditions set forth in the stock purchase agreement attached hereto as Appendix A (the "Stock Purchase Agreement").

D. Taking into consideration what has been set forth above, the Offerors and DRI Europa and DRI Inc., intending to be legally bound, agree as follows:

                            ------------------------

The terms appearing in this Option Agreement having been defined in section 1 of the Stock Purchase Agreement shall have the same meaning as in the Stock Purchase Agreement unless the context requires otherwise.

1.  OPTION

1.1 OPTION A

    The Offerors hereby grant to DRI Europa the irrevocable right of option to purchase from the Offerors the Shares on the terms and conditions set forth in the Stock Purchase Agreement.

1.2 OPTION B

    The Offerors hereby grant to DRI Europa and DRI Inc. the irrevocable right of option to purchase from the Offerors the Shares on the terms and conditions set forth in the Stock Purchase Agreement.

    The individual Shares to be sold by each Offeror to DRI Europa and DRI Inc. as a result of the exercise of Option B appears from APPENDIX B hereto.

    The modifications of the Stock Purchase Agreement to be made as a result of the exercise of Option B are set forth in APPENDIX C hereto.

2.  OPTION PERIOD

    Option A and Option B shall have effect during the period as from 31
January 2001 up to and including 28 February 2001 provided that the Sellers have on 15 December 2000 at the latest submitted to DRI Inc. all documents, disclosures and other relevant requests for submission to the SEC. For each business day of delay of submission as aforesaid the Option Period shall be prolonged by one business days, however, the Option Period may not be prolonged by more than 15 days. The parties will work diligently and cooperate with each other during the Option Period to produce all documents, disclosures, and other relevant requests for submission to the SEC.

3.  EXERCISE OF OPTIONS

3.1 Based upon the Sellers' representation of the structure of Option B and the availability of group contribution (koncernbidrag) implied therein to DRI Europa as set forth in APPENDIX D hereto DRI Inc. and DRI Europa--in the event they wish to exercise their option rights hereunder--will exercise Option B.

      If group contribution is not available to DRI Europa as aforesaid DRI Europa--in the event it wishes to exercise its option rights hereunder--will exercise Option A.

3.2 In order to exercise any of Option A or Option B DRI Europa and DRI Inc. or DRI Europa, as the case may be, shall give notice in writing during the Option Period to any of the Offerors to that effect, such notice to include whether Option A or Option B is exercised.

      With respect to the Bodin Sellers notice hereunder shall be made to Bengt Bodin who is hereby by the other Bodin Sellers irrevocably authorized to receive such notice on their behalf.

      In the event that such notice is not given within the Option Period this Option Agreement shall become null and void.

3.3 In the event that Option A is exercised the Stock Purchase Agreement shall apply without any modifications.

      In the event that Option B is exercised the Stock Purchase Agreement shall be modified in accordance with APPENDIX B AND C hereto.

3.4 In the event that any of Option A or Option B is exercised the parties shall within five business days from the date of exercise sign the Stock Purchase Agreement and in case of exercise of Option B also modify the same in accordance with APPENDIX B AND C hereto.

4.  COVENANTS

4.1 Each of the Offerors undertakes during the Option Period not to sell, pledge or in any other way dispose of any of the Shares to any other party than DRI Europa or DRI Inc. and DRI Europa jointly.

4.2 From the date hereof and until the date of exercise of any of the option rights hereunder, no contract or commitment shall be entered into by or on behalf of the Company or any Subsidiary extending beyond the date of exercise of any of the option rights, except for contracts or commitments made in the ordinary course of business. Moreover, neither the Company nor any Subsidiary shall borrow any additional funds from banks or other external sources other than as required in the ordinary course of business.

5.  JOINT LIABILITY

    Each one of the Offerors guarantees, as for his own debt, the due and timely fulfilment by the other Offerors of all obligations under this Agreement.

6.  PATENT MATTERS

    The Offerors represent to DRI Inc. and DRI Europa that in their opinion the patent infringement claims related to Polish patent number 177 576 are substantially without merit and not outside of normal course of business.

    Based upon the Offeror's aforesaid representation DRI Inc. and DRI Europa are proceeding with the Option Agreement, it being understood that DRI Inc. and DRI Europa preliminarily concur with the Offerors' representation, subject to complete review by patent counsel of DRI Inc. and DRI Europa at its own expense.

7.  NOTICES

    Any notice to be provided under this Agreement shall be in the English language and deemed valid and effective if sent by courier or registered mail or telefax to the following addresses:

        If to Bengt Bodin:                     Bengt Bodin
                                               La Piniere, Cidex 206, R.D. 2085
                                               FR-06330 Roquefort les Pins,
                                               France
                                               Fax +33-493 775 186

        If to Annacarin Bodin:                 Annacarin Bodin
                                               La Piniere, Cidex 206, R.D. 2085
                                               FR-06330 Roquefort les Pins,
                                               France
                                               Fax +33-493 775 186

        If to Mattias Bodin:                   Mattias Bodin
                                               Parkgatan 10
                                               SE-112 30 STOCKHOLM
                                               Sweden

        If to Tobias Bodin:                    Tobias Bodin
                                               Ovre Husargatan 23 A
                                               SE-413 14 GOTEBORG
                                               Sweden

        If to Bertil Lindqvist:                Bertil Lindqvist
                                               Nybrogatan 45 B
                                               114 39 STOCKHOLM
                                               Sweden
                                               Fax +46-8 661 81 26

        If to DRI Europa AB:                   DRI Europa AB
                                               c/o Mannheimer Swartling
                                               Box 2235
                                               403 14 GOTHENBURG
                                               Fax +46 31 10 96 01

        If to Digital Recorders Inc.:          Digital Recorders Inc.
                                               Sterling Plaza, Box 26
                                               5949 Sherry Lane, Suite 1050
                                               Dallas, TX 75225
                                               Fax +1 214 378 8437

    The communications will be considered having reached the addressees:

(i)      if sent by courier                     -  on delivery

(ii)     if sent by registered mail             -  seven days from the date of dispatch

(iii)    if sent by telefax                     -  on the day the recipient confirms receipt

    Each Offeror and DRI Europa and DRI Inc. shall be obliged to send a communication to the other parties in accordance with this section 7 notifying any changes in the relevant details set out herein, which details shall then be deemed to have been amended accordingly.

8.  CONFIDENTIALITY

8.1 No announcement concerning the transaction contemplated by this Agreement or any matter ancillary thereto shall be made by either party hereto without the written consent of the other party, provided that nothing herein shall prevent either party from making, in consultation with the other party, any announcement or filing required by law, regulations or by the rules and regulations of any stock exchange on which it is listed including any announcement or filing in connection with the filing under the SEC regulations of shareholders' vote and proxies thereto.

8.2 Subject to sub-section 8.1 above, the parties agree not to disclose in whole or in part any of the contents of this Agreement to any third party, unless required by law.

9.  EFFECTIVE DATE

    This Agreement shall enter into effect on the date it has been signed by all Offerors, DRI Europa and DRI Inc.

10. ASSIGNMENT

    None of the parties shall have the right to assign this Agreement partly or wholly without the prior written consent of the other parties.

11. EXHAUSTIVE CONTRACT DOCUMENT

    This Agreement sets forth exhaustively all terms and conditions related to this option and supersedes all prior agreements between the Offerors and DRI Europa and DRI Inc. with respect to the subject matter hereof.

12. AMENDMENTS

    No amendment to this Agreement shall be effective unless made in writing and signed by authorised representatives of each Offeror and DRI Europa and DRI Inc.

13. GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of Sweden.

14. ARBITRATION

    Any dispute arising out of or in connection with this Agreement shall be exclusively settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Institute"). The arbitral tribunal shall be composed of three (3) arbitrators. The place of arbitration shall be Gothenburg, Sweden. The arbitration proceedings shall be conducted in the English language.

    Each party shall nominate one arbitrator and the Institute shall nominate the third arbitrator, who shall be the Chairman. If arbitration is initiated by more than one claimant simultaneously and/or against one or more respondents, each side shall jointly appoint an arbitrator. If the respondent has not (or, if there are more respondents than one, the respondents have not jointly) within 30 days after receipt of a request for arbitration, appointed an arbitrator, such arbitrator shall upon request of any claimant be appointed by the Institute. If the provision related to the appointment of the arbitrator is held by any court of competent jurisdiction or arbitrators to be illegal, void or unenforceable the illegality, voidness or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this section 10. The parties agree that the Institute in such case shall appoint all three arbitrators.

    Any dispute arising at any time between the parties shall be referred to one single arbitration tribunal, unless (i) the arbitration tribunal considers it inappropriate having regard to the point of time at which the request for arbitration is made, or (ii) one or more of the arbitrators declares that he or they do not accept to serve as arbitrators in a dispute other than the actual dispute for which such arbitrator(s) was appointed.

    The rules regarding joinder of claims in Chapter 14 of the Code of Judicial Procedure (Sw: Rattegangsbalken) shall be applied by the arbitral tribunal to the extent so is appropriate and accepted by the arbitrators. The voting rules in the Code of Judicial Procedure shall be applied by the arbitral tribunal.

                            ------------------------

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in six copies as of the day and year first above written.

    -----------------------------------------        -----------------------------------------
    Bengt Bodin                                      DRI Europa AB

    -----------------------------------------        -----------------------------------------
    Annacarin Bodin                                  Digital Recorders Inc.

    -----------------------------------------
    Mattias Bodin

    -----------------------------------------
    Tobias Bodin

    -----------------------------------------
    Bertil Lindqvist

                                                                    APPENDIX III

                            BODIN WARRANT AGREEMENT

    WARRANT AGREEMENT, dated as of December __, 2000, by and between BENGT BODIN, a resident of Nice, France (the "Warrantee"), on the one hand, and DIGITAL RECORDERS, INC., a North Carolina corporation ("DRI") on the other.

    WHEREAS, the Warrantee and DRI have agreed to a form of a Promissory Note (the "Promissory Note") to be made effective on the Closing Date of the Stock Purchase Agreement (the "Purchase Agreement" or the "Stock Purchase Agreement") (capitalized terms herein shall be consistent with those found in the Purchase Agreement) pursuant to which, among other things, the Warrantee is to receive the right (the "Warrant") to purchase up to 100,000 shares of Common Stock, par value $.10 per share (the "Warrant Shares") of DRI pursuant to the terms of this warrant agreement, subject to all the terms and conditions of the Registration Rights Agreement dated as of the date hereof by and among DRI, Bengt Bodin, Annacarin Bodin, Mattias Bodin and Tobias Bodin; and

    WHEREAS, this warrant agreement (the "Bodin Warrant Agreement") constitutes the warrant agreement described in the Purchase Agreement;

    NOW, THEREFORE, in consideration of the agreements set forth below, the parties hereto agree as follows:

        1. THE WARRANT. Subject to the terms and conditions hereof, the Warrantee is hereby granted the Warrant, at any time or from time to time commencing on the date of this Bodin Warrant Agreement and at or before 5:00 P.M., Eastern Time, on January __, 2006 (such five-year period hereinafter the "Warrant Exercise Period"), but not thereafter, to subscribe for and purchase any or all of the Warrant Shares for a price of $4.00 per Warrant Share purchased (the "Warrant Exercise Price"). If the rights represented hereby shall not be exercised during the Warrant Exercise Period, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

        2. EXERCISE OF WARRANT. During the Warrant Exercise Period, the Warrantee may exercise this Warrant upon presentation and surrender of this Warrant and upon payment of the Warrant Exercise Price for the Warrant Shares to be purchased or by notice of non-cash exercise as provided in
    Section 15 herein below to DRI at the principal office of DRI. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and delivered to DRI. If this Warrant is exercised in part, the Warrantee shall be required to exercise this Warrant with respect to a minimum of 25,000 shares of Common Stock upon each such exercise in part. In the event of the exercise of this Warrant in part only, DRI shall cause to be delivered to the Warrantee a new Warrant of like tenor to this Warrant in the name of the Warrantee evidencing the right of the Warrantee to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised. On exercise of this Warrant, unless (i) DRI receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or
    (ii) the Warrant Shares are registered under the 1933 Act, each certificate for Warrant Shares issued hereunder shall bear a legend reading substantially as follows:

       These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the Warrantee, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of DRI.

                                     III-1

        The foregoing legend may be removed with respect to any Warrant Shares sold upon registration or sold pursuant to an exemption from registration, including the exemption for sales made in accordance with Rule 144 promulgated under the 1933 Act; provided DRI receives an opinion from counsel satisfactory to it that such legend may be removed; and provided further that such legend shall be removed from the certificates representing the Warrant Shares upon registration thereof pursuant to the Registration Rights Agreement but in no event later than one year from the date hereof.

        3.  ASSIGNMENT.

        Subject to the terms contained herein, this Warrant may be assigned by the Warrantee in whole or in part by execution by the Warrantee of the form of assignment attached hereto, in the sole discretion of the Warrantee, to a "Permitted Assignee" as defined below, or with the prior written consent of DRI, to any other party. In the event of any permitted assignment, DRI, upon request and upon surrender of this Warrant by the Warrantee at the principal office of DRI accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of DRI. If the permitted assignment is in whole, DRI shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder; and if the permitted assignment is in part, DRI shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such permitted assignment, and shall concurrently execute and deliver to the Warrantee a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Warrant Shares purchasable hereunder which have not been transferred to the Permitted Assignee. For purposes of this Agreement, a "Permitted Assignee" shall mean (a) if the Warrantee or successor holder (collectively, a "Holder") is an individual, any (i) descendant or ancestor of the Holder,
    (ii) trust for the benefit of the Holder, descendant or ancestor,
    (iii) beneficiary of any such trust or any descendant or ancestor of any such beneficiary, (iv) trust or entity in which the Holder or beneficiary or any descendant or ancestor of the Holder or beneficiary, trust or other entity shall have any interest, (v) any of the foregoing, or any entity in which any of the foregoing, or any trust for any foregoing Holder or beneficiary, holds, directly or indirectly, or in trust, at least fifty percent (50%) of the aggregate voting power and (vi) any immediate relative or spouse of any such foregoing person (including the Holder) or persons; and (b) if the Holder is an entity, any (i) subsidiary or affiliate of the Holder, (ii) corporation, partnership, limited liability company or other entity that may be organized by the Holder, or by its owners, as a separate business unit in connection with the business activity of the Holder or of its owners and (iii) corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Holder with any other corporation, partnership or other entity or to which all or substantially all of the Holder's business or assets may be sold, assigned or transferred.

        4. NOTICE. The Warrantee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Warrant, the Warrantee shall give written notice to DRI at least fifteen (15) days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until DRI has received an opinion of counsel for DRI or for the Warrantee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by DRI and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Warrant has been registered under appropriate state securities laws.

                                     III-2

        5.  SHARE DIVIDENDS, RECLASSIFICATION, REORGANIZATION PROVISIONS.

        (a) If, prior to the expiration of this Warrant by exercise or by its terms, DRI shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the Warrant Exercise Price per share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if DRI shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares then, in such case, the Warrant Exercise Price per share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If DRI shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

        (b) If, prior to the expiration of this Warrant by exercise or by its terms, DRI shall be recapitalized by reclassifying its outstanding Common Stock, or DRI or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Warrantee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Warrantee to an adjustment in the number of Warrant Shares purchasable upon the exercise upon this Warrant as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Warrantee becomes entitled to purchase.

        (c) If: (i) DRI shall take a record of holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of DRI's assets; or (ii) DRI shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or
    (iii) in the event of any classification, reclassification or other reorganization of the securities which DRI is authorized to issue, consolidation or merger by DRI with or into another corporation, or conveyance of all or substantially all of the assets of DRI; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of DRI; then, and in any such case, DRI shall mail to the Warrantee, at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Stock of record shall be entitled to participate in such dividend,

                                     III-3
    distribution or rights, or shall be entitled to exchange their Common Stock or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

        (d) If DRI, at any time while this Warrant shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Warrantee may thereafter receive upon exercise hereof, in lieu of each Warrant Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of DRI purchased upon exercise of this Warrant.

        6. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANT. At all times during the Warrant Exercise Period, DRI will reserve and keep available out of its authorized Common Stock, solely for issuance upon the exercise of this Warrant, such number of shares of Common Stock and other securities as from time to time may be issuable upon exercise of this Warrant. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, non-assessable, and free from all taxes, liens and charges with respect to the issue thereof, issued in compliance with all applicable federal and state securities laws.

        7. REQUEST TO TRANSFER AGENT. On exercise of all or any portion of this Warrant, DRI shall, within ten days of the receipt of good and clean funds (or receipt of notice of Warrantee's election pursuant to Section 15 below) for the purchase of any or all of the Warrant Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Warrant Shares and the names in which such Warrant Shares are to be registered pursuant to the exercise form attached hereto. DRI shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the issuance of Warrant Shares upon payment therefor by the Warrantee or any assignee.

        8. LOSS THEFT DESTRUCTION OR MUTILATION. Upon receipt by DRI of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and the purchase by the Warrantee of a lost security bond (or, if acceptable to DRI, the provision of a satisfactory indemnity from the Warrantee) in an amount equal to or exceeding the total value of the Warrant Shares to be purchased hereunder, DRI will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        9. WARRANTEE NOT A SHAREHOLDER. The Warrantee or any other holder of this Warrant shall, as such, not be entitled by reason of ownership of this Warrant to any rights whatsoever of a shareholder of DRI until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise shall have become deliverable, as provided herein.

        10. TRANSFER TAXES. DRI will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of this Warrant may be subject. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to Warrantee for any issuance tax in respect hereof, provided that DRI shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant. The Warrantee or its assignee(s) will pay all taxes in respect of the transfer of this Warrant or the Warrant Shares issuable upon exercise hereof.

        11. MAILING OF NOTICE. All notices and other communications from DRI to the Warrantee or from the Warrantee to DRI shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed facsimile transmission, to the address furnished to each party in writing by the other party.

                                     III-4

        12. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon the exercise hereof, DRI shall issue to the Warrantee at no extra cost another whole share for any fraction which is one-half or greater, and the Warrantee shall forfeit the fractional share that is less than one-half of a share.

        13. COMMON STOCK DEFINED. Whenever reference is made in this Warrant to the issue or sale of Common Stock, the term "Common Stock" shall mean the voting Common Stock of DRI of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

        14. REDUCTION IN NUMBER OF WARRANTS. The Warrantee and DRI acknowledge their execution of a Promissory Note pursuant to a Stock Purchase Agreement ("Stock Purchase Agreement") between the parties which provides, among other things, for certain offset rights by DRI against the Promissory Note pursuant to the indemnification provisions set forth in the Stock Purchase Agreement. To the extent the parties agree to an offset or reduction in the Promissory Note pursuant to said provisions, the number of warrants granted hereunder shall be proratably reduced.

        15.  NON-CASH EXERCISE.

        (a) Warrantee shall be permitted at his election, in lieu of payment in cash, to offset and reduce any part or all of the aggregate Warrant Exercise Price payable under Section 2 by the sum, to the extent thereof on the date of exercise, of (i) the unpaid principal amount of the Promissory Note plus
    (ii) accrued and unpaid interest thereon. An election pursuant to this
    Section 15(a) shall be made by a written notice of exercise in the form attached hereto specifying the amount of such principal and interest to be applied to the Warrant Exercise Price of the Warrant Shares to be purchased.

        (b) In lieu of payment in cash, the rights represented by this Warrant may also be exercised by a written notice of exercise in the form attached hereto specifying that the holder of this Warrant wishes to convert all or any portion of this Warrant (the "Conversion Right") into a number of Shares equal to the quotient obtained by dividing (x) the current market value of the Warrant Shares subject to the portion of this Warrant being exercised (determined by subtracting the aggregate Warrant Exercise Price for all such Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate current or closing market price of such Shares issuable upon exercise of such portion of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the current or closing market price (as defined below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. For the purpose of any computation under this Section 15(b), the current or closing market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing ten
    (10) trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market (or if the Common Stock is not listed on the NASDAQ, then on the principal United States national securities exchange on which the Common Stock is listed or quoted. If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of DRI in good faith.

        16. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

        17. ARBITRATION. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled

                                     III-5
    by binding arbitration in Raleigh, Wake County, North Carolina, in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of North Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of North Carolina having jurisdiction of the matter.

        18. BINDING EFFECT. All of the obligations of DRI relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of DRI shall inure to the benefit of the successors and assigns of the Holder.

    IN WITNESS WHEREOF, the parties have executed this Bodin Warrant Agreement on the day and year first above written.

                                          DRI:
                                          DIGITAL RECORDERS, INC.
                                          By
                                          --------------------------------------
                                          Print Name
      --------------------------------------------------------------------------
                                          Title
--------------------------------------------------------------------------------
                                          WARRANTEE:
                                          --------------------------------------
                                          BENGT BODIN

                                     III-6

FORM TO BE USED TO EXERCISE Warrant:

                                 EXERCISE FORM

    The undersigned hereby elects irrevocably to exercise the within Warrant and
to purchase             (up to a maximum 100,000) shares of Common Stock of
Digital Recorders, Inc., called for hereby, and hereby

[makes payment of $            (at the rate of $4.00 per share) in payment of
the Warrant Exercise Price pursuant hereto in cash or by offset against the Promissory Note as provided in Section 15(a) of the Warrant as follows:
------------------------------------------------

[elects to purchase                   shares of Common Stock of Digital
Recorders, Inc. pursuant to non-cash conversion of the Warrant as provided in
Section 15(b) of the Warrant.]

    Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                          --------------------------------------

                                          Signature

                                          Signature Guaranteed

Date:
------------------------------------------------------------

                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of:
-------------------------------------------

Address:
------------------------------------------------------------

                                    (print)

                                     III-7

FORM TO BE USED TO ASSIGN Warrant:

                                   ASSIGNMENT

For value received             does hereby sell, assign and transfer unto
            the right to purchase             shares of Common Stock of Digital
Recorders, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint Digital Recorders, Inc. and/or its Transfer Agent as attorney to transfer the same on the books of Digital Recorders, Inc. with full power of substitution in the premises.

                                          --------------------------------------

                                          Signature

                                          Signature Guaranteed

Date:
------------------------------------------------------------

NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                     III-8

                                                                     APPENDIX IV

                         REGISTRATION RIGHTS AGREEMENT

    Registration Rights Agreement (this "AGREEMENT") dated as of
_________________ by and among DIGITAL RECORDERS, INC., a North Carolina corporation (the "COMPANY"), Bengt Bodin, Annacarin Bodin, Mattias Bodin and Tobias Bodin (together with their respective permitted transferees, the "Holders").

    WHEREAS, it is contemplated under that certain Stock Purchase Agreement by and among the Company, Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist dated as of the date hereof (as such may be amended from time to time, the "STOCK PURCHASE AGREEMENT") and that certain Warrant Agreement dated the date hereof by and between the Company and Bengt Bodin (as such may be amended form time to time, the "WARRANT AGREEMENT"), that the Company provide the Holders with the registration rights set forth in this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                             REQUIRED REGISTRATIONS

    1.1 REQUIRED REGISTRATION. Subject to Sections 1.3, and 5.2 hereof, the Company shall effect registration on a continuous or delayed basis pursuant to Rule 415 or an equivalent provision promulgated under the Securities Act of
(a) Warrant Shares and Initial SPA Shares on or before the date that is one year after the date hereof and (b) Remaining SPA Shares on or before the date that is two years after the date hereof. All registrations pursuant to this Section 1.1 are referred to herein as "REQUIRED REGISTRATIONS."

    1.2 EXPENSES. The Company will pay all Registration Expenses in connection with any Required Registration, including any Registration Statement that is not deemed to be effected pursuant to the provisions of Section 1.3 hereof.

    1.3  EFFECTIVE REGISTRATION STATEMENT.  A registration pursuant to
Section 1.1 of this Agreement shall not be deemed to have been effected
(i) unless a Registration Statement with respect thereto has been declared effective by the Commission, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) the Registration Statement does not remain continuously effective until termination of the Company's registration obligations pursuant to Section 5.2 hereof. If a registration pursuant to this Article I is deemed not to have been effected as provided in this Section 1.3, then the Company shall continue to be obligated to effect the Required Registrations as set forth in Section 1.1.

                                   ARTICLE II
                            REGISTRATION PROCEDURES

    Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and pursuant thereto the Company will as expeditiously as reasonably possible:

        (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use all reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby;

    PROVIDED, that as promptly as practicable before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the Holders copies of all such documents proposed to be filed, and (ii) notify each holder of Registrable Securities covered by such Registration Statement of (x) any request by the Commission to amend such Registration Statement or amend or supplement any Prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered;

        (b) (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

        (c) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and, in each case including all exhibits) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d) use all reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or
    (iii) consent to general service of process in any such jurisdiction;

        (e) use all reasonable efforts (if the offering is underwritten) to furnish to each seller of Registrable Securities a signed copy, addressed to such seller (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to the selling stockholders, dated the effective date of such Registration Statement (and, if such Registration Statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

        (f) notify each seller of Registrable Securities, at a time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (g) cause all such Registrable Securities to be listed on each securities exchange and quotation system on which similar securities issued by the Company are then listed and to enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form;

        (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

        (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement to enable them to conduct a reasonable investigation within the meaning of the Securities Act;

        (j) subject to other provisions hereof, use all reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

        (k) promptly notify the holders of the Registrable Securities of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus.

                                  ARTICLE III
                             REGISTRATION EXPENSES

    3.1 REGISTRATION EXPENSES. All Registration Expenses will be borne as provided in Section 1.2 of this Agreement.

    3.2 SELLERS' EXPENSES. The Company shall have no obligation to pay any underwriting discounts or commissions or stock transfer taxes attributable to the sale of Registered Securities, which expenses will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                                   ARTICLE IV
                                INDEMNIFICATION

    4.1 COMPANY'S INDEMNIFICATION OBLIGATIONS. The Company agrees to indemnify and hold harmless each of the holders of any Registrable Securities covered by any Registration Statement referred to herein and each other Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "HOLDER INDEMNITEES"):

        (i) against any and all loss, liability, claim, damage or expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all reasonable expense incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or
    (ii) above;

PROVIDED, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder expressly for use in the preparation of any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary Prospectus or Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER, that the Company will not be liable to any holder or any other Holder Indemnitee under the indemnity agreement in this Section 4.1, with respect to any preliminary Prospectus or the final Prospectus or the final Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such Holder Indemnitee results from the fact that such holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such holder.

    4.2 HOLDER'S INDEMNIFICATION OBLIGATIONS. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1 of this Agreement) the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such holder. The obligations of each holder pursuant to this
Section 4.2 are to be several and not joint (however, husband and wife are to be treated as one holder); PROVIDED, that with respect to each claim pursuant to this Section 4.2, each such holder's maximum liability under this Section shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting discount and expenses) from the sale of Registrable Securities being sold pursuant to such Registration Statement or Prospectus by such holder.

    4.3 NOTICES; DEFENSE; SETTLEMENT. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 4.1 or Section 4.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4.1 or Section 4.2 of this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all holders of Registrable Securities, selected by the Holders or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event, any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

    4.4 INDEMNITY PROVISION. The Company and each holder of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

    4.5 CONTRIBUTION BASED ON RELATIVE FAULT. Each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 4.1 or
Section 4.2 of this Agreement in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including, without limitation, the relative benefits received by each party from the offering of the securities covered by such Registration Statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 4.5. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 4.3 of this

Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this
Section 4.5. Promptly after receipt by an indemnified party under this
Section 4.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 4.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 4.3 of this Agreement has not been given with respect to such action; PROVIDED, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    4.6 PAYMENTS. The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE V
                TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

    5.1 TRANSFER OF RIGHTS. Any Holder may transfer his rights to register such Holder's Registrable Securities hereunder, provided that such rights may not be transferred (a) to any person or entity who or which is engaged in an activity or business directly competitive with any activity or business of the Company or any subsidiary of the Company as presently conducted; or (b) to any person or entity, other than any Bodin Seller (as defined in the Stock Purchase Agreement), without the Company's prior written consent which shall not be unreasonably withheld; and provided further that the proposed transferee enters into a written agreement with the Company, agreeing to be bound by the terms and conditions hereof.

    5.2 TERMINATION OF RIGHTS. The registration rights of any holder of such rights hereunder and the registration obligations of the Company hereunder will terminate on the earliest date at which all Registrable Securities held by such holder may be sold (a) within a three month period pursuant to the exemption from registration provided under Rule 144 promulgated under the Securities Act, or (b) pursuant to the exemption from registration provided under Rule 144(k) promulgated under the Securities Act.

                                   ARTICLE VI
                                  DEFINITIONS

    6.1 TERMS. As used in this Agreement, the following defined terms shall have the meanings set forth below:

        "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

        "COMMISSION" means the United States Securities and Exchange Commission.

        "COMMON STOCK" means the common stock, par value $.10 per share of the Company, any securities into which such common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such common stock, and all other securities (other than

    Preferred Stock) of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the equivalent section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

        "INITIAL SPA SHARES" means (i) 200,000 shares of Common Stock issued or issuable under the Stock Purchase Agreement (allocated among Annacarin Bodin, Mattias Bodin and Tobias Bodin in proportion to the total number of shares of Common Stock issuable to each of them thereunder), and (ii) any securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "PROSPECTUS" means the prospectus included in any Registration Statement (including without limitation, a prospectus that disclosed information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        "REGISTRABLE SECURITIES" means (i) Initial SPA Shares, Remaining SPA Shares and Warrant Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been
    (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) transferred pursuant to Rule 144 (or any similar rule then in force) under the Securities Act or otherwise transferred and, in each case, new certificates for them not bearing a restrictive Securities Act legend have been delivered by the Company and can be sold without complying with the registration requirements of the Securities Act.

        "REGISTRATION EXPENSES" means, with respect to any Required Registration, all of the reasonable costs and expenses incurred in connection with such Registration, including reasonable attorney's fees up to $10,000 for one special counsel to the selling stockholders (the "Special Counsel"), other than (i) underwriting discounts and commissions;
    (ii) transfer taxes; and (iii) all attorney's fees for selling stockholders' attorneys other than Special Counsel, and all Special Counsel fees in excess of $10,000.

        "REGISTRATION STATEMENT" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

        "REMAINING SPA SHARES" means (i) with the exception of Initial SPA Shares, all shares of Common Stock issued or issuable under the Stock Purchase Agreement and (ii) any securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

        "WARRANT SHARES" means (i) the Common Stock issued or issuable under the Warrant Agreement, and (ii) any securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

    6.2 DEFINED TERMS IN CORRESPONDING SECTIONS. The following defined terms, when used in this Agreement, shall have the meaning ascribed to them in the corresponding Sections of this Agreement listed below:

                     "Agreement"                                             --      Preamble
                     "Company"                                               --      Preamble
                     "Holder Indemnitees"                                    --      Section 4.1
                     "Holders"                                               --      Preamble
                     "Required Registrations"                                --      Section 1.1
                     "Stock Purchase Agreement"                              --      Recitals
                     "Warrant Agreement"                                     --      Recitals

                                  ARTICLE VII
                                 MISCELLANEOUS

    7.1 REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

    7.2 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company and the Holders representing a majority of the Registrable Securities then outstanding. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    7.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

    7.4 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or mailed by pre-paid registered or certified mail, return receipt requested or mailed by overnight courier prepaid to the parties at the following addresses:


If to the Company, to:  Digital Recorders, Inc.
                        ----------------------------------------
                        ----------------------------------------
                        ----------------------------------------

If to Bengt Bodin:      Bengt Bodin
                        La Piniere, Cidex 206, R.D. 2085,
                        FR-06330 Roquefort les Pins, France

If to Mattias Bodin:    Mattias Bodin
                        Parkgatan 10
                        SE-112 30 STOCKHOLM, Sweden

If to Tobias Bodin:     Tobias Bodin
                        Ovre Husargatan 23 A
                        SE-413 14 GOTEBORG, Sweden

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.4, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section 7.4, be deemed given on the earlier of the tenth full Business Day following the day of mailing or upon receipt, and (iii) if delivered by overnight courier to the address provided in this Section 7.4, be deemed given on the earlier of the third Business Day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

    7.5 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    7.6 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

    7.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

    7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                       COMPANY:

                                                       DIGITAL RECORDERS, INC.

                                                       By:
                                                             -----------------------------------------
                                                             Name:
                                                             Title:

                                                       HOLDERS:

                                                       ---------------------------------------------
                                                       Bengt Bodin

                                                       ---------------------------------------------
                                                       Annacarin Bodin

                                                       ---------------------------------------------
                                                       Mattias Bodin

                                                       ---------------------------------------------
                                                       Tobias Bodin

                                                                      APPENDIX V

                          TRADEMARK LICENSE AGREEMENT

                                    BETWEEN

                                   MOBITEC AB

                                      AND

                               MOBITEC KLIMAT AB

                              DATED [      ] 2001

THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is made as of [ ] 2001, by and between

    Mobitec AB, a Swedish corporation, registration number 556344-9999
    ("Mobitec")

and

    Mobitec Klimat AB, a Swedish corporation, registration number 556487-3403 ("Klimat").

PREAMBLES

A. DRI Europa AB, a wholly owned subsidiary of Digital Recorders, Inc., North Carolina, USA, has this day on its own or together with Digital
    Recorders, Inc. acquired all the shares of Mobitec Holding AB including the ownership of all rights to the trademark and business name "Mobitec."

B. Mobitec, which is the holder of the full and unrestricted ownership of all rights to the trademark and business name "Mobitec," is a wholly owned subsidiary of the aforesaid Mobitec Holding AB.

C. Prior to the aforesaid acquisition of the shares of Mobitec Holding AB the shares of Klimat were transferred and sold to an aktiebolag wholly owned by the Sellers or the Bodin Sellers as defined in the Stock Purchase Agreement.

D. Klimat will within twelve months after the signature of this Agreement change its company name, i.a. removing the name "Mobitec" therefrom.

E. Klimat desires to be able to continue to use the trademark "Mobitec" in Klimat's Business (as hereinafter defined).

F. It is important for Digital Recorders, Inc., DRI Europa AB and Mobitec Holding AB, with subsidiaries, to prevent any of their competitors from gaining control over the trademark "Mobitec."

G. Taking into consideration what has been set forth above, Mobitec and Klimat, intending to be legally bound, agree as follows.

1.  DEFINITIONS

For the purposes of this Agreement the following terms shall have the meanings set forth below.

1.1 Klimat's Business shall mean the development, marketing and sale of climate-systems and other climate-products to the vehicle industry.

1.2    Products shall mean the products currently offered by Klimat.

1.3 The Stock Purchase Agreement shall mean the stock purchase agreement between on the one hand Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist, and on the other hand DRI Europe AB and Digital Recorders, Inc., dated [ ] 2001.

1.4    Territory shall, subject to sub-section 2.3 below, mean the whole world.

1.5    Trademark shall mean the trademark "Mobitec."

2.  THE LICENSE

2.1 Mobitec hereby grants to Klimat a royalty-free, non-exclusive license to use the Trademark, without additions or modifications, in the Territory. Klimat shall use the Trademark in a form approved by Mobitec, solely in respect of the Products and solely for the purpose of conducting Klimat's Business.

2.2 Mobitec reserves to itself every right to use, and to grant others the license to use, the Trademark.

2.3 It is a condition for the granting of license with respect to each country within the Territory that such license will not create or involve any risk of impairment or loss of the legal protection for the Trademark in such country.

3.  USE OF THE TRADEMARK

3.1 Klimat shall use the Trademark in accordance with the provisions of this Agreement and all laws relating to the Trademark in force from time to time. Klimat shall however, after twelve months from the signing of this Agreement, not use the Trademark in its company name.

3.2 Klimat recognizes and acknowledges that Mobitec is the rightful owner of the Trademark. Klimat shall not represent in any way that it has any right or title to, or interest in, the Trademark or any registration or use thereof, other than the license granted to it under this Agreement.

3.3 Klimat shall not take any actions which may mislead persons to believe that Klimat and the Products are related to Mobitec and its products other than the relationship created by this Agreement.

3.4 Klimat shall not, during the term of this Agreement or after its termination, adopt or use any word or mark resembling the Trademark and which is likely to deceive or cause confusion.

3.5 Klimat shall continuously inform Mobitec in writing of any country in which Klimat uses or intends to use the Trademark.

3.6 Klimat agrees with respect to each country that it will make use of the license granted by Mobitec only under the condition, and in such a manner, that there will be no risk that Mobitec's rights in and to the Trademark will be impaired or lost.

3.7 In any country within the Territory where, in accordance with legal requirements, registration of a trademark license, or other special conditions for or requirements relating to a trademark license must be observed, Klimat agrees to use the Trademark only after such requirements have been fully complied with, and only as long as they remain fully complied with.

3.8 Klimat shall at its own expense record this Agreement or enter Klimat as a registered or authorised user of the Trademark in those countries in the Territory in which such action is required by law to protect the Trademark or is advisable in the reasonable opinion of Mobitec. Klimat does not have any other right to register or cancel any registration of licence without having obtained Mobitec's prior written consent.

3.9 Klimat will cooperate with Mobitec in, and Mobitec will take reasonable steps to keep Klimat fully advised of

        (i) any execution, filing and prosecution, as desired by Mobitec, of any trademark applications in the Territory relating to the Trademark; and

        (ii) the maintenance of existing trademark registrations relating to the Trademark, including renewals thereof, in the Territory

3.10 Mobitec shall during the term of this Agreement be under no obligation to maintain any registration regarding the Trademark in any country of the Territory. If Mobitec intends to make any changes or termination of or refrain from prolonging the registrations of the Trademark, Mobitec shall, however, endeavour to inform Klimat thereof. If Mobitec for any reason so notifies Klimat that it does not intend to maintain any registration relating to the

       Trademark in any country of the Territory, Klimat may, upon written approval by Mobitec, at its own expense and in the name of Mobitec make all arrangements necessary to keep the registrations in force and good standing.

3.11 Mobitec and Klimat shall inform each other in writing of any acts of infringement by third parties involving the Trademark anywhere in the Territory of which Mobitec or Klimat has knowledge and they shall consult together in a view to determine the appropriate course of action, if any, to be taken in such circumstances. Klimat shall fully and at its own expense assist Mobitec in any proceeding against an infringer.

      If the parties are unable to agree on any joint course of action to be taken then Mobitec may at its own discretion decide whether or not to take action against the infringer. If Mobitec decides not to take action against the infringer then Mobitec may authorize Klimat to take such action at its own expense.

3.12 Klimat recognizes and acknowledges that it uses the Trademark at its own risk and that Mobitec in no way is responsible for Klimat not being able to use the Trademark in every country in the Territory or for any infringements of other trademarks or other intellectual property rights which such usage may result into.

4.  QUALITY STANDARDS AND QUALITY CONTROL

4.1 Klimat shall ascertain that the Products maintain a high reputable standard and are of such quality that the goodwill associated with the Trademark is fully preserved. The Products shall be produced, marketed and provided in conformity with all applicable laws or other regulations in force in the country, or part thereof, where any such production, marketing or provision takes place.

4.2 Klimat shall maintain a high reputable standard in connection with the use of the Trademark on signs, labels, packing materials, advertising, promotional materials and the like.

4.3 Klimat shall in no way act or fail to act so as to disparage or lessen the value of the Trademark.

5.  INDEMNITY

5.1 Klimat shall have complete and exclusive responsibility for all its activities concerning the Product in the Territory and Klimat undertakes to indemnify and hold Mobitec harmless against all claims, losses, damages, expenses or liability, directly or indirectly, resulting from the use, manufacture, sale or lease of the Products in the Territory, including but not limited to claims from third parties.

5.2 Klimat further agrees to indemnify and hold Mobitec harmless against all claims, losses, damages, expenses or liability directly or indirectly incurred by Mobitec as a result of Klimat's breach of this Agreement.

6.  ASSIGNMENT OF THE AGREEMENT

      Klimat may not wholly or partly sub-license, assign or pledge its rights or obligations under this Agreement to any third party.

7.  TERM AND TERMINATION

7.1 This Agreement shall enter into force when duly signed by both parties. Unless terminated pursuant to the provisions in sub-section 7.2, the Agreement shall remain in force for five years. If any one of the parties wishes to terminate the Agreement at the end of this initial period that party shall give the other party written notice not less than six months in advance. If not terminated as aforesaid, this Agreement shall after its initial term remain in force for successive periods of three years until terminated at the end of any such period by either party giving the other party written notice not less than six months in advance.

7.2 This Agreement and the license rights granted hereunder may further be terminated by written notice by Mobitec with immediate effect in the event that

        (i) Klimat fails to fulfil any of its obligations under this Agreement and such failure is not remedied within fourteen days of written notice to do so;

        (ii) Klimat becomes insolvent or a petition for bankruptcy should be filed by or against it, or a receiver of its property or a substantial part thereof should be appointed; or

       (iii) The ownership in Klimat should change so that the aforementioned Bengt Bodin no longer, directly or indirectly, controls more than fifty per cent of the capital and of the votes of Klimat. Termination under this sub-section 7.2 (iii) may not take place if Mobitec accepts in writing the change of ownership, such acceptance not to be unreasonably withheld.

        (iv) The ownership in Klimat has changed after acceptance by Mobitec in accordance with sub-section 7.2 (iii) and the direct or indirect ownership in Klimat should change thereafter.

7.3 Upon termination of this Agreement, Klimat shall, and shall cause its distributors, dealers and agents and any other persons appointed by it to discontinue any further use of the Trademark or any other marks confusingly similar to the Trademark. Further, Klimat shall fully and at its own expense cooperate with Mobitec in all measures, including i.a. registrations relating to the Trademark, required by law or advisable in the reasonable opinion of Mobitec as a result of the termination of this Agreement.

7.4 The termination of this Agreement shall not effect Mobitec's rights of indemnification in accordance with section 5 above.

8.  NOTICES

      Any notice provided under this Agreement shall be in the English language and deemed valid and effective if sent by courier or registered mail or telefax to the following addresses:

       If to Mobitec:  [  ]
       If to Klimat:   [  ]

      The communications shall be considered having reached the addressee:

       (i)    if sent by courier               --on delivery
       (ii)   if sent by registered mail       --seven days from the date of dispatch
       (iii)  if sent by telefax               --on the day the recipient confirms receipt of the
                                                 telefax

      Mobitec and Klimat shall be obliged to send a communication to the other party in accordance with this section 8 notifying any changes in the relevant details set out herein, which details shall then be deemed to have been amended accordingly.

9.  EXHAUSTIVE CONTRACT DOCUMENT

      This Agreement sets forth exhaustively all terms and conditions related to the licensing of the Trademark by Mobitec to Klimat and supersedes all prior agreements between Mobitec and Klimat with respect to the subject matter hereof.

10. AMENDMENTS

      No amendment to this Agreement shall be effective unless made in writing and signed by authorised representatives of Mobitec and Klimat.

11. SEVERABILITY

      If any provision of this Agreement or part thereof shall to any extent be or become invalid or unenforceable, the parties shall agree upon any necessary and reasonable adjustment of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement. Failing an agreement between the parties on adjustments of the Agreement, such adjustments shall be made by arbitrators in accordance with the provisions of the arbitration clause in this Agreement.

12. WAIVER

      The failure of any of the parties hereto to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered as a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

13. GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of Sweden.

14. ARBITRATION

14.1 Any dispute arising out of or in connection with this Agreement shall be exclusively settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the"Institute"). The arbitral tribunal shall be composed of three
       (3) arbitrators. The place of arbitration shall be Gothenburg, Sweden. The arbitration proceedings shall be conducted in the English language.

      Each party shall nominate one arbitrator and the Institute shall nominate the third arbitrator, who shall be the Chairman. If the respondent has not within 30 days after receipt of a request for arbitration, appointed an arbitrator, such arbitrator shall upon request of the claimant be appointed by the Institute. If the provision related to the appointment of the arbitrators is held by any court of competent jurisdiction or arbitrators to be illegal, void or unenforceable the illegality, voidness or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this section 13. The parties agree that the Institute in such case shall appoint all three arbitrators.

      Any dispute arising at any time between the parties shall be referred to one single arbitration tribunal, unless (i) the arbitration tribunal considers it inappropriate having regard to the point of time at which the request for arbitration is made, or (ii) one or more of the arbitrators declares that he or they do not accept to serve as arbitrators in a dispute other than the actual dispute for which such arbitrator(s) was appointed.

      The rules regarding joinder of claims in Chapter 14 of the Code of Judicial Procedure (Sw. Rattegangsbalken) shall be applied by the arbitral tribunal to the extent so is appropriate and accepted by the arbitrators. The voting rules in the Code of Judicial Procedure shall be applied by the arbitral tribunal.

                            ------------------------

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in two copies as of the day and year first above written.

MOBITEC AB                                         MOBITEC KLIMAT AB

-------------------------------------------        -------------------------------------------

                                                                     APPENDIX VI

                                                             APPENDIX 3.2.1.3.A)
                                                 TO THE STOCK PURCHASE AGREEMENT

                                PROMISSORY NOTE

    We, the undersigned DRI Europa AB, registration number 556546-6793, undertakes to pay 36 months from the Closing Date (as defined in the Stock Purchase Agreement) to Bengt Bodin, an individual resident at La Piniere, Cidex 206, R.D. 2085, FR-06330 Roquefort les Pins, France, the sum of USD____.

    The aforesaid amount shall accrue annual interest at the rate of 9 (nine) per cent. The interest shall be paid for each period of 90 days in arrears, each payment to be made within 10 days after the expiration of each aforesaid period.

    The aforesaid principal amount of USD____ may be adjusted in accordance with sub-section 3.2.2. of the Stock Purchase Agreement and may be reduced in accordance with sub-section 9.2 of the Stock Purchase Agreement.

    This Promissory Note is an Appendix to and forms an integral part of the Stock Purchase Agreement.

    Any payment of the principal amount hereunder shall only be made after our loan from _____ banken of SEK has been paid to the bank in full

Gothenburg ____________ 2000

For DRI Europa AB

by
     ------------------------------------------

[LOGO]

November 28, 2000                                                   APPENDIX VII

Via Regular Mail

Mr. David L. Turney
Digital Recorders, Inc.
Sterling Plaza, Box 26
5949 Sherry Lane, Suite 1050
Dallas, TX 75225

                          PRELIMINARY OUTLINE OF TERMS

This Preliminary Outline of Terms (the "Terms Letter") sets forth a proposed financing for Digital Recorders, Inc. (the "Company"). Renaissance Capital Group, Inc. ("Renaissance") is interested in providing the Company with financing from one or more of its investment funds ("Investment Funds" or "Debenture Holders"), subject to certain terms and conditions as discussed below. It should be clearly understood that this Term Letter does not constitute a binding commitment but is merely an expression of interest subject to satisfactory completion of due diligence and approval by the Independent Board of Directors of each and every Investment Fund advancing monies.

1. INVESTMENT AMOUNT: A total investment in the amount of up to $3,000,000. The investment will be in the form of a Convertible Debenture (see conversion price below). It is understood that TBUS will have received shareholder approval for this transaction. If such approved is not obtained, this term sheet is deemed withdrawn.

2. DISBURSEMENT AND USE OF PROCEEDS: Disbursement will only be made after Renaissance completes due diligence in a manner satisfactory to it and obtains the approval of each Independent Board of Directors for every Investment Fund advancing monies. Proceeds shall be used for working capital and acquisitions.

3. CONVERTIBLE DEBENTURE YIELD RATE AND PAYMENTS: 8.00% per annum paid monthly.

4.  CONVERTIBLE DEBENTURE MATURITY:  7 years.

5. CONVERTIBLE DEBENTURE PRINCIPAL REPAYMENT: For the first three years, monthly installments will consist of interest payments only. After three years, mandatory principal redemption installments in the amount of $10 per $1,000 of the then remaining principal amount are required with a final installment of the remaining unpaid principal balance to be paid at maturity.

6. UNIT CONVERSION TERMS: The Debentures and underlying Common Stock shall be subject to the following conversion terms:

    a. INITIAL CONVERSION PRICE: The Debentures will have an Initial Conversion Price (the "Conversion Price") equal to the volume-weighted average closing price for TBUS common stock for the 5 day period leading up to closing, but in no circumstance will the conversion price exceed $3.00 per share or be below $2.00 per share.

    b. ADJUSTMENT TO CONVERSION PRICE: After the close of this transaction until a mutually agreeable date, the Investment Funds will be entitled to a downward adjustment to the Conversion Price (the "Automatic Adjustment") if the Company does not attain a specific performance benchmark (to be agreed upon) based on earnings before interest, taxes, depreciation and amortization for the Company's 2001 fiscal year and the market price of the Common Stock is

                                     VII-1
       below the conversion price at the time of publication of the Company's results for that period. At the adjustment date, the Conversion Price will be reduced to equal the volume-weighted average closing price for the Company's common stock over a ten day trading period following the Company's public press release of that year's results. Renaissance agrees the Investment Funds will not convert and/or sell any of the Company's common stock during the time period used to define the market price for the adjustment as well as for nine days prior to the time the period begins running, which restriction extends to all short selling in the securities of the Company by the Investment Funds.

    c. ANTI-DILUTION PROVISIONS: The Conversion Price shall be subject to certain anti-dilution adjustments in the event of stock splits, stock dividends or issuance of additional stock at a price below the Conversion Price as defined in the Convertible Debenture Agreement, except that no adjustment shall be made for issuance of stock pursuant to presently outstanding options and warrants. Notwithstanding the foregoing, the Company can issue stock options to acquire up to 300,000 shares to employees and directors at prices below the then effective conversion price. The Company shall submit a report at the end of each quarter to the lenders setting forth the number of options so issued in the quarter and cumulatively.

7. SECURITY. The Debentures will be secured by all assets, tangible and intangible, of the Company and its subsidiaries, which will be subordinated to senior and asset-backed lenders only.

8. CONDITIONS PRECEDENT: The Investment Funds will not be obligated to commit to the financing unless the following conditions are met:

    a. All Loan Agreements, Convertible Debenture Agreements, Security Agreements, and other documents necessary to memorialize the transaction are executed in a manner satisfactory to Renaissance;

    b. Satisfactory opinions have been received by Renaissance from the Company's counsel;

    c. At closing, the Company shall make good on all representations and warranties and there shall be no material or adverse change in the Company's financial or competitive position;

    d. Completion of all due diligence in a manner satisfactory to Renaissance, and receipt of all materials requested by Renaissance from the Company, including, but not limited to, current financial statements and a summary of the Company's capital structure.

9. DEBENTURE CALL PROVISIONS: The Company shall have the right to call the Debentures at 101% of face value provided that: (i) the average closing bid price for the Company's common stock for a period of 20 consecutive trading days exceeds a value equal to 3 times the then effective Conversion Price;
    (ii) the market price for the Company's common stock at the time of call is supported by a price-to-earnings ratio of no greater than 25 times fully diluted earnings per share excluding any extraordinary gains; (iii) the average daily trading volume of the Company's common stock for a period of 20 consecutive trading days shall be no less than 40,000 shares; and
    (iv) the shares of common stock underlying the Debentures are fully registered. These call provisions shall be subject to the Debentures Holders' right to convert.

10. OPTIONAL REDEMPTION OF DEBENTURES: The Debenture Holders will have the right to require redemption of the Debentures under specific conditions as defined in the Convertible Debenture Agreement and Loan Agreement. In the event the redemption conditions are met and the Debenture Holders elect to have their position redeemed, the redemption amount will be equal to the principal amount outstanding at the redemption date plus an amount equal to an 18% annual yield on the principal amount through the date of redemption. In addition, the Company shall have the option to redeem the unconverted debentures if the Holders notify it of their intent to sell those debentures, such option remaining in effect for a 30 day period after issuance of

                                     VII-2
    notification. Such redemption will be for the principal amount offered plus an amount equal to an 18% annual return on such amount.

11. REGISTRATION OF COMMON STOCK: The Debentures and underlying common stock issuable upon conversion shall grant the Debenture Holders, at our request, the following registration rights with regard to shares underlying the
    Debentures:

    a. "Piggy-back" registration rights shall be available to the Investment Funds, at their expense, any time the Company files a registration (subject to a 90 day delay at the underwriter's request).

    b. A shelf registration (SEC Form S-3) covering all shares underlying the Debentures shall be filed at the Company's expense within 180 days of the sale of the Debentures or sixty days after Issuer becomes shelf eligible, whichever date is later, which shelf shall terminate when the Debenture Holders can sell their underlying common stock position in the open market free of any restriction pursuant to Rule 144.

    c. Demand registration rights on a one-time basis at the expense of the Investment Funds.

12. COVENANTS: Affirmative and Negative Covenants shall be required including, but not limited to, requiring the Company to do the following:

    a. Provide audited financial statements annually and unaudited financial statements quarterly together with compliance reports by a duly authorized officer;

    b. Furnish monthly financials within 30 days of the end of each month and budgets (as currently used by management to conduct business) on a rolling four month basis;

    c.  Stay current on all required SEC filings;

    d. Make interest payments on a timely basis. In the event of noncompliance in this regard the Debenture Holders together shall have the right to nominate a single representative to the Company's Board of Directors;

    e. Maintain compliance with existing bank requirements, and comply with minimum financial standards (to be agreed upon following completion of due diligence) as set forth in the Convertible Debenture and Loan Agreements, including the maintenance of standard financial ratios as the following:

       a.  Current ratio;

       b.  Total debt to equity ratio;

       c.  Interest coverage or times interest earned ratio; and

       d.  Cash flow to total debt ratio.

13. RESTRICTIONS: So long as any Debentures remain outstanding, the Company shall not:

    a. Issue any debt senior to or PARI PASSU with the Debentures without the Investment Funds' consent which shall not be unreasonable withheld, except for senior credit facilities and asset-backed loans for operations and/or acquisitions.

    b. Declare or pay any cash dividend or authorize or make any cash distribution to any debt or equity holder junior in position to the Debentures, except for dividend payments to the Series AAA holders of the Company's Preferred Stock and except for any contractual obligation of the Company to redeem the AAA Preferred during the term of the Debentures. In the case of any debt prepayment, the Debentures will be paid on a pro rata basis with any other debt holders that are PARI PASSU to be Debentures.

                                     VII-3

14. RETENTION OF STOCK OWNERSHIP: So long as the Debentures remain outstanding, David Turney, Lawrence Taylor, and all members of the Company's Board of Directors will agree to withhold sale or assignment of their ownership in the Company (except for intra-family transfers or estate planning purposes) for 12 months following closing. Notwithstanding the foregoing, sales may be made during the 12 month period with the prior approval of each Holder so long as such sales are made above $5 per share.

15. DEFAULT PROVISIONS: Standard default provisions will be included in the closing documentation that will define when default occurs and outline remedies available to the Debenture Holders in the event of default.

16. BOARD REPRESENTATIVE: The Investment Funds will designate Russell Cleveland as a member of the Company's Board of Directors, and the Company shall reimburse the Investment Funds for all appropriate and reasonable expenses incurred in connection with that Board representation. In addition, the Debenture Holders shall have the right to nominate an additional Director to the Board in the event the Company fails to comply with interest payment provisions as outlined in paragraph 12 above.

COMMITMENT AND CLOSING FEES AND EXPENSES.

The foregoing is intended to provide an outline of investment terms rather than a complete statement of all conditions and documents which would be required. It is possible that substantive terms or conditions may be changed in order to account for or reflect changes in statutory or regulatory rules governing the subject matter of the transaction. In addition to the above terms, the following fees shall apply:

    a. COMMITMENT FEES: Upon notification that Renaissance intends to present the investment proposal to the Board of Directors of each respective Investment Fund, the Borrower shall make a good faith deposit equal to 1.0% of the commitment amount (the "Commitment Fee") in an escrow account established at Renaissance's bank. If the investment is approved, Renaissance shall claim the Commitment Fee one day following Board approval. If the investment is not approved, the commitment fee will be refunded to the Company within ten (10) days after such decision. In the event approval is obtained and the Company subsequently decides not to proceed with the funding, Renaissance will be entitled to retain the commitment fee.

    b. CLOSING FEE: A fee of 1.0% of all funds to be disbursed shall become due and payable at closing.

    c. CLOSING EXPENSE FEE: Upon notification that Renaissance intends to present the investment proposal to the Board of Directors of each respective Investment Fund, the Borrower shall make a good faith deposit in the amount of 0.50% of the commitment amount (the "Closing Expense Fee") in an escrow account established at Renaissance's bank. The Closing Expense Fee shall pay for all reasonable closing costs and out-of-pocket expenses (including attorney's fees) incurred by Renaissance in connection with the preparation and documentation of the proposed investment up to the amount deposited. If the investment is approved, Renaissance shall claim the Closing Expense Fee one day following approval. If the investment is not approved, the Closing Expense Fee will be refunded to the Company within ten (10) days after such decision, less any legal fees and other out-of-pocket expenses incurred up to the date the investment proposal is rejected. If Renaissance commits in writing to disburse and the Company decides not to proceed with the funding, the Closing Expense Fee shall be retained by Renaissance.

                                     VII-4

    d. DUE DILIGENCE FEE: To cover due diligence expenses, Borrower shall pay Renaissance a non-refundable due diligence fee equal to $15,000.

If the Company desires Renaissance to investigate and present this plan of financing to the Boards of Directors of each of its respective Investment Funds, have an authorized officer execute a copy of this letter and return it to the undersigned with a $15,000 check for the due diligence fee described above. Except with respect to provisions relating to the commitment and closing fees and expenses described above, this letter does not constitute a binding agreement. Consummation of the transaction described herein will be subject to the execution and delivery of documents in form and content satisfactory to the Investment Funds, Renaissance and the Company.

If this letter agrees with your understanding and you wish to proceed as provided above, please sign and return this letter within three (3) days or, unless sooner withdrawn, this proposal shall terminate.

                                          Sincerely,

                                          /s/ Robert C. Pearson
                                          Robert C. Pearson
                                          Senior Vice President

Date: 29 Nov 00

Accepted as provided above

Due Diligence deposit check enclosed for $15,000 (CK #102902)

Digital Recorders, Inc.

By: /s/ David L. Turney

Title: CEO, President, Chairman

                                     VII-5

                                                                   APPENDIX VIII

BENGT BODIN

                              CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT (the "Agreement"), made and entered into as of the day of ____________, 2000, by and between DIGITAL RECORDERS, INC., a North Carolina corporation having its principal office in Research Triangle Park, North Carolina (hereinafter referred to as "Company" or "DRI") and BENGT BODIN, a resident of Nice, France (hereinafter referred to as "Bodin").

                              STATEMENT OF PURPOSE

    The Company has on the date hereof under a separate Stock Purchase Agreement ("Stock Purchase Agreement") acquired from Bodin and others all the shares of Mobitec Holding AB ("Mobitec").

    Bodin has a thorough knowledge of the business purchased by Company from Mobitec, both with regard to its Swedish and foreign subsidiaries as well as its other foreign operations (collectively all to be referred to as "the Group"). It has been a condition to the Stock Purchase Agreement and it is important to the future success of the Group that it have the benefit of the advice, counsel and services of Bodin, and Bodin desires to render such advisory and consulting services to the Group as directed by the Company on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other valuable considerations, receipt of which is hereby acknowledged, Company and Bodin agree as follows:

    1. CONSULTING SERVICES. For a period of three (3) years from the Closing Date as defined in the Stock Purchase Agreement unless this Agreement is terminated by either party pursuant to the specific terms set forth herein, Bodin shall stand ready to and shall:

        (a) furnish to the Group such reasonable services of an advisory or consulting nature with respect to its business and affairs, including but not limited to operating procedures, customers and customer relations, products, services and sales, as Company may reasonably call upon him to furnish and his health and other business commitments may permit; and

        (b) if requested by the Board of Directors or President of Company upon reasonable advance notice, meet with and consult with customers with respect to their relationship to the Group and to otherwise use his reasonable best efforts to obtain and maintain for the Group contractual relationships with the customers;

it being understood that Bodin shall be available on reasonable notice and at reasonable times for periodic consultations, either in person or by telephone; provided, however, advisory and consulting services hereunder shall not require Bodin to be active in the day-to-day operations of Company, and in furnishing such consulting services hereunder Bodin shall not be an employee of any company within the Group but shall act in the capacity of an independent contractor. Bodin shall not be required to render such services during reasonable vacation periods or during times of illness, disability or other incapacity. In the event Bodin should leave his residence for any continuous period in excess of one
(1) week, Bodin shall use his best efforts to keep Company advised either of his whereabouts or of the person or persons whom he will keep advised of his whereabouts and how Company can communicate with him.

                                     VIII-1

    In addition, Bodin shall at the sole reasonable discretion of Company agree to serve as an advisor to the Board of Directors of any company within the Group during the term of this Agreement.

    2.  PAYMENT FOR CONSULTING SERVICES.

        (a) In consideration of Bodin's obligations to be available to and to render advisory and consulting services as well as other obligations undertaken by Bodin hereunder pursuant to the provisions of paragraph 1, Company shall pay to Bodin compensation determined in accordance with paragraph 2(b) below. In addition, Company shall reimburse Bodin for travel expenses and other business expenses reasonably incurred by Bodin at the request of Company (and properly documented and within guidelines approved by the Board of Directors or as pre-approved by the President).

        (b) In consideration of Bodin's obligations as defined herein, Company through Digital Recorders, Inc. shall pay to Bodin the sum of One Hundred Twenty Thousand U.S. Dollars ($120,000.00) the first year, One Hundred Sixty Thousand U.S. Dollars ($160,000.00) the second year, and Two Hundred Thousand U.S. Dollars ($200,000.00) the third year, payable by Company in equal quarterly installments at the end of each quarter.

    3. NONSOLICITATION OF EMPLOYEES. Bodin undertakes and agrees that during the term of this Agreement and for a period of twenty-four (24) months after this Agreement shall be terminated, whether voluntarily or involuntarily, he will not, without the prior written approval of the Company solicit any employees with regard to working for a competitor or to be employed by him, his company or any affiliate thereof.

    In the event Company shall establish to the satisfaction of a court of competent jurisdiction the existence of a breach or threatened breach by Bodin of this section, the Company, in addition to any other rights and remedies it may have (including a monetary judgment/penalty pursuant to the Stock Purchase Agreement), shall be entitled to an injunction restraining Bodin from doing or continuing to do any such act in violation of this section, as well as attorney's fees and costs of prosecution to enforce this Agreement, if the Company ultimately prevails on the merits.

    4.  DISCLOSURE OF CONFIDENTIAL INFORMATION:

        (a) NON-DISCLOSURE. Except as required in his duties to the Group, Bodin will never, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning any Confidential Information.

Confidential Information shall be defined as information developed by or disclosed to Bodin or known by Bodin as a consequence of or through his employment or consultation by any company of the Group, not generally known in the industry in which the Group is or may become engaged, about the Group's products, processes, and services, including information and trade secrets relating to research, development, formulas and recipes, inventions, manufacture, profitability, purchasing, accounting, engineering, marketing, merchandising, and selling.

"Confidential Information" shall not include information that (i) at the time of use or disclosure by Bodin, is in the public domain through no fault of, action or failure to act by Bodin; (ii) becomes known to Bodin from a third-party source without violation of any obligation of confidentiality or other wrongful or tortuous act; (iii) was known by Bodin prior to disclosure of such information by the Company to Bodin; or (iv) was independently developed by Bodin without any use of Confidential Information.

        (b) CONFIDENTIAL PAPERS. Upon termination of this Agreement with the Company, all documents, records, notebooks, and similar repositories of or containing Confidential Information, including copies thereof, then in Bodin's possession, whether prepared by him or others, will be left with the Company.

                                     VIII-2

        (c) CONFIDENTIAL INFORMATION. As part of the consideration required of him under this Agreement, Bodin agrees that he will not, at any time either during the term of this Agreement or thereafter, divulge to any person, firm, or corporation any information received by him during the course of his relationship with regard to the personnel, financial, or other affairs of the Group and all such information shall be kept confidential and shall not in any manner be revealed to anyone, subject to the standard exceptions contained in the third paragraph of Section 4(a) above.

        (d) CUSTOMER NAMES. As part of the consideration for the making of this Agreement, Bodin agrees that he will not, at any time during the term of this Agreement or thereafter, divulge to any person, firm, or corporation any name or names of any or all of the customers or suppliers of the Group, subject to the standard exceptions contained in the third paragraph of
    Section 4(a) above.

        (e) In the event the Company shall establish to the satisfaction of a court of competent jurisdiction the existence of a breach or threatened breach by Bodin of any of the provisions of this Section 4, the Company, in addition to any other rights and remedies it may have, shall be entitled to an injunction restraining Bodin from doing or continuing to do any such act in violation of this Section 4.

        (f) Notwithstanding the foregoing, Bodin may disclose Confidential Information, if and to the extent obligated or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) under order of a court of competent jurisdiction or other similar requirement of a governmental agency, provided Bodin shall promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

    5. NONCOMPETE. Because of his association with the Group, Bodin shall have access to trade secrets and confidential information about the Group, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Bodin agrees that at any time during the term of this Agreement he will not, directly or indirectly carry on, be engaged in, or take part in any activities or services identical or substantially similar to any of his duties and responsibilities with the Group, anywhere the Group does business on the effective date of the termination of this Agreement, for the purpose of competing with the Group in the Group's business (whether on his own behalf or on behalf of any other person, corporation, partnership, venture or any other entity or form of business).

    Bodin's current engagement in Klimat and Hexair shall not be deemed as competing for the purposes of this provision.

    6. TERMINATION. Company may terminate this Agreement and the obligations hereunder if Bodin shall die or become permanently disabled so as to be incapable of performing his duties hereunder, or if Bodin shall be convicted or admit to fraud or gross negligence with regard to his dealings with the Group. Bodin may terminate this Agreement prior to the expiration of the three year term hereof if the Company is in substantial breach hereof and has not remedied such breach within 30 days from Bodin's notice to the Company of the breach;however, the obligations of Bodin as set forth in Sections 3 through 5 shall survive any termination.

    7. NOTICES. Any notices, requests, demands or other communications under this Agreement to a party hereto shall be in writing and shall be deemed to have been duly given when delivered in person

                                     VIII-3
or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

(a)  As to Bodin:                        Bengt Bodin
                                         ---------------------------------
                                         ---------------------------------

(b)  As to Company:                      Digital Recorders, Inc.
                                         P.O. Box 14068
                                         Research Triangle Park,
                                         NC 27709-4068

     With Copy to:                       David M. Furr
                                         Gray, Layton, Kersh, Solomon,
                                         Sigmon, Furr & Smith, P.A.
                                         P. O. Box 2636
                                         Gastonia, NC 28053-2636

Either party hereto may change his or its address to which notices or other communications hereunder are to be directed by giving notice thereto to the other party hereto as hereinabove provided. Provided, however, payments hereunder need not be sent by registered or certified mail.

    8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Company and Bodin with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto (or by their respective duly authorized representatives).

    9. APPLICABLE LAW. This Agreement shall be enforced, interpreted and construed under the laws of North Carolina.

    10. ARBITRATION. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Raleigh, Wake County, North Carolina, in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of North Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of North Carolina having jurisdiction of the matter and Bodin agrees that such shall be enforceable in any jurisdiction that Bodin might reside or have property.

    11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.

    12. CAPTIONS. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.

    13. DUPLICATE ORIGINALS. This Agreement is executed in duplicate originals, each of which shall be deemed an original hereof.

                                     VIII-4

    IN WITNESS WHEREOF, Company and Bodin have caused this Agreement to be executed under seal, all as of the day and year first above written.

                                                 DIGITAL RECORDERS, INC.

                                            By
                                                 -----------------------------------------
                                                 President

                                                 (SEAL)
                                                 BENGT BODIN

                                     VIII-5

                                                                      APPENDIX X

[Ernst & Young Logo]

          LETTER OF OPINION FOR MOBITEC AB (corp. number 556344-9999)

    We have audited annual accounts of Mobitec AB for the financial years 1998-01-01 -- 1998-12-31 and 1999-01-01 -- 1999-12-31.

    The annual accounts have been prepared in accordance with Annual Accounts Act and in accordance with generally accepted accounting principles in Sweden.

    We confirm that the income statement and the balance sheet for years 1998 and 1999 of Mobitec AB audited by us have been taken into Consolidated Financial Statements in the Proxy for years ended 1998-12-31 and 1999-12-31. Profit for years amount to TSEK 2.720 (TUSD 343) respective TSEK 777 (TUSD 94).

Goteborg January 5, 2001

Ernst & Young AB

/s/ SIVERT BERGLUND
  ------------------------------------------
  Sivert Berglund
  Authorized Public Accountant

                                                                     APPENDIX XI

                                    MOBITEC
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                             (Amounts in Thousands)

                                                          1999                                           1998
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........   $  352     $  317      $    --      $  669     $  157      $170        $  --       $  327
  Trade accounts receivable --
    net.............................    1,125        363         (533)        955        841        --         (403)         438
  Other receivables.................      130         73           66         269        152        --          107          259
  Receivables from group
    companies.......................      568        412         (980)         --        179       252         (431)          --
  Inventories.......................      684        259           21         964      1,092        --           33        1,125
  Prepaids and other current
    assets..........................       34          1           --          35         41        37          (37)          41
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total current assets............    2,893      1,425       (1,426)      2,892      2,462       459         (731)       2,190

  Property and equipment -- net.....      322         44          (36)        330        329        40          (19)         350
  Participation in group
    companies.......................      144         81         (225)         --         --        85          (85)          --
  Other assets......................       --         --           53          53         --        --           56           56
                                       ------     ------      -------      ------     ------      ----        -----       ------
    TOTAL ASSETS....................   $3,359     $1,550      $(1,634)     $3,275     $2,791      $584        $(779)      $2,596
                                       ======     ======      =======      ======     ======      ====        =====       ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit....................   $   --     $   --      $    --      $   --     $   --      $ --        $  --       $   --
  Accounts payable..................      601        320           --         921        621        95          (95)         621
  Accrued expenses..................      395        131           --         526        354       202         (156)         400
  Income tax payable................       14          1          (15)         --         17        19           --           36
  Other current liabilities.........       44        106           --         150         41        --          (24)          17
  Untaxed reserves..................       48         71         (119)         --         19        87         (106)          --
  Liabilities to group companies....      314        592         (906)         --         --       117         (117)          --
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total current liabilities.......    1,416      1,221       (1,038)      1,599      1,052       520         (498)       1,074
                                       ------     ------      -------      ------     ------      ----        -----       ------

Long Term Liabilities:
  Deferred items....................       57         12           29          98         12        --           41           53
  Long term liabilities.............      533         --         (533)         --        403        --         (403)          --
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total long term liabilities.....      590         12         (504)         98        415        --         (362)          53
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total Liabilities...............    2,006      1,233       (1,542)      1,697      1,467       520         (860)       1,127
                                       ------     ------      -------      ------     ------      ----        -----       ------

STOCKHOLDERS' EQUITY:
  Share capital.....................      118        281         (387)         12        123        49         (160)          12
  Legal and share premium reserve...       59          9          224         292         62         7          230          299
  Foreign translation adjustment....       --         13          (18)         (5)        --        --           --           --
  Minority interest.................       --         --          119         119         --        --           --           --
  Accumulated earnings (deficit)....    1,176         14          (28)      1,162      1,139         8           11        1,158
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total stockholders' equity......    1,353        317          (92)      1,578      1,324        64           81        1,469
                                       ------     ------      -------      ------     ------      ----        -----       ------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY..........   $3,359     $1,550      $(1,634)     $3,275     $2,791      $584        $(779)      $2,596
                                       ======     ======      =======      ======     ======      ====        =====       ======

   The accompanying notes are an integral part of these financial statements.

                                    MOBITEC
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                             (Amounts in Thousands)

                                                          1999                                           1998
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
Net sales...........................  $10,907     $1,212      $(1,007)    $11,112    $10,101      $ 38         $38       $10,177
Cost of sales.......................    7,876        872         (922)      7,826      7,158        20         (33)        7,145
                                      -------     ------      -------     -------    -------      ----         ---       -------
    Gross profit....................    3,031        340          (85)      3,286      2,943        18          71         3,032
                                      -------     ------      -------     -------    -------      ----         ---       -------

Operating expenses:
  Selling, general and
    administrative..................    1,741        782          (65)      2,458      1,934       162          19         2,115
  Research and development..........      573         --           --         573        523        --          --           523
  Other.............................       44          1           --          45        (96)       --          --           (96)
                                      -------     ------      -------     -------    -------      ----         ---       -------
    Total operating expenses........    2,358        783          (65)      3,076      2,361       162          19         2,542
                                      -------     ------      -------     -------    -------      ----         ---       -------

  Operating income (loss)...........      673       (443)         (20)        210        582      (144)         52           490

Other income (expense)..............      (31)        12          (80)        (99)       (55)       67           6            18
Interest income (expense)...........      (27)         4           --         (23)       (13)       --          38            25
                                      -------     ------      -------     -------    -------      ----         ---       -------
    Total other income (expense) and
      interest income (expense).....      (58)        16          (80)       (122)       (68)       67          44            43
                                      -------     ------      -------     -------    -------      ----         ---       -------

  Income (loss) before income
    taxes...........................      615       (427)        (100)         88        514       (77)         96           533

Income tax expense..................      (37)        (4)          39          (2)       (21)      (20)         (3)          (44)
                                      -------     ------      -------     -------    -------      ----         ---       -------

  Net income (loss).................      578       (431)         (61)         86        493       (97)         93           489

Group contribution..................     (484)       439           45          --       (150)      150          --            --
                                      -------     ------      -------     -------    -------      ----         ---       -------

  Net income after group
    contribution....................  $    94     $    8      $   (16)    $    86    $   343      $ 53         $93       $   489
                                      =======     ======      =======     =======    =======      ====         ===       =======

   The accompanying notes are an integral part of these financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--ORGANIZATION

    The consolidated financial statements of Mobitec include the financial statements of Mobitec Holding AB and its subsidiaries (Mobitec AB, Mobitec Gmbh, Mobitec Australia Pty Ltd., and Mobitec Ltda). The financial statements of Mobitec AB have been audited by Ernst & Young and are summarized in the column labeled "Mobitec AB". The financial statements of Mobitec Holding AB and the other subsidiaries (Mobitec Gmbh, Mobitec Australia Pty Ltd., and Mobitec Ltda) are summarized in the column labeled "Mobitec Other". These financial statements have not been audited but are not material in relation to the consolidated amounts.

NOTE B--ADJUSTMENTS

    The adjustments reflected in the "Adjustments" column are those required to
(i) eliminate the intercompany investment and group receivables and payables,
(ii) eliminate the intercompany sales and purchases, expenses, and group contribution, and (iii) to make certain adjustments to convert the financial statements to US generally accepted accounting principles. The adjustments to convert to US generally accepted accounting principles are immaterial in amount for all periods presented.

                                                                    APPENDIX XII

                                    MOBITEC
                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2000 AND 1999

                             (Amounts in Thousands)

                                                          2000                                           1999
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........   $   73     $   90      $    --      $  163     $  219      $ 19        $  --       $  238
  Trade accounts receivable --
    net.............................    1,341        629         (394)      1,576      1,635        --         (440)       1,195
  Other receivables.................      126         46           --         172         97        --           65          162
  Receivables from group
    companies.......................      566        160         (726)         --         64        99         (163)          --
  Inventories.......................    1,086        394           --       1,480        914        --           --          914
  Prepaids and other current
    assets..........................       26         33           --          59        241        --           --          241
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total current assets............    3,218      1,352       (1,119)      3,451      3,170       118         (538)       2,750
  Property and equipment -- net.....      256         74          (43)        287        339        --          (33)         306
  Participation in group
    companies.......................      127         77         (204)         --         64        84         (148)          --
  Other assets......................       --        100           57         157         --        --          125          125
                                       ------     ------      -------      ------     ------      ----        -----       ------
    TOTAL ASSETS....................   $3,601     $1,603      $(1,310)     $3,894     $3,573      $202        $(594)      $3,181
                                       ======     ======      =======      ======     ======      ====        =====       ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit....................   $   --     $   --      $   456      $  456     $   --      $ --        $  --       $   --
  Accounts payable..................      722        371         (160)        933        702        --           79          781
  Accrued expenses..................      301        102           --         403        300       158           --          458
  Income tax payable................      128         34          (15)        147        123         1           --          124
  Other current liabilities.........       34         42           --          76         35        12           --           47
  Untaxed reserves..................       42         62         (104)         --         --        --           --           --
  Liabilities to group companies....       --        552         (552)         --         99        79         (178)          --
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total current liabilities.......    1,227      1,163         (374)      2,016      1,259       250          (99)       1,410
                                       ------     ------      -------      ------     ------      ----        -----       ------

Long Term Liabilities:
  Other liabilities.................      507        111         (435)        183         53         8          (22)          39
  Long term liabilities.............      394         --         (394)         --        440        --         (440)          --
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total long term liabilities.....      901        111         (829)        183        493         8         (462)          39
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total Liabilities...............    2,128      1,274       (1,203)      2,199      1,752       258         (561)       1,449
                                       ------     ------      -------      ------     ------      ----        -----       ------

STOCKHOLDERS' EQUITY:
  Share capital.....................      105        227         (322)         10        122        12         (122)          12
  Legal reserve.....................       52          2           85         139         61         2          113          176
  Foreign translation adjustment....       --         30           11          41         --        --           --           --
  Minority interest.................       --         --          160         160         --        --           --           --
  Accumulated earnings (deficit)....    1,316         70          (41)      1,345      1,638       (70)         (24)       1,544
                                       ------     ------      -------      ------     ------      ----        -----       ------
    Total stockholders' equity......    1,473        329         (107)      1,695      1,821       (56)         (33)       1,732
                                       ------     ------      -------      ------     ------      ----        -----       ------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY..........   $3,601     $1,603      $(1,310)     $3,894     $3,573      $202        $(594)      $3,181
                                       ======     ======      =======      ======     ======      ====        =====       ======

   The accompanying notes are an integral part of these financial statements.

                                     XII-1

                                    MOBITEC
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                             (Amounts in Thousands)

                                                          2000                                           1999
                                      --------------------------------------------   --------------------------------------------
                                      MOBITEC    MOBITEC                  MOBITEC    MOBITEC    MOBITEC                  MOBITEC
                                         AB       OTHER     ADJUSTMENTS    TOTAL        AB       OTHER     ADJUSTMENTS    TOTAL
                                      --------   --------   -----------   --------   --------   --------   -----------   --------
Net sales...........................   $7,616     $2,150      $(1,511)     $8,255     $8,190      $ 73        $(36)       $8,227
Cost of sales.......................    5,376      1,568       (1,478)      5,466      5,825        --          --         5,825
                                       ------     ------      -------      ------     ------      ----        ----        ------
    Gross profit....................    2,240        582          (33)      2,789      2,365        73         (36)        2,402
                                       ------     ------      -------      ------     ------      ----        ----        ------

Operating expenses:
  Selling, general and
    administrative..................    1,188        722          (47)      1,863      1,287       146         (22)        1,411
  Research and development..........      391         --           --         391        424        --          --           424
  Other.............................      (19)        --           --         (19)         1        --          --             1
                                       ------     ------      -------      ------     ------      ----        ----        ------
    Total operating expenses........    1,560        722          (47)      2,235      1,712       146         (22)        1,836
                                       ------     ------      -------      ------     ------      ----        ----        ------

  Operating income (loss)...........      680       (140)          14         554        653       (73)        (14)          566

Other income (expense)..............       12         --          (58)        (46)        --        --          --            --
Interest income (expense)...........      (33)        16           --         (17)       (27)       --          --           (27)
                                       ------     ------      -------      ------     ------      ----        ----        ------
    Total other income (expense) and
      interest income (expense).....      (21)        16          (58)        (63)       (27)       --          --           (27)
                                       ------     ------      -------      ------     ------      ----        ----        ------

  Income (loss) before income
    taxes...........................      659       (124)         (44)        491        626       (73)        (14)          539

Income tax expense..................     (139)       (36)           4        (171)      (116)       --          10          (106)
                                       ------     ------      -------      ------     ------      ----        ----        ------

  Net income (loss).................      520       (160)         (40)        320        510       (73)         (4)          433

Group contribution..................     (224)       224           --          --         --        --          --            --
                                       ------     ------      -------      ------     ------      ----        ----        ------

  Net income (loss) after group
    contribution....................   $  296     $   64      $   (40)     $  320     $  510      $(73)       $ (4)       $  433
                                       ======     ======      =======      ======     ======      ====        ====        ======

   The accompanying notes are an integral part of these financial statements.

                                     XII-2

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--ORGANIZATION

    The consolidated financial statements of Mobitec include the financial statements of Mobitec Holding AB and its subsidiaries (Mobitec AB, Mobitec Gmbh, Mobitec Australia Pty Ltd., and Mobitec Ltda). The financial statements of Mobitec AB have been audited by Ernst & Young and are summarized in the column labeled "Mobitec AB". The financial statements of Mobitec Holding AB and the other subsidiaries (Mobitec Gmbh, Mobitec Australia Pty Ltd., and Mobitec Ltda) are summarized in the column labeled "Mobitec Other". These financial statements have not been audited but are not material in relation to the consolidated amounts.

NOTE B--ADJUSTMENTS

    The adjustments reflected in the "Adjustments" column are those required to
(i) eliminate the intercompany investment and group receivables and payables,
(ii) eliminate the intercompany sales and purchases, expenses, and group contribution, and (iii) to make certain adjustments to convert the financial statements to US generally accepted accounting principles. The adjustments to convert to US generally accepted accounting principles are immaterial in amount for all periods presented.

                                     XII-3

                                                                   APPENDIX XIII

                            DIGITAL RECORDERS, INC.
             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

              (Amounts in Thousands Except Per Share Information)
                                  (Unaudited)

                                                                      PRO FORMA
                                              DIGITAL     MOBITEC    ADJUSTMENTS     NOTE      COMBINED
                                             ----------   --------   -----------   --------   ----------
Net sales..................................  $   22,441   $11,112       $  --                 $   33,553
Cost of sales..............................      14,555     7,826          --                     22,381
                                             ----------   -------       -----                 ----------
    Gross profit...........................       7,886     3,286          --                     11,172
                                             ----------   -------       -----                 ----------

Operating expenses:
  Selling, general and administrative......       6,303     2,458         406         B1           9,167
  Research and development.................       1,866       573          --                      2,439
  Other....................................          --        45          --                         45
                                             ----------   -------       -----                 ----------
    Total operating expenses...............       8,169     3,076         406                     11,651
                                             ----------   -------       -----                 ----------

    Operating income (loss)................        (283)      210        (406)                      (479)
                                             ----------   -------       -----                 ----------

Other expense..............................         (19)      (99)         --                       (118)
Interest expense...........................        (167)      (23)       (514)        B2            (704)
                                             ----------   -------       -----                 ----------
    Total other expense and interest
      expense..............................        (186)     (122)       (514)                      (822)
                                             ----------   -------       -----                 ----------

  Income (loss) before income taxes........        (469)       88        (920)                    (1,301)

Income tax expense.........................          --        (2)         --                         (2)
                                             ----------   -------       -----                 ----------

  Income (loss) before change in accounting
    principle..............................        (469)       86        (920)                    (1,303)

Less: Cumulative effect of change in
  accounting principle.....................         136        --          --                        136
                                             ----------   -------       -----                 ----------

  Net income (loss)........................        (605)       86        (920)                    (1,439)

Preferred stock dividend requirements......        (172)       --          --                       (172)
                                             ----------   -------       -----                 ----------

  Net income (loss) applicable to common
    shareholders...........................  $     (777)  $    86       $(920)                $   (1,611)
                                             ==========   =======       =====                 ==========

Earnings per share:
  Loss before cumulative effect of change
    in accounting principle................  $    (0.20)                                      $    (0.35)
  Cumulative effect of change in accounting
    principle..............................       (0.04)                                           (0.04)
                                             ----------                                       ----------
  Total basic and diluted net loss per
    share..................................  $    (0.24)                                      $    (0.39)
                                             ==========                                       ==========
  Weighted average number of common shares
    and common equivalent shares
    outstanding............................   3,274,075                                        3,704,075
                                             ==========                                       ==========

   The accompanying notes are an integral part of these financial statements.

                                     XIII-1

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--ACQUISITION:

    On December 7, 2000, Digital Recorders, Inc. ("Digital") and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), entered into an Option Agreement with Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist (collectively, the "Offerors"), pursuant to which the Offerors granted to Digital and DRI-Europa an irrevocable right of option to purchase from the Offerors all of the 100,000 outstanding shares of Mobitec Holding AB, pursuant to a Stock Purchase Agreement. The option may be exercised such that either DRI-Europa, solely or DRI-Europa and Digital, jointly will be the Purchaser under the Stock Purchase Agreement. The Stock Purchase Agreement, which will be executed after exercise of one of the options, provides for the purchase of the Offerors' shares of Mobitec Holding AB for an aggregate consideration of (i) $4,250,000 in cash, (ii) seller financed debt to the Bodin Sellers of $2,000,000, (iii) 430,000 Restricted Shares of the Digital's Common Stock, and (iv) warrants to purchase in the aggregate of 100,000 shares of Digital's Common Stock at an exercise price of $4.00 per share for a period of 5 years.

NOTE B--PRO FORMA ADJUSTMENTS:

    (1) Represents the amortization of recorded goodwill over an estimated life of 15 years.

    (2) Represents the interest expense for the year associated with the issuance of the convertible debentures of $3,000,000 (8%), the seller financed notes of $2,000,000 (9%) and the borrowings in connection with the Svenska Handelsbanken AB term loan of $1,750,000 (5.35%).

                                     XIII-2

                                                                    APPENDIX XIV

                            DIGITAL RECORDERS, INC.
             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000

              (Amounts in Thousands Except Per Share Information)
                                  (Unaudited)

                                                                       PRO FORMA
                                               DIGITAL     MOBITEC    ADJUSTMENTS     NOTE      COMBINED
                                              ----------   --------   -----------   --------   ----------
Net sales...................................  $   20,387    $8,255       $  --                 $   28,642
Cost of sales...............................      12,757     5,466          --                     18,223
                                              ----------    ------       -----                 ----------
    Gross profit............................       7,630     2,789          --                     10,419
                                              ----------    ------       -----                 ----------

Operating expenses:
  Selling, general and administrative.......       5,961     1,863         305        B-1           8,129
  Research and development..................       1,735       391          --                      2,126
  Other.....................................          --       (19)         --                        (19)
                                              ----------    ------       -----                 ----------
    Total operating expenses................       7,696     2,235         305                     10,236
                                              ----------    ------       -----                 ----------
    Operating income (loss).................         (66)      554        (305)                       183
                                              ----------    ------       -----                 ----------

Other expense...............................          (9)      (46)         --                        (55)
Interest expense............................        (358)      (17)       (385)       B-2            (760)
                                              ----------    ------       -----                 ----------
    Total other expense and interest
      expense...............................        (367)      (63)       (385)                      (815)
                                              ----------    ------       -----                 ----------

  Income (loss) before income taxes.........        (433)      491        (690)                      (632)

Income tax expense..........................          --      (171)         --                       (171)
                                              ----------    ------       -----                 ----------

  Net income (loss).........................        (433)      320        (690)                      (803)

Preferred stock dividend requirements.......        (133)       --          --                       (133)
                                              ----------    ------       -----                 ----------

  Net income (loss) applicable to common
    shareholders............................  $     (566)   $  320       $(690)                $     (936)
                                              ==========    ======       =====                 ==========

Earnings per share:
  Net loss per share -- basic and diluted...  $    (0.17)                                      $    (0.25)
                                              ==========                                       ==========
  Weighted average number of common shares
    and common equivalent shares
    outstanding.............................   3,274,075                                        3,704,075
                                              ==========                                       ==========

   The accompanying notes are an integral part of these financial statements.

                                     XIV-1

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--ACQUISITION:

    On December 7, 2000, Digital Recorders, Inc. ("Digital") and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), entered into an Option Agreement with Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist (collectively, the "Offerors"), pursuant to which the Offerors granted to Digital and DRI-Europa an irrevocable right of option to purchase from the Offerors all of the 100,000 outstanding shares of Mobitec Holding AB, pursuant to a Stock Purchase Agreement. The option may be exercised such that either DRI-Europa, solely or DRI-Europa and Digital, jointly will be the Purchaser under the Stock Purchase Agreement. The Stock Purchase Agreement, which will be executed after exercise of one of the options, provides for the purchase of the Offerors' shares of Mobitec Holding AB for an aggregate consideration of (i) $4,250,000 in cash, (ii) seller financed debt to the Bodin Sellers of $2,000,000, (iii) 430,000 Restricted Shares of the Digital's Common Stock, and (iv) warrants to purchase in the aggregate of 100,000 shares of Digital's Common Stock at an exercise price of $4.00 per share for a period of 5 years.

NOTE B--PRO FORMA ADJUSTMENTS:

    (1) Represents the amortization of recorded goodwill over an estimated life of 15 years.

    (2) Represents the interest expense for the nine month period associated with the issuance of the convertible debentures of $3,000,000 (8%), the seller financed notes of $2,000,000 (9%) and the borrowings in connection with the Svenska Handelsbanken AB term loan of $1,750,000 (5.35%).

                                     XIV-2

                                                                     APPENDIX XV

                            DIGITAL RECORDERS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (Amounts in Thousands)
                                  (Unaudited)

                                                                         PRO FORMA
                                                  DIGITAL    MOBITEC    ADJUSTMENTS     NOTE     COMBINED
                                                  --------   --------   -----------   --------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................  $   104     $  163      $   250      B1        $   517
  Trade accounts receivable -- net..............    6,832      1,576           --                  8,408
  Other receivables.............................       52        172           --                    224
  Inventories...................................    5,818      1,480           --                  7,298
  Prepaids and other current assets.............      567         59           --                    626
                                                  -------     ------      -------        --      -------
    Total current assets........................   13,373      3,451          250                 17,074
  Property and equipment -- net.................      593        287           --                    880
  Goodwill -- net...............................    1,108         --        6,095      B2          7,203
  Intangible assets -- net......................       84         --           --                     84
  Deferred taxes................................      122         --           --                    122
  Other assets..................................      245        157           --                    402
                                                  -------     ------      -------                -------
    TOTAL ASSETS................................  $15,525     $3,894      $ 6,345                $25,764
                                                  =======     ======      =======                =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit and current maturities.........  $ 4,720     $  456      $   350      B3        $ 5,526
  Accounts payable..............................    4,543        933           --                  5,476
  Accrued expenses..............................      707        403           --                  1,110
  Income tax payable............................       --        147           --                    147
  Other current liabilities.....................       --         76           --                     76
  Preferred stock dividends payable.............       88         --           --                     88
                                                  -------     ------      -------                -------
    Total current liabilities...................   10,058      2,016          350                 12,424
Long Term Liabilities:
  Other liabilities.............................       --        183           --                    183
  Long term liabilities.........................       --         --        6,400      B3          6,400
                                                  -------     ------      -------                -------
    Total long term liabilities.................       --        183        6,400                  6,583
                                                  -------     ------      -------                -------
    Total Liabilities...........................   10,058      2,199        6,750                 19,007
                                                  -------     ------      -------                -------
Series AAA Redeemable, Convertible, Nonvoting
  Preferred Stock...............................    1,770         --           --                  1,770
                                                  -------     ------      -------                -------
STOCKHOLDERS' EQUITY:
  Share capital.................................       --         10          (10)     B2             --
  Legal reserve.................................       --        139         (139)     B2             --
  Common stock..................................      327         --           43      B4            370
  Additional paid-in-capital....................   11,202         --        1,247      B4         12,449
  Accumulated other comprehensive income
    (loss)......................................     (353)        41          (41)     B2           (353)
  Minority interest.............................       --        160         (160)     B2             --
  Accumulated earnings (deficit)................   (7,479)     1,345       (1,345)     B2         (7,479)
                                                  -------     ------      -------                -------
    Total stockholders' equity..................    3,697      1,695         (405)                 4,987
                                                  -------     ------      -------                -------
    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY....................................  $15,525     $3,894      $ 6,345                $25,764
                                                  =======     ======      =======                =======

   The accompanying notes are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A--ACQUISITION:

    On December 7, 2000, Digital Recorders, Inc. ("Digital") and its wholly-owned subsidiary, DRI Europa AB ("DRI Europa"), entered into an Option Agreement with Bengt Bodin, Annacarin Bodin, Mattias Bodin, Tobias Bodin and Bertil Lindqvist (collectively, the "Offerors"), pursuant to which the Offerors granted to Digital and DRI-Europa an irrevocable right of option to purchase from the Offerors all of the 100,000 outstanding shares of Mobitec Holding AB, pursuant to a Stock Purchase Agreement. The option may be exercised such that either DRI-Europa, solely or DRI-Europa and Digital, jointly will be the Purchaser under the Stock Purchase Agreement. The Stock Purchase Agreement, which will be executed after exercise of one of the options, provides for the purchase of the Offerors' shares of Mobitec Holding AB for an aggregate consideration of (i) $4,250,000 in cash, (ii) seller financed debt to the Bodin Sellers of $2,000,000, (iii) 430,000 Restricted Shares of the Digital's Common Stock, and (iv) warrants to purchase in the aggregate of 100,000 shares of Digital's Common Stock at an exercise price of $4.00 per share for a period of 5 years.

NOTE B--PRO FORMA ADJUSTMENTS:

    (1) Represents the cash received from (i) the issuance of $3,000,000 of convertible debentures which are convertible to up to 1,500,000 shares of the Company's common stock, which funds will be used to fund part of the Stock Purchase Agreement, and (ii) the borrowing of $1,750,000 from Svenska Handelsbanken AB, less (i) the cash consideration of $4,250,000 paid as part of the Acquisition and (ii) $250,000 in professional fees related to the Acquisition.

    (2) Represents the goodwill recorded in connection with the Acquisition for the amount of the purchase price paid in excess of the fair value of Mobitec's net assets and to record the elimination of Mobitec's stockholders' equity.

    (3) Represents the borrowings incurred related to the financing of the Acquisition of (i) $3,000,000 of convertible debentures which are convertible into up to 1,500,000 shares of the Company's common stock, and (ii) $1,750,000 in a term loan from Svenska Handelsbanken AB, and
       (iii) $2,000,000 in seller financed debt issued to the Bodin Sellers. All borrowings are reflected as long-term obligations except for $350,000 of the term loan which is due within one year.

    (4) Represents the issuance of 430,000 Restricted Shares of the Company's common stock at a value of $3.00 as part of the consideration for the Acquisition.

                                      XV-2